EXHIBIT 10.1

                          FIFTH AMENDED AND RESTATED

                   REVOLVING CREDIT AND TERM LOAN AGREEMENT

                           dated as of June 12, 1989
                   amended and restated as of April 9, 1990
             and further amended and restated as of June 23, 1994
             and further amended and restated as of July 23, 1997
            and further amended and restated as of November 7, 1997
           and further amended and restated as of February 10, 1999

                                     among

                        RUSSELL-STANLEY HOLDINGS, INC.

                             RUSSELL-STANLEY CORP.

                             RUSSELL-STANLEY, INC.

                                 RSLPCO, INC.

                             RUSSELL-STANLEY, L.P.
                     CONTAINER MANAGEMENT SERVICES, INC.

                        NEW ENGLAND CONTAINER CO., INC.

                             HUNTER DRUMS LIMITED

                                      and

                               BANKBOSTON, N.A.

                     CERTAIN OTHER FINANCIAL INSTITUTIONS

                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT

                                      and
           GOLDMAN SACHS CREDIT PARTNERS L.P., AS SYNDICATION AGENT

                                     with

          BANCBOSTON ROBERTSON STEPHENS INC. AND GOLDMAN SACHS CREDIT

                    PARTNERS L.P. HAVING ACTED AS ARRANGERS



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                               TABLE OF CONTENTS


1.  DEFINITIONS AND RULES OF INTERPRETATION.  . . . . . . . . . . . . . .    3
     1.1  Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . .    3
     1.2  Rules of Interpretation.  . . . . . . . . . . . . . . . . . . .   27

2.  THE REVOLVING CREDIT LOANS. . . . . . . . . . . . . . . . . . . . . .   28
     2.1  Commitments to Lend.  . . . . . . . . . . . . . . . . . . . . .   28
     2.2  Commitment Fee.   . . . . . . . . . . . . . . . . . . . . . . .   30
     2.3  Reduction of Total Revolving Credit Commitment  . . . . . . . .   30
     2.4  Evidence of Revolving Credit Loans.   . . . . . . . . . . . . .   31
     2.5  Interest on Revolving Credit Loans.   . . . . . . . . . . . . .   32
     2.6  Requests for Revolving Credit Loans.  . . . . . . . . . . . . .   33
     2.7  Conversion Options.   . . . . . . . . . . . . . . . . . . . . .   34
          2.7.1  Conversion to Different Type of Revolving Credit Loan.     34
          2.7.2  Continuation of Type of Revolving Credit Loan.   . . . .   34
          2.7.3  Eurodollar Rate Loans.   . . . . . . . . . . . . . . . .   35
     2.8  Funds for Domestic Revolver Loans.  . . . . . . . . . . . . . .   35
          2.8.1  Funding Procedures.  . . . . . . . . . . . . . . . . . .   35
          2.8.2  Advances by Agent.   . . . . . . . . . . . . . . . . . .   35
     2.9  Funding Procedures for Hunter Revolver Loans.   . . . . . . . .   36
     2.10 Fronting Provisions.  . . . . . . . . . . . . . . . . . . . . .   36
          2.10.1  Application of Interest Payments for Hunter Revolver
                  Loans.  . . . . . . . . . . . . . . . . . . . . . . . .   36
          2.10.2  Payments to Hunter Fronting Bank.   . . . . . . . . . .   37
          2.10.3  Currency Conversions and Contingent Funding Agreement.    37
          2.10.4  Resignation of Hunter Fronting Bank.  . . . . . . . . .   40

2A.  THE SWING LINE.  . . . . . . . . . . . . . . . . . . . . . . . . . .   41
     2A.1  The Swing Line Loans   . . . . . . . . . . . . . . . . . . . .   41
     2A.2  Notice of Borrowing  . . . . . . . . . . . . . . . . . . . . .   41
     2A.3  Interest on Swing Line Loans   . . . . . . . . . . . . . . . .   42
     2A.4  Repayment of Swing Line Loans  . . . . . . . . . . . . . . . .   42
     2A.5  The Swing Line Note  . . . . . . . . . . . . . . . . . . . . .   43

2B.  BANKERS' ACCEPTANCES   . . . . . . . . . . . . . . . . . . . . . . .   44
     2B.1.  Acceptance and Purchase   . . . . . . . . . . . . . . . . . .   44
     2B.2.  Refunding Bankers' Acceptances  . . . . . . . . . . . . . . .   47
     2B.3.  Acceptance Fee  . . . . . . . . . . . . . . . . . . . . . . .   48
     2B.4.  Circumstances Making Bankers' Acceptances Unavailable   . . .   48
     2B.5   Cash Payments with respect to Outstanding Bankers'
            Acceptances . . . . . . . . . . . . . . . . . . . . . . . . .   48

3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.  . . . . . . . . . . . . . .   49
     3.1  Maturity.   . . . . . . . . . . . . . . . . . . . . . . . . . .   49
     3.2  Mandatory Repayments of Revolving Credit Loans.   . . . . . . .   50

                                    - ii -


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     3.3  Optional Repayments of Revolving Credit Loans.  . . . . . . . .   50
     3.4  Pro Rata Treatment of Revolving Credit Loans.   . . . . . . . .   51

4.  TERM LOAN.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
     4.1  Commitments to Lend.  . . . . . . . . . . . . . . . . . . . . .   51
     4.2  The Term Notes.   . . . . . . . . . . . . . . . . . . . . . . .   51
     4.3  Schedule of Installment Payments of Principal of Term Loan.   .   52
     4.4  Interest Rates.   . . . . . . . . . . . . . . . . . . . . . . .   52

5.  ADDITIONAL PROVISIONS RELATING TO THE TERM LOAN . . . . . . . . . . .   52
     5.1  Mandatory Repayments of the Term Loan.  . . . . . . . . . . . .   52
     5.2  Optional Prepayment of the Term Loan.   . . . . . . . . . . . .   54

6.  LETTERS OF CREDIT.  . . . . . . . . . . . . . . . . . . . . . . . . .   55
     6.1  Letter of Credit Commitments.   . . . . . . . . . . . . . . . .   55
          6.1.1  Commitment to Issue Letters of Credit  . . . . . . . . .   55
          6.1.2  Letter of Credit Applications.   . . . . . . . . . . . .   56
          6.1.3  Terms of Letters of Credit.  . . . . . . . . . . . . . .   56
          6.1.4  Reimbursement Obligations of Lenders.  . . . . . . . . .   56
          6.1.5  Participations of Lenders.   . . . . . . . . . . . . . .   57
     6.2  Reimbursement Obligation of Domestic Borrowers.   . . . . . . .   57
     6.3  Letter of Credit Payments.  . . . . . . . . . . . . . . . . . .   58
     6.4  Obligations Absolute.   . . . . . . . . . . . . . . . . . . . .   58
     6.5  Reliance by Issuer.   . . . . . . . . . . . . . . . . . . . . .   59
     6.6  Letter of Credit Fee  . . . . . . . . . . . . . . . . . . . . .   59

7.  CERTAIN GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . .   60
     7.1  Closing Fee.  . . . . . . . . . . . . . . . . . . . . . . . . .   60
     7.2  Agent's Fee.    . . . . . . . . . . . . . . . . . . . . . . . .   60
     7.3  Funds for Payments.   . . . . . . . . . . . . . . . . . . . . .   60
          7.3.1  Payments to Agent.   . . . . . . . . . . . . . . . . . .   60
          7.3.2  No Offset, etc.  . . . . . . . . . . . . . . . . . . . .   60
          7.3.3  Currency of Payments   . . . . . . . . . . . . . . . . .   60
     7.4  Computations.   . . . . . . . . . . . . . . . . . . . . . . . .   62
     7.5  Inability to Determine Eurodollar Rate.   . . . . . . . . . . .   63
     7.6  Illegality.   . . . . . . . . . . . . . . . . . . . . . . . . .   63
     7.7  Additional Costs, etc.  . . . . . . . . . . . . . . . . . . . .   64
     7.8  Capital Adequacy.   . . . . . . . . . . . . . . . . . . . . . .   66
     7.9  Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . .   67
     7.10 Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . .   67
     7.11 Interest After Default.   . . . . . . . . . . . . . . . . . . .   67
          7.11.1  Interest After Default.   . . . . . . . . . . . . . . .   67
          7.11.2  Interest Limitation.  . . . . . . . . . . . . . . . . .   68
     7.12 Currency Fluctuations.  . . . . . . . . . . . . . . . . . . . .   68
     7.13 Change in Lending Office.   . . . . . . . . . . . . . . . . . .   69
     7.14 Replacement of Lenders.   . . . . . . . . . . . . . . . . . . .   69


                                    - iii -


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8.  COLLATERAL SECURITY AND GUARANTIES. . . . . . . . . . . . . . . . . .   70
     8.1  Security of Borrowers.  . . . . . . . . . . . . . . . . . . . .   70
     8.2  Guaranties and Security of Domestic Borrowers.  . . . . . . . .   70
     8.3  Collateral Notes.   . . . . . . . . . . . . . . . . . . . . . .   70

9.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . .   71
     9.1  Corporate Authority.  . . . . . . . . . . . . . . . . . . . . .   71
          9.1.1  Incorporation; Good Standing.  . . . . . . . . . . . . .   71
          9.1.2  Authorization.   . . . . . . . . . . . . . . . . . . . .   71
          9.1.3  Enforceability.  . . . . . . . . . . . . . . . . . . . .   72
     9.2  Governmental Approvals  . . . . . . . . . . . . . . . . . . . .   72
     9.3  Title to Properties; Leases   . . . . . . . . . . . . . . . . .   72
     9.4  Financial Statements; Projections   . . . . . . . . . . . . . .   73
          9.4.1  Financial Statements   . . . . . . . . . . . . . . . . .   73
          9.4.2  Projections  . . . . . . . . . . . . . . . . . . . . . .   73
     9.5  No Material Changes, etc  . . . . . . . . . . . . . . . . . . .   73
     9.6  Franchises, Patents, Copyrights, etc  . . . . . . . . . . . . .   73
     9.7  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . .   74
     9.8  Tax Status  . . . . . . . . . . . . . . . . . . . . . . . . . .   74
     9.9  No Event of Default   . . . . . . . . . . . . . . . . . . . . .   74
     9.10 Holding Company and Investment Company Acts   . . . . . . . . .   74
     9.11 Absence of Financing Statements, etc  . . . . . . . . . . . . .   74
     9.12 Perfection of Security Interest   . . . . . . . . . . . . . . .   74
     9.13 Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . .   75
          9.13.1  In General  . . . . . . . . . . . . . . . . . . . . . .   75
          9.13.2  Guaranteed Pension Plans  . . . . . . . . . . . . . . .   75
          9.13.3  Multiemployer Plans   . . . . . . . . . . . . . . . . .   76
     9.14 Regulations U and X   . . . . . . . . . . . . . . . . . . . . .   76
     9.15 Environmental Compliance  . . . . . . . . . . . . . . . . . . .   76
     9.16 Subsidiaries, etc   . . . . . . . . . . . . . . . . . . . . . .   78
     9.17 Chief Executive Offices   . . . . . . . . . . . . . . . . . . .   79
     9.18 Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . .   79
     9.19 Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . .   79
     9.20 Fair Labor Standards Act  . . . . . . . . . . . . . . . . . . .   79
     9.21 Status of Loans as Senior Debt  . . . . . . . . . . . . . . . .   79
     9.22 No Other Senior Debt  . . . . . . . . . . . . . . . . . . . . .   79
     9.23 Delivery of Certain Documents   . . . . . . . . . . . . . . . .   80
     9.24 Year 2000 Problem   . . . . . . . . . . . . . . . . . . . . . .   80
     9.25 Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . .   80

10.  AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . .   80
     10.1 Punctual Payment  . . . . . . . . . . . . . . . . . . . . . . .   81
     10.2 Maintenance of Office   . . . . . . . . . . . . . . . . . . . .   81
     10.3 Records and Accounts  . . . . . . . . . . . . . . . . . . . . .   81
     10.4 Financial Statements, Certificates and Information  . . . . . .   81
     10.5 Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
          10.5.1  Defaults  . . . . . . . . . . . . . . . . . . . . . . .   82

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          10.5.2  Environmental Events  . . . . . . . . . . . . . . . . .   82
          10.5.3  Notification of Claim against Collateral  . . . . . . .   83
          10.5.4  Notice of Litigation and Judgments  . . . . . . . . . .   83
     10.6 Corporate Existence   . . . . . . . . . . . . . . . . . . . . .   83
     10.7 Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . .   84
     10.8 Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
     10.9 Inspection of Properties and Books, etc   . . . . . . . . . . .   84
          10.9.1  General   . . . . . . . . . . . . . . . . . . . . . . .   84
          10.9.2  Appraisals  . . . . . . . . . . . . . . . . . . . . . .   85
          10.9.3  Environmental Assessments   . . . . . . . . . . . . . .   86
          10.9.4  Communications with Accountants   . . . . . . . . . . .   86
     10.10 Compliance with Laws, Licenses, and Permits  . . . . . . . . .   87
     10.11 Employee Benefit Plans   . . . . . . . . . . . . . . . . . . .   87
     10.12 Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . .   87
     10.13 Additional Mortgaged Property  . . . . . . . . . . . . . . . .   88
     10.14 Reserves   . . . . . . . . . . . . . . . . . . . . . . . . . .   88
     10.15 Certain Transactions   . . . . . . . . . . . . . . . . . . . .   88
     10.16 Further Assurances   . . . . . . . . . . . . . . . . . . . . .   89

11.  CERTAIN NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . .   89
     11.1  Restrictions on Indebtedness   . . . . . . . . . . . . . . . .   89
     11.2  Restrictions on Liens  . . . . . . . . . . . . . . . . . . . .   91
     11.3  Restrictions on Investments  . . . . . . . . . . . . . . . . .   93
     11.4  Distributions  . . . . . . . . . . . . . . . . . . . . . . . .   94
     11.5  Merger, Consolidation and Disposition of Assets  . . . . . . .   95
           11.5.1   Mergers and Acquisitions  . . . . . . . . . . . . . .   95
           11.5.2  Disposition of Assets  . . . . . . . . . . . . . . . .   96
     11.6  Sale and Leaseback   . . . . . . . . . . . . . . . . . . . . .   97
     11.7  Compliance with Environmental Laws   . . . . . . . . . . . . .   97
     11.8  Employee Benefit Plans   . . . . . . . . . . . . . . . . . . .   97
     11.9  Change of Location   . . . . . . . . . . . . . . . . . . . . .   98
     11.10 Change of Fiscal Year  . . . . . . . . . . . . . . . . . . . .   98
     11.11 Payments to Shareholders   . . . . . . . . . . . . . . . . . .   98
     11.12 Change of Corporate Name   . . . . . . . . . . . . . . . . . .   99
     11.13 Change in Terms of Capital Stock   . . . . . . . . . . . . . .   99
     11.14 Limitation on Issuance of Shares of Subsidiaries; Disposition
           of Shares and Indebtedness of Subsidiaries . . . . . . . . . .   99
     11.15 Senior Subordinated Debt   . . . . . . . . . . . . . . . . . .  100
     11.16 Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . .  100

12.  FINANCIAL COVENANTS OF THE BORROWERS . . . . . . . . . . . . . . . .  100
     12.1  Minimum Interest Coverage  . . . . . . . . . . . . . . . . . .  101
     12.2  Maximum Senior Leverage Ratio  . . . . . . . . . . . . . . . .  101
     12.3  Maximum Capital Expenditures   . . . . . . . . . . . . . . . .  101

13.  CLOSING CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . .  102
     13.1  Loan Documents   . . . . . . . . . . . . . . . . . . . . . . .  102

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     13.2  Senior Subordinated Debt Documents   . . . . . . . . . . . . .  102
     13.3  Certified Copies of Charter Documents  . . . . . . . . . . . .  103
     13.4  Corporate Action   . . . . . . . . . . . . . . . . . . . . . .  103
     13.5  Incumbency Certificate   . . . . . . . . . . . . . . . . . . .  103
     13.6  Validity of Liens  . . . . . . . . . . . . . . . . . . . . . .  103
     13.7  Perfection Certificates and UCC Search Results   . . . . . . .  103
     13.8  Title Insurance  . . . . . . . . . . . . . . . . . . . . . . .  104
     13.9  Certificates of Insurance  . . . . . . . . . . . . . . . . . .  104
     13.10 Solvency Opinion   . . . . . . . . . . . . . . . . . . . . . .  104
     13.11 Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . .  104
     13.12 Payment of Fees  . . . . . . . . . . . . . . . . . . . . . . .  104
     13.13 Disbursement Instructions  . . . . . . . . . . . . . . . . . .  104
     13.14 Financial Position   . . . . . . . . . . . . . . . . . . . . .  104
     13.15 Leverage Ratio; Availability   . . . . . . . . . . . . . . . .  105
     13.16 No Adverse Changes   . . . . . . . . . . . . . . . . . . . . .  105
     13.17 No Litigation  . . . . . . . . . . . . . . . . . . . . . . . .  105
     13.18 Senior Subordinated Debt   . . . . . . . . . . . . . . . . . .  105
     13.19 Proceedings and Documents  . . . . . . . . . . . . . . . . . .  105
     13.20 Financial Markets  . . . . . . . . . . . . . . . . . . . . . .  105

14.  CONDITIONS TO ALL BORROWINGS . . . . . . . . . . . . . . . . . . . .  106
     14.1  Representations True; No Event of Default  . . . . . . . . . .  106

15.  EVENTS OF DEFAULT; ACCELERATION; ETC.  . . . . . . . . . . . . . . .  106
     15.1  Events of Default and Acceleration   . . . . . . . . . . . . .  106
     15.2  Termination of Commitments   . . . . . . . . . . . . . . . . .  109
     15.3  Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . .  110
     15.4  Distribution of Collateral Proceeds  . . . . . . . . . . . . .  110
     15.5  Term Loan Premium  . . . . . . . . . . . . . . . . . . . . . .  111

16.  SETOFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111

17.  THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
     17.1  Authorization  . . . . . . . . . . . . . . . . . . . . . . . .  112
     17.2  Employees and Agents   . . . . . . . . . . . . . . . . . . . .  113
     17.3  No Liability   . . . . . . . . . . . . . . . . . . . . . . . .  113
     17.4  No Representations   . . . . . . . . . . . . . . . . . . . . .  113
     17.5  Payments   . . . . . . . . . . . . . . . . . . . . . . . . . .  114
           17.5.1   Payments to Agent   . . . . . . . . . . . . . . . . .  114
           17.5.2   Distribution by Agent   . . . . . . . . . . . . . . .  114
           17.5.3   Delinquent Lenders  . . . . . . . . . . . . . . . . .  114
     17.6  Holders of Notes   . . . . . . . . . . . . . . . . . . . . . .  115
     17.7  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . .  115
     17.8  Agent as Lender  . . . . . . . . . . . . . . . . . . . . . . .  115
     17.9  Resignation  . . . . . . . . . . . . . . . . . . . . . . . . .  116
     17.10 Notification of Defaults and Events of Default   . . . . . . .  116
     17.11 Duties in the Case of Enforcement  . . . . . . . . . . . . . .  116

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18.  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117

19.  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . .  117

20.  SURVIVAL OF COVENANTS, ETC.  . . . . . . . . . . . . . . . . . . . .  118

21.  ASSIGNMENT AND PARTICIPATION . . . . . . . . . . . . . . . . . . . .  119
     21.1  Conditions to Assignment by Lenders  . . . . . . . . . . . . .  119
     21.2  Certain Representations and Warranties; Limitations;
           Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . .  119
     21.3  Register   . . . . . . . . . . . . . . . . . . . . . . . . . .  121
     21.4  New Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .  121
     21.5  Participations   . . . . . . . . . . . . . . . . . . . . . . .  122
     21.6  Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . .  122
     21.7  Assignee or Participant Affiliated with the Borrowers  . . . .  123
     21.8  Miscellaneous Assignment Provisions  . . . . . . . . . . . . .  123
     21.9  Assignment by Borrowers  . . . . . . . . . . . . . . . . . . .  124

22.  NOTICES, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  124

23.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . .  125

24.  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  125

25.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  125

26.  ENTIRE AGREEMENT, ETC. . . . . . . . . . . . . . . . . . . . . . . .  125

27.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . .  125

28.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  . . . . . . . . . . . . . . . .  126

29.  GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
     29.1  Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . .  127
     29.2  Guaranteed Obligations   . . . . . . . . . . . . . . . . . . .  127
     29.3  Guaranty Absolute  . . . . . . . . . . . . . . . . . . . . . .  127
     29.4  Authorized Actions   . . . . . . . . . . . . . . . . . . . . .  128
     29.5  Effectiveness; Enforcement   . . . . . . . . . . . . . . . . .  129
     29.6  Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . .  129
     29.7  Subordination; Subrogation Rights  . . . . . . . . . . . . . .  130
     29.8  Concerning Joint and Several Liability of the Guarantors   . .  131
     29.9  New Guarantors   . . . . . . . . . . . . . . . . . . . . . . .  133

30.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .  134

31.  WITHHOLDING TAXES  . . . . . . . . . . . . . . . . . . . . . . . . .  134

32.  JOINT AND SEVERAL LIABILITY; LIMITATION OF LIABILITY . . . . . . . .  137

33.  PARI PASSU TREATMENT.  . . . . . . . . . . . . . . . . . . . . . . .  137

34.  TRANSITIONAL ARRANGEMENTS  . . . . . . . . . . . . . . . . . . . . .  138
     34.1 Fourth Restated Credit Agreement Superseded   . . . . . . . . .  138
     34.2 Return and Cancellation of Notes  . . . . . . . . . . . . . . .  139
     34.3 Interest and Fees Under Superseded Agreement  . . . . . . . . .  139

                  FIFTH AMENDED AND RESTATED REVOLVING CREDIT
                            AND TERM LOAN AGREEMENT

          This FIFTH AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of February 10, 1999, by and among RUSSELL-STANLEY HOLDINGS, INC. (referred to herein as "Holdings" or a "Borrower"), a Delaware corporation having its principal place of business at 685 Route 202/206, Bridgewater, NJ 08807, RUSSELL-STANLEY CORP. (successor by merger to Vestar/R-S Holdings Corporation and referred to herein as "Russell-Stanley" or a "Borrower"), a New Jersey corporation having its principal place of business at 685 Route 202/206, Bridgewater, NJ 08807, RUSSELL-STANLEY, INC. (f/k/a Russell-Stanley Midwest, Inc., successor by merger to Russell-Stanley West, Inc., Russell-Stanley Southwest, Inc. and R-S Southwest Realty, Inc. and referred to herein as "RSI" or a "Borrower"), an Illinois corporation having its principal place of business at 685 Route 202/206, Bridgewater, NJ 08807, RSLPCO, INC., (referred to herein as "RSLPCO" or a "Borrower") a Delaware corporation having its principal place of business at 685 Route 202/206, Bridgewater, NJ 08807, RUSSELL-STANLEY, L.P. (referred to herein as "RSLP" or a "Borrower"), a Texas limited partnership having its principal place of business at 685 Route 202/206, Bridgewater, NJ 08807, CONTAINER MANAGEMENT SERVICES, INC. (successor by merger to CMS Acquisition, Inc. and referred to herein as "CMS" or a "Borrower"), a South Carolina corporation having its principal place of business at P.O. Box 1148, 1071 Holland Road, Simpsonville, SC 29681, NEW ENGLAND CONTAINER CO., INC., (referred to herein as "NEC" or a "Borrower"), a Rhode Island corporation having its principal place of business and 455 George Washington Highway, Smithfield, Rhode Island, HUNTER DRUMS LIMITED (successor by amalgamation to HDL Acquisition, Inc. and referred to herein as "Hunter" or a "Borrower"), an Ontario corporation having its principal place of business at 5420 N. Service Rd., Burlington, Ontario, Canada L7L 6C7, BANKBOSTON, N.A. (referred to herein as "BKB"), a national banking association, GOLDMAN SACHS CREDIT PARTNERS L.P. (referred to herein as "GSCP"), a Delaware limited partnership, the other lending institutions listed on Schedule 1 hereto (the "Lenders"), BKB as administrative agent for itself and such other lending institutions (the "Agent") and GSCP as syndication agent (the "Syndication Agent").

                             W I T N E S S E T H:

          WHEREAS, pursuant to a Revolving Credit Agreement dated as of June 12, 1989, as amended, by and among Vestar/R-S Holdings Corporation (predecessor by merger to Russell-Stanley) and The First National Bank of Boston (now known as BKB), individually and as agent, and MNC Commercial Corp. (the "Original Credit Agreement"), the lenders parties thereto provided financing to Russell-Stanley for the purposes described therein; and

          WHEREAS, pursuant to an Amended and Restated Revolving Credit Agreement dated as of April 9, 1990, by and among Russell-Stanley, The First National Bank of Boston (now known as BKB), individually and as agent, MNC Credit Corp., and Xerox Credit Corp. (the "First Restated Credit Agreement"), the lenders parties thereto restructured their financing arrangements with Russell-Stanley; and

          WHEREAS, pursuant to a Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 23, 1994, by and among Russell-Stanley, R-S Midwest, R-S Southwest, R-S Southwest Realty, R-S West, Inc., The First National Bank of Boston (now known as BKB), individually and as agent, and MNC Credit Corp. (the "Second Restated Credit Agreement"), the lenders parties thereto further restructured their financing arrangements with Russell-Stanley and provided additional financing to certain Subsidiaries of Russell-Stanley; and

          WHEREAS, pursuant to a Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 23, 1997, by and among Holdings, Russell-Stanley, R-S West, Inc., R-S Midwest, R-S Southwest, R-S Southwest Realty, CMS Acquisition, Inc. and HDL Acquisition, Inc., BKB (f/k/a The First National Bank of Boston), individually and as agent, New York Life Insurance Company, New York Life Insurance and Annuity Corporation and the other lenders party thereto (the "Third Restated Credit Agreement"), the lenders party thereto further restructured their financing arrangements with Russell-Stanley and provided additional financing; and

          WHEREAS, pursuant to a Fourth Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 7, 1997, by and among Holdings, Russell-Stanley, R-S West, Inc., R-S Midwest, R-S Southwest, R-S Southwest Realty, CMS, Hunter, BKB (f/k/a The First National Bank of Boston), individually and as agent, New York Life Insurance Company, New York Life Insurance and Annuity Corporation and the other lenders party thereto (the "Fourth Restated Credit Agreement"), the lenders party thereto further restructured their financing arrangements with Russell-Stanley and provided additional financing; and

          WHEREAS, Holdings and Russell-Stanley have requested that the Lenders parties hereto further restructure the financing arrangements with Holdings and its Subsidiaries in connection with the ongoing financing needs of the Borrowers and the issuance of $150,000,000 of Senior Subordinated Notes by Holdings; and

          WHEREAS, the Lenders are willing to restructure such financing arrangements with the Borrowers only on the terms and conditions set forth herein;

          NOW, THEREFORE, the Borrowers, the Lenders, the Agent and the Syndication Agent hereby agree that the Fourth Restated Credit Agreement shall be amended and restated in its entirety as set forth herein and shall remain in full force and effect only as provided herein.

                 1.  DEFINITIONS AND RULES OF INTERPRETATION.

          1.1  Definitions.

          The following terms shall have the meanings set forth in this
Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

          Acceptance Fee.  See Section 2B.3.

          Acquisitions. The CMS Acquisition, the Hunter Acquisition, the Smurfit Acquisition and the NEC Acquisition.

          Adjusted EBITDA. With respect to any Person for any period, the "Consolidated Net Income" (such term being used in this definition of Adjusted EBITDA as such term is defined in the Senior Subordinated Indenture) of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an "Asset Sale" (such term being used in this definition of Adjusted EBITDA as such term is defined in the Senior Subordinated Indenture), to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Subsidiaries for such period to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with "Capital Lease Obligations" (such term being used in this definition of Adjusted EBITDA as such term is defined in the Senior Subordinated Indenture), interest on guaranteed indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to "Hedging Obligations" (such term being used in this definition of Adjusted EBITDA as such term is defined in the Senior Subordinated Indenture)), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) fees and expenses paid to Vestar Capital Partners, Inc. or any of its Affiliates pursuant to the Vestar Management Agreement during such period in an aggregate amount not to exceed $1.0 million, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (5) charges classified and reflected as nonrecurring on the Closing Date and for any other such period, in each case, on Holdings' consolidated financial statements prepared in accordance with GAAP, provided that any non-recurring charges incurred in connection with any Acquisition or attempted acquisition of a majority interest in any Person (whether or not such acquisition actually closed) added to Consolidated Net Income pursuant to this clause (5) shall be limited to $8,000,000 in the aggregate; plus

          (6) amounts paid pursuant to the Buonanno Agreement (to the extent not already included in (7) below) during such period; plus

          (7) depreciation, amortization and other noncash expenses of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other noncash expenses were deducted in computing such Consolidated Net Income; minus

          (8) noncash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

          Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other noncash charges of, a Subsidiary of Holdings shall be added to Consolidated Net Income to compute Adjusted EBITDA of Holdings only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Holdings by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders. Notwithstanding anything in the Credit Agreement to the contrary, any term used in this definition of Adjusted EBITDA that is defined by reference to the Senior Subordinated Indenture (including, without limitation, "Consolidated Net Income," "Asset Sale," "Capital Lease Obligations" and "Hedging Obligations") shall have the meaning given to such term in the Senior Subordinated Indenture as in effect on the Closing Date and without giving any effect to any subsequent amendment, modification or supplement to the Senior Subordinated Indenture.

          Adjustment Date. The third Business Day following the receipt by the Agent and the Lenders of a Compliance Certificate delivered by Holdings pursuant to Section 10.4(c).

          Affiliate. Any Person that would be considered to be an affiliate of any of the Borrowers under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrowers were issuing securities.

          Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

          Agent.  BankBoston, N.A. acting as agent for the Lenders.

          Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

          Applicable Acceptance Fee Rate. At any time, the rate per annum equal to the Revolving Credit Loan Margin with respect to Eurodollar Rate Loans, notwithstanding whether any Eurodollar Rate Loans are outstanding or may be available on the applicable date of calculation.

          Applicable BA Discount Rate. With respect to any Bankers' Acceptance being purchased by a BA Lender on any Business Day, the average Bankers' Acceptance discount rate for Schedule I (Bank Act (Canada)) banks named in, and for the term and face amount of such Bankers' Acceptance as quoted on Reuters Service Page CDOR at or about 10:00 a.m. (Toronto, Ontario time) on such Business Day, or if for any reason such BA Lender shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain such CDOR discount rate for any reason, including without limitation, the inability or failure of such BA Lender to obtain sufficient bids or publications in accordance with the terms hereof, the "Applicable BA Discount Rate" shall be the rate calculated in the manner described above for the most recent business day that such rate is available until the circumstances giving rise to such inability no longer exist.

          Applicable Commitment Fee Rate. An annual percentage rate, equal to 0.5% per annum for the period from the Closing Date until the day immediately prior to the first Adjustment Date following March 31, 2000, and thereafter determined as of each Adjustment Date for each Rate Adjustment Period as follows:

          (a) the Applicable Commitment Fee Rate shall equal 1.0% per annum for such Rate Adjustment Period if the average daily Unused Commitment divided by the average daily Total Revolving Credit Commitment for the fiscal quarter ending immediately prior to such Adjustment Date is greater than or equal to 75%,

          (b) the Applicable Commitment Fee Rate shall equal 0.75% per annum for such Rate Adjustment Period if the average daily Unused Commitment divided by the average daily Total Revolving Credit Commitment for the fiscal quarter ending immediately prior to such Adjustment Date is greater than or equal to 50% but less than 75%,

          (c) the Applicable Commitment Fee Rate shall equal 0.5% per annum for such Rate Adjustment Period if the average daily Unused Commitment divided by the average daily Total Revolving Credit Commitment for the fiscal quarter ending immediately prior to such Adjustment Date is less than 50% and the ratio of Funded Debt as of the last day of such fiscal quarter to Adjusted EBITDA for the four consecutive fiscal quarters then ended is greater than or equal to 2.00:1.00, and

          (d) the Applicable Commitment Fee Rate shall equal 0.375% per annum for such Rate Adjustment Period if the average daily Unused Commitment divided by the average daily Total Revolving Credit Commitment for the fiscal quarter ending immediately prior to such Adjustment Date is less than 50% and the ratio of Funded Debt as of the last day of such fiscal quarter to Adjusted EBITDA for the four consecutive fiscal quarters then ended is less than 2.00:1.00.

          If the Borrowers shall fail to deliver any Compliance Certificate pursuant to Section 10.4(c) hereof, then for the period commencing on the Adjustment Date immediately following the date on which such Compliance Certificate is due, the Applicable Commitment Fee Rate shall be 1.0% per annum, such rate to be effective until the third Business Day following the date on which such Compliance Certificate is actually delivered.

          Arrangers.  BancBoston Robertson Stephens Inc. and GSCP.

          Assignment and Acceptance.  See Section 21.1.

          BA Discount Proceeds. With respect to any Bankers' Acceptance to be accepted and purchased by a BA Lender, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying (a) the face amount of such Bankers' Acceptance times (b) the quotient equal to (such quotient being rounded up or down to the nearest fifth decimal place and .000005 being rounded up) (i) one divided by (ii) the sum of (A) one plus (B) the product of (1) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance times (2) the quotient equal to (aa) the number of days remaining in the term of such Bankers' Acceptance divided by (bb) 365.

          BA Lenders.  See Section 2B.1.

          Balance Sheet Date.  December 31, 1997.

          Bankers' Acceptance. A bill of exchange denominated in Canadian Dollars drawn on, and accepted by, the Hunter Fronting Bank pursuant to
Section 2B hereof.

          Bankers' Acceptance Notice.  See Section 2B.1.

          Base Rate. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds

Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

          Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate or the Canadian Base Rate, as applicable, and any Swing Line Loan.

          BKB. BankBoston, N.A., a national banking association, in its individual capacity.

          Borrower(s). The Domestic Borrowers with respect to Domestic Loans and Letters of Credit, and Hunter with respect to the Hunter Revolver Loans and Bankers' Acceptances.

          Buonanno Agreement. A consulting, advisory or similar agreement to be entered into between Holdings and Vincent J. Buonanno providing for payments of fees in an aggregate amount not to exceed $1,000,000, plus expense reimbursement.

          Business Day. Any day on which banking institutions in Boston, Massachusetts, and New York, New York, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day and, in the case of the Hunter Revolver Loans and Bankers' Acceptances, also a day on which banking institutions in Toronto, Canada are open for the transaction of banking business.

          Calculation Date.  See Section 7.12(a).

          Canadian Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Hunter Fronting Bank as its "prime rate" for commercial loans in Canadian Dollars to borrowers in Canada (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Hunter Fronting Bank) plus a rate to be negotiated (but not to exceed one-half of one percent (1/2%)), and (b) one percent (1%) above the one-month acceptance rate quoted by the Hunter Fronting Bank at 10:00 a.m. (Toronto time) that appears on the Reuters Screen CDOR page on such day as its rate for acceptance in Canada.

          Canadian Dollars or C$. Dollars designated as lawful currency in Canada.

          Canadian Dollar Equivalent. With respect to an amount of Dollars on any date, the amount of Canadian Dollars that may be purchased with such amount of Dollars at the Exchange Rate with respect to Dollars on such date.

          Capital Assets. Fixed assets, both tangible (such as containers and container components, land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with Generally Accepted Accounting Principles.

          Capital Expenditures. Amounts paid or indebtedness incurred by the Borrowers or any of their Subsidiaries in connection with the purchase or lease by the Borrowers or any of their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles; provided however, that Capital Expenditures shall not include any expenditures made in order to effect any Acquisition or any Permitted Acquisitions.

          Capitalized Leases. Leases under which any of the Borrowers or any of their Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with Generally Accepted Accounting Principles.

          Capitalized Lease Obligation. At any time, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on the balance sheet of the lessee or obligor in accordance with Generally Accepted Accounting Principles.

          CERCLA.  See Section 9.15.

          Change in Law.  See Section 7.7(a).

          Closing Date.  The first date on which the conditions set forth in
Section 13 have been satisfied, this Credit Agreement shall become effective, the outstanding loans, letters of credit and bankers' acceptances, if any, under the Fourth Restated Credit Agreement shall be repaid or converted to Loans, Letters of Credit and Bankers' Acceptances hereunder, and any Loans may be made, Letters of Credit may be issued and Bankers' Acceptances may be accepted and/or purchased from the Borrowers hereunder.

          CMS.  See preamble.

          CMS Acquisition. The acquisition by CMS Acquisition, Inc., a wholly-owned subsidiary of Holdings, of all the outstanding shares of Container Management Services, Inc. pursuant to the terms of the CMS Purchase Agreement.

          CMS Purchase Agreement. The Stock Purchase Agreement among Mark E. Daniels, R.E. Daniels, Mark E. Daniels Irrevocable Family Trust, R.E. Daniels Irrevocable Family Trust, Container Management Services, Inc. and
Russell-Stanley dated as of July 1, 1997, in the form delivered to the Agent.

          CMS Trademark Assignment. The Trademark Collateral Security and Pledge Agreement, dated as of the closing date of the Third Restated Credit Agreement, made by CMS in favor of the Agent, as amended as of the Closing Date.

          Code.  The Internal Revenue Code of 1986, as amended.

          Collateral. All of the property, rights and interests of Holdings and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

          Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1 hereto.

          Common Stock. The Common Stock of Russell-Stanley, par value $0.01 per share.

          Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of Holdings and its Subsidiaries, consolidated in accordance with Generally Accepted Accounting Principles.

          Conversion Request. A notice given by a Borrower to the Agent of such Borrower's election to convert or continue a Loan in accordance with
Section 2.7.

          Credit Agreement. This Fifth Amended and Restated Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

          Default.  See Section 15.1.

          Delinquent Lender.  See Section 17.5.3.

          Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

          Dollar Equivalent. With respect to an amount of Canadian Dollars on any date, the amount of Dollars that may be purchased with such amount of

Canadian Dollars at the Exchange Rate with respect to Canadian Dollars on such date.

          Dollars or $. Dollars in lawful currency of the United States of America.

          Domestic Borrowers. Holdings, Russell-Stanley, RSI, RSLPCO, RSLP, CMS and NEC.

          Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

          Domestic Loans.  Domestic Revolver Loans and Term Loans.

          Domestic Revolver Loan Request.  See Section 2.6(a).

          Domestic Revolver Loans. Revolving Credit Loans made or to be made by the Lenders to the Domestic Borrowers pursuant to Section 2.1(a).

          Domestic Security Agreement. The Fourth Amended and Restated Security Agreement, dated as of the Closing Date, by and among the Domestic Borrowers and the Agent.

          Domestic Subsidiary. Any Subsidiary organized under the laws of the United States, or any State thereof or the District of Columbia.

          Drawdown Date. The date on which any Revolving Credit Loan, Swing Line Loan or any Term Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with
Section 2.7, and the date on which any Bankers' Acceptance is accepted and/or purchased or refunded in accordance with Section 2B.

          Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000;
(b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with Generally Accepted Accounting Principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any other bank, insurance company, commercial finance company or other financial institution or prime rate fund and, with respect to the Term

Loan, "accredited investors" and "qualified institutional buyers" (as defined in Regulation D and Rule 144A, respectively, promulgated under the Securities Act of 1933, as amended), in each case approved by the Agent, such approval not to be unreasonably withheld, and (f) if, but only if, an Event of Default has occurred and is continuing, any other Person approved by the Agent, such approval not to be unreasonably withheld.

          Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate, other than a Multiemployer Plan.

          Environmental Laws.  See Section 9.15(a).

          Equity Securities. With respect to any Person, all equity securities of such Person, including any (a) common or preferred stock, (b) limited or general partnership interests, (c) options, warrants, or other rights to purchase or acquire any equity security, or (d) securities convertible into any equity security.

          ERISA.  The Employee Retirement Income Security Act of 1974.

          ERISA Affiliate. Any Person which is treated as a single employer with the Borrowers under Section 414 of the Code.

          ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

          Eurocurrency Reserve Charge.  See Section 7.7(b).

          Eurocurrency Reserve Rate. For any day with respect to (i) a Eurodollar Rate Loan, the rate (expressed as a decimal) at which any Lender or the Agent is, on the date of calculation of the Eurocurrency Reserve Charge, required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), or against any other category of liabilities which might be incurred by the Agent in any Eurodollar interbank market to fund Eurodollar Rate Loans, if any such liabilities were outstanding and (ii) a Canadian Dollar Eurodollar Rate Loan, the rate at which such Lender would be required to maintain reserves with respect to such Canadian Dollar Eurodollar Rate Loan. If none of the Lenders and the Agent is required by any governmental authority having jurisdiction over such Lender to maintain any such reserves, the Eurocurrency Reserve Rate shall be zero. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

          Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

          Eurodollar Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

          Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to the rate per annum at which the Agent's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Agent to which such Interest Period applies.

          Eurodollar Rate Loans. Domestic Revolver Loans bearing interest calculated by reference to the Eurodollar Rate.

          Event of Default.  See Section 15.1.

          Exchange Rate. With respect to any amount in U.S. Dollars the rate of exchange as quoted by the Bank of Canada as the noon rate of Canadian Dollars for U.S. Dollars on or about 12:00 p.m. (noon) Toronto time on the Business Day on which the determination is required to be made or, if such rate is for any reason not available, the spot rate quoted for wholesale transactions by the Hunter Fronting Bank of Canadian Dollars for U.S. Dollars on or about 12:00 p.m. Toronto time on the Business Day on which the determination is required to be made.

          Existing Letters of Credit.  See Section 6.1.1 hereof.

          Fee Letter. The letter agreement dated January 26, 1999 among BankBoston, N.A., individually and as Agent, BancBoston Robertson Stephens Inc., GSCP and Holdings.

          First Restated Credit Agreement.  See preamble.

          Fiscal Year.  See Section 9.19 hereof.

          Fixed Rate Loan. The Term Loan, which shall bear interest as provided in Section 4.4.

          Funded Debt. As of any date of determination, the outstanding aggregate amount on such date of all Indebtedness of Holdings and its

Subsidiaries, whether recourse is to all or a portion of the assets of any such Person, and whether or not contingent, (a) in respect of money borrowed or the deferred purchase price of property and services, (b) in respect of letters of credit, bankers' acceptances, or similar facilities, (c) in respect of any Capitalized Leases, and (d) evidenced by any loan or credit agreement, reimbursement agreement, promissory note, debenture, bond or similar contract, in each case determined on a consolidated basis less cash and cash equivalents held by Holdings and its Subsidiaries on such date.

          Garratt Purchase Price Payments.  See Section 11.1(o).

          Generally Accepted Accounting Principles or GAAP. Principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time. Notwithstanding anything herein to the contrary, the covenants contained in Section 11 and Section 12 shall be calculated without giving effect to any changes in such principles that occur after the Balance Sheet Date until this Credit Agreement shall have been appropriately amended to reflect such adoption in a manner reasonably acceptable to the parties hereto.

          GSCP.  See preamble.

          Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          Guarantors. Holdings and the Domestic Subsidiaries of Holdings (other than HIGI or HDI) which are or become guarantors from time to time pursuant to Section 29 hereof.

          Guaranty.  See Section 29.1.

          Hazardous Substances.  See Section 9.15(b).

          HDI.  See Section 9.16.

          HIGI.  See Section 9.16.

          Holdings.  See preamble.

          Hunter.  See preamble.

          Hunter Acquisition. The acquisition by HDL Acquisition, Inc., a wholly-owned Subsidiary of Holdings, of substantially all of the outstanding shares of Hunter Drums Limited.

          Hunter Acquisition Effective Date. The date on which the Hunter Acquisition took place.

          Hunter Assignment of Material Contracts. The Assignment of Material Contracts, dated as of the Hunter Acquisition Effective Date, by Hunter.

          Hunter Assignment of Insurance Policies. The Assignment of Insurance Policies, dated as of the Hunter Acquisition Effective Date, by Hunter.

          Hunter Fronting Bank. A bank approved by the Agent and the Borrowers to act as fronting bank with respect to the Hunter Revolver Loans which is a bank named in Schedule I or Schedule II to the Bank Act (Canada) having total assets in excess of C$5,000,000, provided that in the event the Hunter Fronting Bank is also a Lender, such Person's funding requirements in its capacity as the Hunter Fronting Bank shall not include its independent requirement, in its individual capacity, to fund as a Lender.

          Hunter Fronting Fee.  See Section 2.10.2.

          Hunter Line.  The Canadian Dollar Equivalent of $15,000,000.

          Hunter Revolver Commitment. With respect to each Lender, an amount equal to such Lender's Commitment Percentage times the Hunter Line which reflects the amount of such Lender's commitment to purchase a risk participation from the Hunter Fronting Bank in Hunter Revolver Loans and Bankers' Acceptances, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

          Hunter Revolver Loan Request.  See Section 2.6(b).

          Hunter Revolver Loans. Revolving credit loans made or to be made by the Hunter Fronting Bank to Hunter pursuant to Section 2.1(b).

          Hunter Risk Participation Fee.  See Section 2.10.1.

          Hunter Security Agreement. The General Security Agreement, dated as of the Hunter Acquisition Effective Date, by and among Hunter and its Subsidiaries and the Agent.

          Hunter Share Pledge Agreement. The Share Pledge Agreement, dated as of Hunter Acquisition Effective Date, by Hunter and HIGI.

          Indebtedness. All obligations, contingent and otherwise, that in accordance with Generally Accepted Accounting Principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

          Indemnifiable Taxes.  See Section 31(a) hereof.

          Interest Charges. For any period, the expenses, whether accrued or paid, of Holdings and its Subsidiaries for such period for interest on Indebtedness (including the current portion thereof) (excluding any Interest Charges taken into account in the computation of Interest Charges for any prior period and excluding non-cash interest expense), determined in accordance with Generally Accepted Accounting Principles.

          Interest Payment Date. (a) As to any Base Rate Loan or Fixed Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof and the last day of each calendar quarter subsequent to the Drawdown Date during which such Base Rate Loan or Fixed Rate Loan remains outstanding; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period, (ii) 6 months or, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period, and (iii) 12 months, the dates that are 3 months, 6 months and 9 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

          Interest Period. With respect to each Revolving Credit Loan or all or any relevant portion of the Term Loan, (x) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Domestic Revolver Loan Request or Hunter Revolver Loan Request, as applicable, (i) for any Base Rate Loan or Fixed Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3, 6 or 12 months if available to all of the Lenders; and (y) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the applicable Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b)  if a Borrower shall fail to give notice as provided in
     Section 2.7, such Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (c) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (d) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

          Interim Balance Sheet Date.  November 30, 1998.

          International Standby Practices. With respect to any standby Letter of Credit, International Standby Practices (ISP98) as promulgated by the Institute of International Banking Law & Practice, Inc., or any successor code of standby letter of credit practices among banks adopted by the Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

          Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock, other equity interests or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          Investor Group. Vestar/R-S Investment Limited Partnership, Vestar Capital Partners III, L.P., Vestar Portfolio Partners, L.P., BancBoston Investments Inc., New York Life Insurance Company and Pacific Corporate Group (a/k/a Private Market Fund, L.P.) and their respective affiliates.

          ISRA.  See Section 9.15(a) hereof.

          Lenders. BKB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 21.

          Letter of Credit.  See Section 6.1.1.

          Letter of Credit Application.  See Section 6.1.1.

          Letter of Credit Participation.  See Section 6.1.4.

          Loan Account.  See Section 2.4(b).

          Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Bankers' Acceptances and the Security Documents.

          Loans. The Revolving Credit Loans, the Swing Line Loans, and the Term Loan.

          Majority Lenders. As of any date, the Lenders holding at least fifty-one percent (51%) of the sum of the outstanding principal amount of the Notes and the unfunded portion of the Revolving Credit Commitments on such date; and if no such principal is outstanding, the Lenders whose aggregate Revolving Credit Commitments constitute at least fifty-one percent (51%) of the Total Revolving Credit Commitment.

          Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

          Maximum Swing Line Loan Amount.  See Section 2A.1 hereof.

          Mortgaged Property. Any Real Estate which is subject to any Mortgage.

          Mortgages. The several mortgages and deeds of trust, dated or to be dated on or prior to the Closing Date or, in the case of Real Estate or Subsidiaries acquired after the Closing Date, after the Closing Date, from Holdings and its Subsidiaries to the Agent with respect to the fee interests of Holdings and its Subsidiaries in the Real Estate and in form and substance satisfactory to the Lenders and the Agent.

          Multiemployer Plan.  Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate.

          NEC Acquisition. The acquisition by Holdings of all of the capital stock of NEC, pursuant to the terms of the NEC Purchase Agreement.

          NEC Acquisition Documents. The NEC Purchase Agreement and all other material agreements and documents required to be entered into or delivered pursuant thereto or in connection with the NEC Acquisition, in each case in the form delivered to the Agent prior to the Closing Date.

          NEC Purchase Agreement.  The Stock Purchase Agreement among Vincent
J. Buonanno, NEC, and Holdings dated as of July 21, 1998, in the form delivered to the Agent prior to the Closing Date.

          Notes. The Term Notes, the Revolving Credit Notes and the Swing Line Note.

          Obligations. All indebtedness, obligations and liabilities of any of the Borrowers and their Subsidiaries to any of the Lenders and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or interest rate protection arrangements entered into with any Lender or any of the Notes, Letter of Credit Application, Letters of Credit, Bankers' Acceptances or other instruments at any time evidencing any thereof.

          Original Credit Agreement.  See preamble.

          Other Taxes.  See Section 31(b) hereof.

          Outstanding and outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination. With respect to outstanding Bankers' Acceptances, the aggregate unpaid amount owing thereunder at their respective maturity dates.

          Overall Percentage. As of any date, with respect to any Lender, the percentage equal to (a) for each Lender the sum of such Lender's Term Loan Percentage times the aggregate principal amount outstanding under the Term Loan plus such Lender's Revolving Credit Commitment divided by (b) the sum of the aggregate principal amount of the Term Loan and Total Revolving Credit Commitment, in each case on such date.

          Partnership Assignment. The Collateral Assignment of Partnership Interests, dated as of November 1, 1998, by and among RSI, RSLPCO and the Agent, as amended as of the Closing Date.

          Patent Assignments.  The Russell-Stanley Patent Assignment.

          PBGC.  The Pension Benefit Guaranty Corporation created by
Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

          Perfection Certificates. The Perfection Certificates as defined in the Security Agreements.

          Permitted Acquisitions.  See Section 11.5.1(b).

          Permitted Liens. Liens, security interests and other encumbrances permitted by Section 11.2.

          Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

          Pricing Table:


   Ratio of Funded Debt to      Revolving Credit    Revolving Credit
       Adjusted EBITDA          Loan Margin for      Loan Margin for
                                Base Rate Loans      Eurodollar Rate
                                                          Loans
  ------------------------      ----------------    ----------------


     Less than 3.25:1.00             0.50%                2.00%

 3.25:1.00 or more but less          0.75%                2.25%
       than 3.75:1.00

 3.75:1.00 or more but less          1.00%                2.50%
       than 4.25:1.00

      4.25:1.00 or more              1.25%                2.75%


          If the Borrowers shall fail to deliver any Compliance Certificate pursuant to Section 10.4(c) hereof, then for the period commencing on the Adjustment Date immediately following the date on which such Compliance Certificate is due, the applicable margin shall be the highest applicable Margin or Rate, as the case may be, set forth in the Pricing Table, such rate to be effective until the third Business Day following the date on which such Compliance Certificate is actually delivered.

          Pro Forma Basis. In connection with any Acquisition or proposed Permitted Acquisition, the calculation of compliance with the financial covenants described in Section 12 hereof by Holdings and its Subsidiaries (including the Person to be acquired) with reference to the audited historical financial results, if available, or such other management reports as approved by the Agent, of such Person and Holdings and its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Acquisition or Permitted Acquisition in the manner described in (a), (b) and (c) below; and, following an Acquisition or Permitted Acquisition, the calculation of compliance with the covenants set forth in Section 12 for the fiscal quarter in which such Acquisition or Permitted Acquisition occurred and each of the three fiscal quarters immediately following such fiscal quarter with reference to the audited historical financial results, if available, or such other management reports as approved by the Agent, of the Person so acquired and Holdings and its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Acquisition or Permitted Acquisition in the manner described in (a), (b) and (c) below:

          (a) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Acquisition or Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Acquisition or Permitted Acquisition which was or will have been repaid in connection with the consummation of the Acquisition or Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Acquisition or Permitted Acquisition;

          (b) all Indebtedness assumed to have been incurred pursuant to the preceding clause (a) shall be deemed to have borne interest at (i) one half of the sum of (A) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the first day of the Test Period plus (B) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (ii) the Eurodollar Rate Margin then in effect (after giving effect to the Acquisition or Permitted Acquisition on a Pro Forma Basis); and

          (c) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Acquisition or Permitted Acquisition as may be reasonably approved by the Agent in writing shall be deemed to have been realized on the first day of the Test Period.

          Rate Adjustment Period. Each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date.

          Real Estate. All real property at any time owned or leased (as lessee or sublessee) by Holdings or any of its Subsidiaries.

          Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

          Reimbursement Obligation. The obligation of any Domestic Borrower to reimburse the Agent and the Lenders on account of any drawing under any Letter of Credit as provided in Section 6.2.

          Refunding Bankers' Acceptance.  See Section 2B.2.

          Replaced Lender.  See Section 7.14.

          Replacement Lender.  See Section 7.14.

          Reset Date.  See Section 7.12(a).

          Revolving Credit Commitment. With respect to each Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender's commitment to make Revolving Credit Loans to, to purchase or participate in Swing Line Loans as provided in Section 2A.4 hereof, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Domestic Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

          Revolving Credit Loan Margin. An annual percentage rate, determined as of the Closing Date for the period from the Closing Date until the day immediately prior to the first Adjustment Date, and thereafter determined as of each Adjustment Date for each Rate Adjustment Period, equal to the Revolving Credit Loan Margin set forth in the Pricing Table opposite to the ratio of Funded Debt as at the end of the fiscal quarter of Holdings ending immediately prior to such Adjustment Date to Adjusted EBITDA for the period of four fiscal quarters then ended. Notwithstanding anything herein or in the Pricing Table to the contrary, prior to the Adjustment Date following the delivery of a Compliance Certificate with respect to the four fiscal quarters ending June 30, 1999, the Revolving Credit Loan Margin shall not be less than 1.25% with respect to Base Rate Loans and 2.75% with respect to Eurodollar Rate Loans.

          Revolving Credit Loan Maturity Date.  February 10, 2004.

          Revolving Credit Loans. Domestic Revolver Loans and the Hunter Revolver Loans.

          Revolving Credit Notes. See Section 2.4(a).

          Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

          Russell-Stanley.  See preamble.

          Russell-Stanley Patent Assignment. The Amended and Restated Patent Collateral Assignment and Security Agreement, dated as of June 12, 1989, as amended and restated as of April 9, 1990, as further amended as of June 23, 1994, as further amended as of July 23, 1997, as further amended as of November 7, 1997 and as further amended as of the Closing Date, made by and among Russell-Stanley and RSI in favor of the Agent.

          Russell-Stanley Trademark Assignment. The Trademark Collateral Security and Pledge Agreement, dated as of September 22, 1994, as amended as of July 23, 1997, as further amended as of November 7, 1997 and as further amended as of the Closing Date, made by Russell-Stanley in favor of the Agent.

          SARA.  See Section 9.15(a) hereof.

          Second Restated Credit Agreement.  See preamble.

          Security Agreements. The Domestic Security Agreement and the Hunter Security Agreement.

          Security Documents. The Security Agreements, the Stock Pledge Agreement, the Partnership Assignment, the Patent Assignments, the Trademark Assignments, the Mortgages, the Hunter Assignment of Material Contracts, the Hunter Assignment of Insurance Policies and the Hunter Share Pledge Agreement (and all consents, powers of attorney, acknowledgments and other documents collateral thereto).

          Senior Funded Debt. All Funded Debt of Holdings and its Subsidiaries other than Senior Subordinated Debt.

          Senior Subordinated Debt. Unsecured Indebtedness of Holdings in respect of the Senior Subordinated Notes and the other Senior Subordinated Debt Documents that is expressly subordinated and made junior to the payment and performance in full of the Obligations on the terms set forth in the Senior Subordinated Debt Documents.

          Senior Subordinated Debt Documents. The Senior Subordinated Notes, the Senior Subordinated Guaranty, the Senior Subordinated Indenture and all documents, instruments and agreements executed in connection with any of the foregoing, each in the form delivered to the Agent on or before the Closing Date.

          Senior Subordinated Guaranty. The Senior Subordinated Subsidiary Guaranty, of even date herewith, by certain Subsidiaries of Holdings pursuant to the Senior Subordinated Indenture, each in the form delivered to the Agent on or before the Closing Date.

          Senior Subordinated Indenture. The Indenture, of even date herewith, among Holdings, certain Subsidiaries of Holdings and The Bank of New York, as trustee, in the form delivered to the Agent on or before the Closing Date.

          Senior Subordinated Notes. The 10 7/8% Senior Subordinated Notes, of even date herewith, in the amount of up to $225,000,000, issued by Holdings, each in the form attached to the Senior Subordinated Indenture.

          Smurfit.  Smurfit Packaging Corporation, a Delaware corporation.

          Smurfit Acquisition. The acquisition by Russell-Stanley on November 7, 1997 of substantially all of the business and assets and assumption of certain liabilities of the Plastics Division of Smurfit, pursuant to the Smurfit Acquisition Documents.

          Smurfit Acquisition Documents. The Smurfit Purchase Agreement and all other material agreements and documents required to be entered into or delivered pursuant to such agreement or in connection with the Smurfit Acquisition, each in the form delivered to the Agent prior to the Closing Date.

          Smurfit Purchase Agreement. The Purchase and Sale Agreement among Smurfit, Holdings and Russell-Stanley dated as of October 23, 1997, in the form delivered to the Agent prior to the Closing Date.

          Stay and Performance Payments. The collective reference to (a) the performance-related payment of $1,000,000 that may be made to Mark E. Daniels as of December 31, 1998, (b) the three annual "stay payments" to be made to Mark E. Daniels on the first through third anniversaries of the effective date of the Third Restated Credit Agreement, each in the amount of $770,000,
(c) the six annual "stay payments" made or to be made to Michael Hunter on the first through sixth anniversaries of the Hunter Acquisition Effective Date, the first four of which are each in the amount of C$700,000 and the last two of which are each in the amount of C$450,000 and (d) any stay or performance payments approved by the Agent made to a member of the management of, a director or a shareholder of any target of any Permitted Acquisition occurring after the Closing Date.

          Stock Pledge Agreement. The Fourth Amended and Restated Stock Pledge Agreement, dated as of the Closing Date, by and among Holdings, its Subsidiaries (excluding HIGI and HDI), and the Agent.

          Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock. For purposes of this definition, RSLP shall be considered a Subsidiary of RSLPCO and RSI.

          Swing Line Bank.  BKB.

          Swing Line Loan.  Any loan made by the Swing Line Bank pursuant to
Section 2A.1 hereof.

          Swing Line Loan Maturity Date.  See Section 2A.2.

          Swing Line Loan Request.  See Section 2A.2.

          Swing Line Note.  See Section 2A.5.

          Syndication Agent.  See preamble.

          Swing Line Note Record.  A Record with respect to a Swing Line
Note.

          Term Loan. The term loan made to the Domestic Borrowers in the aggregate principal amount of $25,000,000 on the effective date of the Third Restated Credit Agreement (such term loan referred to as "Term Loan C" in the Third and Fourth Restated Credit Agreements) and as converted pursuant to
Section 4.1 hereof.

          Term Loan Lender. Each Lender with a Term Loan Percentage of greater than 0% or with any Term Loan outstanding.

          Term Loan Maturity Date.  June 30, 2007.

          Term Loan Percentage. With respect to each Lender, the percentage set forth on Schedule 1 hereto.

          Term Loan Rate.  9.48% per annum.

          Term Note Record.  A Record with respect to a Term Note.

          Term Notes.  See Section 4.2.

          Test Period. (a) In connection with the calculation of financial covenant compliance on a Pro Forma Basis as required by Section 11.5.1(b)(v) with respect to any proposed Permitted Acquisition, the period of four fiscal quarters most recently ended prior to such Permitted Acquisition for which financial information is available, and (b) in connection with the calculation of the covenants set forth in Section 12 hereof following any Permitted Acquisition, the period of all fiscal quarters (and any portion of a fiscal quarter) prior to the date of such Permitted Acquisition included in the calculation of such financial covenant.

          Total Revolving Credit Commitment. At any time of determination, the aggregate Revolving Credit Commitments, as in effect from time to time.

          Trademark Assignments. The Russell-Stanley Trademark Assignment and the CMS Trademark Assignment.

          Type. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan or a Fixed Rate Loan.

          Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto generally adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

          Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the applicable Domestic Borrower does not reimburse the Agent and the Lenders on the date specified in, and in accordance with, Section 6.2.

          Unused Commitment.  See Section 2.2(a).

          Vestar Management Agreement. The Management Agreement dated as of July 23, 1997, as amended and in effect on the Closing Date between Vestar Capital Partners, Inc. and the Domestic Borrowers.

          Voting Stock. Stock, partnership interests or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust, partnership or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

          1.2  Rules of Interpretation.

               (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

               (b) The singular includes the plural and the plural includes the singular.

               (c) A reference to any law includes any amendment or modification to such law.

               (d) A reference to any Person includes its permitted successors and permitted assigns.

               (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

               (f) The words "include", "includes" and "including" are not limiting.

               (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

               (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

               (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                        2.  THE REVOLVING CREDIT LOANS.

          2.1  Commitments to Lend.

               (a) Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders having a Revolving Credit Commitment severally agrees to lend to the Domestic Borrowers and the Domestic Borrowers may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by Russell-Stanley to the Agent given in accordance with Section 2.6, such sums as are requested by Russell-Stanley on behalf of the Domestic Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Revolving Credit Commitment, minus such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Domestic Revolver Loans and Swing Line Loans (after giving effect to all amounts requested), plus the Dollar Equivalent of the sum of the outstanding amount of the Hunter Revolver Loans, plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, plus the Dollar Equivalent of the aggregate face amount of all outstanding Bankers' Acceptances shall not at any time exceed the Total Revolving Credit Commitment.

               (b) Upon the terms and subject to the conditions of this Credit Agreement, the Hunter Fronting Bank agrees to lend to Hunter in Canadian Dollars the Canadian Dollar Equivalent of such sums that Hunter may request, from the Closing Date until but not including the Revolving Credit Loan Maturity Date, upon notice by Hunter to the Hunter Fronting Bank given in accordance with
          Section 2.6 hereof; provided that the outstanding principal amount of the Hunter Revolver Loans plus the aggregate face amount of all outstanding Bankers' Acceptances shall not exceed the Hunter Line, provided further, that the sum of the outstanding amount of the Domestic Revolver Loans and Swing Line Loans, plus the Dollar Equivalent of the sum of the outstanding amount of the Hunter Revolver Loans (after giving effect to all amounts requested), plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, plus the Dollar Equivalent of the aggregate face amount of all outstanding Bankers' Acceptances shall not at any time exceed the Total Revolving Credit Commitment.

               (c) The Domestic Revolver Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the applicable Borrower(s) that the conditions set forth in Section 13 and Section 14 have been satisfied on the date of such Loan.

               (d)  Notwithstanding anything to the contrary in this
          Section 2.1, each of the Lenders having a Revolving Credit Commitment will, on one or more occasions prior to the Revolving Credit Loan Maturity Date, and regardless of whether the conditions set forth in Sections 13 and 14 are satisfied, make Domestic Revolver Loans to any Domestic Borrower solely for the purposes of repaying Swing Line Loans made to such Domestic Borrower pursuant to Section 2A.4 hereof. Section 2A hereof shall govern the Domestic Borrowers' joint and several obligations with respect to Swing Line Loans. In the event that any advances of Revolving Credit Loans pursuant to this Section 2.1(d) cause the sum of the aggregate principal amount of Domestic Revolver Loans outstanding plus the aggregate principal amount of all Swing Line Loans outstanding plus the aggregate Maximum Drawing Amount of all Letters of Credit outstanding and all Unpaid Reimbursement Obligations plus the Dollar Equivalent of the sum of the outstanding amount of the Hunter Revolver Loans plus the Dollar Equivalent of the aggregate face amount of all outstanding Bankers' Acceptances to exceed the Total Revolving Credit Commitment then in effect, the Domestic Borrowers shall immediately prepay such excess amount.

          2.2  Commitment Fee.

               (a) The Domestic Borrowers jointly and severally agree to pay to the Agent for the accounts of the Lenders that have Revolving

          Credit Commitments in accordance with their respective Commitment Percentages a commitment fee calculated at the Applicable Commitment Fee Rate on the average daily amount during each calendar quarter or portion thereof from Closing Date to the Revolving Credit Loan Maturity Date by which the Total Revolving Credit Commitment exceeds the sum of (i) the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, plus (ii) the outstanding amount of Swing Line Loans, plus (iii) the Dollar Equivalent of the outstanding amount of Hunter Revolver Loans, plus (iv) the Dollar Equivalent of the aggregate face amount of all outstanding Bankers' Acceptances, plus (v) the outstanding amount of Domestic Revolver Loans during such calendar quarter (such difference referred to herein as the "Unused Commitment").

               (b) The commitment fees shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate.

          2.3  Reduction of Total Revolving Credit Commitment.

               (a) The Total Revolving Credit Commitment shall be automatically reduced in connection with certain mandatory repayments of the Loans as provided in Section 5.1.

               (b) Subject to Section 7.10 hereof, Russell-Stanley shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the Total Revolving Credit Commitment, whereupon the Revolving Credit Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of Russell-Stanley delivered pursuant to this Section 2.3(b), the Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Domestic Borrowers shall pay to the Agent for the respective accounts of the Lenders having Revolving Credit Commitments the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Revolving Credit Commitments may be reinstated.

               (c) Subject to Section 7.10 hereof, Russell-Stanley shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the Hunter Line. Promptly after receiving any notice of

          Russell-Stanley delivered pursuant to this Section 2.3(c), the Agent will notify the Lenders of the substance thereof. No reduction or termination of the Hunter Line may be reinstated.

          2.4  Evidence of Revolving Credit Loans.

               (a) The Domestic Revolver Loans shall be evidenced by joint and several promissory notes of the Domestic Borrowers in substantially the form of Exhibit A hereto (each, a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender having a Revolving Credit Commitment in a principal amount equal to such Lender's Revolving Credit Commitment or, if less, the outstanding amount of all Domestic Revolver Loans made by such Lender, plus interest accrued thereon, as set forth below.

               (b) The obligations of Hunter to repay all amounts borrowed by it as Hunter Revolver Loans, all interest thereon and all other amounts payable by it in respect thereof shall be evidenced by this Credit Agreement including any recordations made by any Lender or the Hunter Fronting Bank, as the case may be, in respect of the date, amount and currency of each Hunter Revolver Loan, each Interest Period relating thereto, the date and amount of each payment or prepayment of principal, interest or fees of each Hunter Revolver Loan made to such Lender or the Hunter Fronting Bank, as the case may be (collectively, the "Loan Account"), it being the intention of the parties hereto that Hunter's obligations with respect to the Hunter Revolver Loans owed by it shall be evidenced only as stated herein and not by separate promissory notes or other instruments.

               (c) Each applicable Borrower irrevocably authorizes each Lender and the Hunter Fronting Bank, as the case may be, to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note or Loan Account, as applicable, an appropriate notation on such Lender's or the Hunter Fronting Bank's Revolving Credit Note Record or Loan Account, as applicable, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender's or the Hunter Fronting Bank's Revolving Credit Note Record or Loan Account, as applicable, shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender or the Hunter Fronting Bank, but the failure to record, or any error in so recording, any such amount on such Lender's or the Hunter Fronting Bank's Revolving Credit Note Record or Loan Account shall not limit or otherwise affect the obligations of such

          Borrower hereunder or under any Revolving Credit Note or Loan Account issued by it to make payments of principal of or interest on such Revolving Credit Note or Loan Account when due.

          2.5 Interest on Revolving Credit Loans. Except as otherwise provided in Section 7.11,

               (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate equal to the sum of (i) the Revolving Credit Loan Margin, plus (ii) the Base Rate (or, in the case of Hunter Revolver Loans, the Canadian Base Rate).

               (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate equal to the sum of (i) the Revolving Credit Loan Margin, plus (ii) the Eurodollar Rate determined for such Interest Period, as applicable.

               (c) Each Domestic Borrower jointly and severally promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto. Hunter promises to pay interest on each Revolving Credit Loan made to it in arrears on each Interest Payment Date with respect thereto.

               (d)  The Hunter Revolver Loans shall be Base Rate Loans.

          2.6  Requests for Revolving Credit Loans.

               (a) Russell-Stanley shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Domestic Revolver Loan requested hereunder by any Domestic Borrower (a "Domestic Revolver Loan Request") not later than 12:00 Noon (Boston time) on
          (i) the Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan.

               (b) Hunter shall give to the Hunter Fronting Bank (with a copy to the Agent) written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Hunter Revolver Loan requested hereunder by Hunter (a "Hunter Revolver Loan Request") not later than 12:00 Noon (Boston time) on the Business Day prior to the proposed Drawdown Date of any Hunter Revolver Loan.

               (c) Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan, (iv) the applicable Borrower(s) and (v) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Lenders thereof. Each such Domestic Revolver Loan Request and Hunter Revolver Loan Request shall be irrevocable and binding on the applicable Borrower(s) and shall obligate such Borrower(s) to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Domestic Revolver Loan Request and Hunter Revolver Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof.

          2.7  Conversion Options.

               2.7.1 Conversion to Different Type of Revolving Credit Loan. Any Borrower may elect from time to time to convert any outstanding Revolving Credit Loan made to it to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, Russell-Stanley, on behalf of such Borrower shall give the Agent at least one (1) Business Day's prior written notice of such election;
(b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, Russell-Stanley, on behalf of such Borrower, shall give the Agent at least three (3) Eurodollar Business Days' prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan following receipt of notice from the Agent when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable.

               2.7.2 Continuation of Type of Revolving Credit Loan. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by Russell-Stanley on behalf of the applicable Borrower with the notice provisions contained in Section 2.7.1; provided that no Eurodollar Rate Loan may be continued as such following receipt of notice from the Agent when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon such Borrower's account have actual knowledge. In the event that Russell-Stanley fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan of any Borrower as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Lenders, Russell-Stanley and the applicable Borrower promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

               2.7.3 Eurodollar Rate Loans. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000 or an integral multiple thereof. At no time shall there be outstanding Eurodollar Rate Loans having more than eight (8) different Interest Periods.

          2.8  Funds for Domestic Revolver Loans.

               2.8.1 Funding Procedures. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Domestic Revolver Loans, each of the Lenders will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Domestic Revolver Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Sections 13 and 14, and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the applicable Borrower(s) the aggregate amount of such Domestic Revolver Loans made available to the Agent by the Lenders. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Domestic Revolver Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's Commitment Percentage of any requested Domestic Revolver Loans.

               2.8.2 Advances by Agent. The Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Agent on such Drawdown Date the amount of such Lender's Commitment Percentage, as applicable, of the Domestic Revolver Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the applicable Borrower(s) a corresponding amount. If any Lender makes available to the Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Lender's Commitment Percentage, of such Domestic Revolver Loans, times

(c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage, of such Domestic Revolver Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Lender. If the amount of such Lender's Commitment Percentage, as applicable, of such Domestic Revolver Loans is not made available to the Agent by such Lender within three (3) Business Days following such Drawdown Date, such Lender shall be deemed to be a Delinquent Lender hereunder and the provisions of Section 17.5.3 shall apply thereto.

          2.9 Funding Procedures for Hunter Revolver Loans. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Hunter Revolver Loans, the Hunter Fronting Bank will make available to Hunter, at the Hunter Fronting Bank's office shown on Schedule 1 hereof or as otherwise designated in writing to Hunter by the Hunter Fronting Bank from time to time, in immediately available funds, the amount of such requested Hunter Revolver Loans. Promptly following the making of each Hunter Revolver Loan, the Hunter Fronting Bank shall provide notice to the Agent of the amount thereof.

          2.10  Fronting Provisions.

               2.10.1 Application of Interest Payments for Hunter Revolver Loans. As promptly as is practicable following each date upon which the Hunter Fronting Bank receives a payment of interest under this Credit Agreement on account of any Hunter Revolver Loans or a payment of the Acceptance Fee on account of any Bankers' Acceptances, the Hunter Fronting Bank shall convert into Dollars (based upon the actual exchange rate then applicable to the Hunter Fronting Bank) the amount equal to (a) the portion of such interest payment which constitutes the Revolving Credit Loan Margin thereof, in the case of Hunter Revolver Loans, and (b) the Acceptance Fee, in the case of Bankers' Acceptances (or, with respect to each Lender which funded the purchase of a participating interest in such Hunter Revolver Loan pursuant to Section 2.10.3, such Lender's Commitment Percentage of the full amount of such interest payment). In consideration of the agreement of the Lenders to purchase participating interests in the Hunter Revolver Loans and Bankers' Acceptances, the Hunter Fronting Bank hereby agrees to pay to the Agent, for the ratable accounts of each Lender, a risk participation fee (the "Hunter Risk Participation Fee") in an amount equal to the proceeds received by the Hunter Fronting Bank from such conversion to Dollars (other than any such proceeds payable for the account of any Delinquent Lender, which proceeds shall be retained by the Hunter Fronting Bank for its own account) or, if no such conversion is required, the amount in Dollars which would have been converted if such interest or Acceptance Fee had been paid in Canadian Dollars; provided, however, that in the event that any Lender has funded the purchase of participating interests in the extensions of credit on account of which such interest was paid pursuant to Section 2.10.3, the Hunter Fronting Bank shall instead pay to the Agent, for the account of each Lender which has so funded such purchase, the amount equal to such Lender's Commitment Percentage of the proceeds received by the Hunter Fronting Bank from such conversion. Such amount shall be payable to the Agent in Dollars on the date upon which the Hunter Fronting Bank receives the proceeds of such conversion. Should any Bankers' Acceptances be funded by any Lender other than the Hunter Fronting Bank pursuant to 2.10.3, 2.10.3(a) shall govern the subsequent conversion of those Bankers' Acceptances into Hunter Revolver Loans.

               2.10.2 Payments to Hunter Fronting Bank. Hunter agrees to pay to the Hunter Fronting Bank with respect to each Hunter Revolving Loan for its own account a fronting fee (the "Hunter Fronting Fee") with respect to the period from and including the date of such Hunter Revolver Loan to but excluding the date of repayment thereof computed at an agreed upon rate per annum on the average daily principal amount of such Loan outstanding during the period for which such fee is calculated. The Hunter Fronting Fee shall be payable on the first day of each month, commencing on the first such date following the date hereof, and on the Revolving Credit Loan Maturity Date, or any earlier date on which the Hunter Line has terminated.

               2.10.3  Currency Conversions and Contingent Funding Agreement.

               (a) Each of the Lenders hereby unconditionally and irrevocably agrees to purchase (in Dollars) an undivided participating interest in its ratable share, determined by reference to its Commitment Percentage, of all Hunter Revolver Loans made and Bankers' Acceptances accepted and/or purchased by the Hunter Fronting Bank as the Agent may at any time request, provided that:

                    (i) the Agent and the Hunter Fronting Bank hereby agree that, unless (A) an Event of Default has occurred and is continuing and (B) all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations have become immediately due and payable pursuant to Section 15.1 hereof, such Persons will not request any such purchase of participating interests; and

                    (ii)  in the event that any Event of Default specified in
               Section 15.1(g) or (h) shall have occurred with respect to Hunter, each Lender shall be deemed to have purchased, automatically and without request, such participating interest in (A) the Hunter Revolver Loans made by the Hunter Fronting Bank to Hunter and (B) the Bankers' Acceptances accepted and/or purchased by the Hunter Fronting Bank from Hunter.

               Any such request shall be made in writing to each Lender and shall specify the amount of Dollars (based upon the actual exchange rate at which the Agent anticipates being able to obtain the relevant amount in Canadian Dollars on the relevant date, with any excess payment being refunded to the Lenders and any deficiency remaining payable by the Lenders) required from such Lender in order to effect the purchase by such Lender of a participating interest in the amount equal to (A) its Commitment Percentage times the aggregate then outstanding principal amount in Canadian Dollars of the Hunter Revolver Loans plus (B) its Commitment Percentage times the aggregate face amount of outstanding Bankers' Acceptances (which participating interest shall thereafter also cover accrued interest thereon and other amounts owing in connection therewith in Canadian Dollars). Promptly upon receipt of such request, each Lender shall deliver to the Agent (in immediately available funds) the amount so specified by the Agent. The Agent shall convert such amounts into Canadian Dollars and shall promptly deliver the proceeds of such conversion to the Hunter Fronting Bank in immediately available funds. Promptly following receipt thereof, the Hunter Fronting Bank will deliver to each Lender (through the Agent) a certificate setting forth the amount of the Hunter Revolver Loans and Bankers' Acceptances purchased by such Lender, dated the date of receipt of such funds and in such amount. From and after such purchase, (i) the outstanding Hunter Revolver Loans and Bankers' Acceptances shall be deemed to have been converted into Base Rate Loans denominated in Dollars (with the conversion constituting, for purposes of Section 7.10, a conversion of a Revolving Credit Loan of one Type into a Revolving Credit Loan of another Type prior to the expiration of the relevant Interest Period or the prepayment of Bankers' Acceptances, as applicable),
          (ii) any further Hunter Revolver Loans to be made to Hunter shall be made in Dollars, with each Lender purchasing a participating interest therein in the manner described in the foregoing provisions of this Section 2.10.3 immediately upon the making thereof in the amount equal to such Lender's Commitment Percentage thereof (with the Agent hereby agreeing to provide prompt notice to each such Lender of its receipt from the Hunter Fronting Bank of a notice of borrowing and of the making of any Hunter Revolver Loans), (iii) all amounts from time to time accruing, and all amounts from time to time payable, on account of such Hunter Revolver Loans (including any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such Hunter Revolver Loans had originally been made in Dollars and as to Hunter Revolver Loans shall be distributed by the Hunter Fronting Bank to the Agent, for the accounts of the Lenders, on account of such participating interests. Notwithstanding anything to the contrary contained in this Section 2.10, the failure of any Lender to purchase its participating interest in any Hunter Revolver Loans or Bankers' Acceptances shall not relieve any other Lender of its obligations hereunder to purchase its participating interest in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lenders on any date.

               (b) If any amount required to be paid by any Lender pursuant to Section 2.10.3(a) is paid to the Agent within three (3) Business Days following the date upon which such Lender receives notice from the Agent that the Hunter Revolver Loan or Bankers' Acceptance in which such Lender has purchased a participating interest has been made, such Lender shall pay to the Agent on demand an amount equal to the product of (i) such amount, times (ii) the daily average federal funds rate, as quoted by the Agent, during the period from and including the date such payment is required to be made to the date on which such payment is immediately available to the Agent, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to
          Section 2.10.3(a) is not in fact made available to the Agent within three (3) Business Days following the date upon which such Lender receives notice from the Agent that the Hunter Revolver Loan or Bankers' Acceptance in which such Lender has purchased a participating interest has been made, the Agent shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Hunter Revolver Loans which are Dollar Base Rate Loans. A certificate from the Agent submitted to any Lender with respect to any amounts owing under this Section 2.10.3(b) shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 2.10.3(b) shall be paid to the Agent, for the account of the Hunter Fronting Bank; provided that, if the Agent (in its sole discretion) has elected to fund on behalf of such Lender the amounts owing to the Hunter Fronting Bank, then the amounts shall be paid to the Agent, for its own account.

               (c) Whenever, at any time after the Hunter Fronting Bank has received from any Lender such Lender's participating interest in a Hunter Revolver Loan or Bankers' Acceptance pursuant to
          Section 2.10.3(b) above, the Hunter Fronting Bank receives any payment on account thereof, such Hunter Fronting Bank will distribute to the Agent, for the account of such Lender, such Lender's participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds received; provided, however, that in the event that any such payment received by the Hunter Fronting Bank is required to be returned, such Lender will return to the Hunter Fronting Bank any portion thereof previously distributed by the Hunter Fronting Bank to the Lender in like funds as such payment is required to be returned by the Hunter Fronting Bank.

               (d) Pro Rata Treatment of Revolving Credit Loans. Each Lender's obligation to purchase participating interests pursuant to this Section 2.10 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Hunter Fronting Bank, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence and continuation of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Person party hereto; (iv) any breach of any of the Loan Documents by any Person; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that no Lender shall be obligated to purchase participating interests in any Hunter Revolver Loans made or Bankers' Acceptances accepted and/or purchased by the Hunter Fronting Bank to the extent that such Hunter Revolver Loans or Bankers' Acceptances (at the time when made, in the case of such Loans, or accepted and/or purchased, in the case of such Revolver Banker's Acceptances) caused the aggregate amount of all Hunter Revolver Loans then outstanding plus the aggregate face amount of all outstanding Bankers' Acceptances to exceed the Hunter Line then in effect.

               2.10.4 Resignation of Hunter Fronting Bank. The Hunter Fronting Bank may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders, Russell-Stanley and Hunter. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Hunter Fronting Bank. Unless a Default or Event of Default shall have occurred and be continuing, such successor Hunter Fronting Bank shall be reasonably acceptable to Hunter and Russell-Stanley. If no successor Hunter Fronting Bank shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Hunter Fronting Bank's giving of notice of resignation, then the retiring Hunter Fronting Bank may, on behalf of the Lenders, appoint a successor Hunter Fronting Bank, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group.
Upon the acceptance of any appointment as Hunter Fronting Bank hereunder by a successor Hunter Fronting Bank, such successor Hunter Fronting Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Hunter Fronting Bank, and the retiring Hunter Fronting Bank shall be discharged from its duties and obligations hereunder. After any retiring Hunter Fronting Bank's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Hunter Fronting Bank.

          2A.  THE SWING LINE.

          2A.1 The Swing Line Loans. Subject to the terms and conditions hereinafter set forth, upon notice by Russell-Stanley made to the Swing Line Bank in accordance with Section 2A.2 hereof, the Swing Line Bank agrees to lend to the Domestic Borrowers Swing Line Loans on any Business Day prior to the Revolving Credit Loan Maturity Date in an aggregate principal amount not to exceed $5,000,000 (the "Maximum Swing Line Loan Amount"). Each Swing Line Loan shall be in a minimum amount equal to $1,000 or an integral multiple thereof. Notwithstanding any other provisions of this Credit Agreement and in addition to the limit set forth above, at no time shall the aggregate principal amount of all outstanding Swing Line Loans exceed (a) the Total Revolving Credit Commitment then in effect minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans outstanding, (ii) the aggregate Maximum Drawing Amount of all Letters of Credit outstanding,
(iii) all Unpaid Reimbursement Obligations and (iv) the Dollar Equivalent of the aggregate face amount of all outstanding Bankers' Acceptances; provided however that subject to the limitations set forth in this Section 2A.1 from time to time the sum of the aggregate outstanding Swing Line Loans plus all outstanding Revolving Credit Loans made by the Swing Line Bank may exceed the Swing Line Bank's Commitment Percentage of the Total Revolving Credit Commitment then in effect.

          2A.2 Notice of Borrowing. When any Domestic Borrower desires the Swing Line Bank to make a Swing Line Loan, Russell-Stanley, on behalf of such Domestic Borrower, shall send to the Agent and the Swing Line Bank written notice in the form of Exhibit D hereto (or telephonic notice confirmed in a writing in the form of Exhibit D hereto) of each Swing Line Loan requested hereunder (a "Swing Line Loan Request") not later than 12:00 Noon (Boston time) on the proposed Drawdown Date of any Swing Line Loan. Each such Swing Line Loan Request shall set forth the principal amount of the proposed Swing Line Loan, the applicable Domestic Borrower(s) and the date on which the proposed Swing Line Loan would mature (the "Swing Line Loan Maturity Date") which shall in no event be later than Revolving Credit Loan Maturity Date. Each Swing Line Loan Request shall be irrevocable and binding on the applicable Domestic Borrower(s) and shall obligate such Domestic Borrower(s) to borrow the Swing Line Loan from the Swing Line Bank on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Credit Agreement, on the proposed Drawdown Date the Swing Line Bank shall make the Swing Line Loan available to such Domestic Borrower(s) no later than 3:00 p.m. (Boston time) on the proposed Drawdown Date by crediting the amount of the Swing Line Loan to the relevant account(s) of such Domestic Borrower(s) maintained with the Agent at the Agent's Head Office; provided that the Swing Line Bank shall not advance any Swing Line Loans after it has received notice from any Lender that a Default or Event of Default has occurred and stating that no new Swing Line Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Credit Agreement. The Swing Line Bank shall not be obligated to make any Swing Line Loans at any time when any Lender is a Delinquent Lender unless the Swing Line Bank has entered into arrangements satisfactory to it to eliminate the Swing Line Bank's risk with respect to such Delinquent Lender, including by cash collateralizing such Delinquent Lender's Commitment Percentage of the outstanding Swing Line Loans and any such additional Swing Line Loans to be made.

          2A.3 Interest on Swing Line Loans. Each Swing Line Loan shall be a Base Rate Loan and, except as otherwise provided in Section 7.11 hereof, shall bear interest from the Drawdown Date thereof until repaid in full at the rate per annum equal to the Base Rate plus the Revolving Credit Loan Margin, which shall be paid on each Interest Payment Date for Base Rate Loans.

          2A.4 Repayment of Swing Line Loans. The Domestic Borrowers shall repay each outstanding Swing Line Loan on or prior to the Swing Line Loan Maturity Date. Upon notice by the Swing Line Bank on any Business Day, each of the Lenders hereby agrees to make Domestic Revolver Loans constituting Base Rate Loans to any Domestic Borrower having outstanding Swing Line Loans, on the next succeeding Business Day following such notice, in an amount equal to such Lender's Commitment Percentage of the aggregate amount of all Swing Line Loans outstanding to such Domestic Borrower. The proceeds thereof shall be applied directly to the Swing Line Bank to repay the Swing Line Bank for such outstanding Swing Line Loans. Each Lender hereby absolutely, unconditionally and irrevocably agrees to make such Domestic Revolver Loans upon one Business Day's notice as set forth above, notwithstanding (a) that the amount of such Domestic Revolver Loan may not comply with the applicable minimums set forth herein, (b) the failure of the Domestic Borrowers to meet the conditions set forth in Sections 13 or 14 hereof, (c) the occurrence or continuance of a Default or an Event of Default hereunder, (d) the date of such Domestic Revolver Loan, and (e) the Total Revolving Credit Commitment in effect at such time. In the event that it is impracticable for such Domestic Revolver Loan to be made for any reason on the date otherwise required above, then each Lender hereby agrees that it shall forthwith purchase (as of the date such Domestic Revolver Loan would have been made, but adjusted for any payments received from the Domestic Borrowers on or after such date and prior to such purchase) from the Swing Line Bank, and the Swing Line Bank shall sell to each Lender, such participations in the Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Lenders to share in such Swing Line Loans pro rata based on their respective Commitment Percentages (without regard to any termination of the Total Revolving Credit Commitment hereunder) by making available to the Swing Line Bank an amount equal to such Lender's participation in the Swing Line Loans; provided that (x) all interest payable on the Swing Line Loans shall be for the account of the Swing Line Bank as a funding and administrative fee until the date as of which the respective participation is purchased, and (y) at the time any purchase of such participation is actually made, the purchasing Lender shall be required to pay the Swing Line Bank interest on the principal amount of the participation so purchased for each day from and including the date such Domestic Revolver Loan would otherwise have been made until the date of payment for such participation at the rate of interest in effect applicable to Base Rate Loans during such period.

          2A.5 The Swing Line Note. The joint and several obligations of the Domestic Borrowers to repay the Swing Line Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of the Domestic Borrowers with appropriate insertions substantially in the form of Exhibit E attached hereto (the "Swing Line Note"), dated the Closing Date and payable to the order of the Swing Line Bank in a principal amount stated to be the lesser of (a) the Maximum Swing Line Loan Amount, or (b) the aggregate principal amount of Swing Line Loans at any time advanced by the Swing Line Bank and outstanding thereunder. Each Domestic Borrower irrevocably authorizes the Swing Line Bank to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal on the Swing Line Note, an appropriate notation on the Swing Line Note Record reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Line Loans set forth on such Swing Line Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Line Bank, but the failure to record, or any error in so recording, any such amount on such Swing Line Note Record shall not limit or otherwise affect the actual amount of the obligations of the Domestic Borrowers hereunder or under the Swing Line Note to make payments of principal of or interest on the Swing Line Note when due.

          2B.  BANKERS' ACCEPTANCES.

          2B.1. Acceptance and Purchase. Subject to the terms and conditions hereof, the Hunter Fronting Bank and any other Lender that, pursuant to an amendment hereto, agrees to issue Bankers' Acceptances (the "BA Lenders") agree to accept and purchase Bankers' Acceptances, drawn upon such BA Lender by Hunter and denominated in Canadian Dollars, provided that it is understood and agreed that the Applicable BA Discount Rate shall be that rate calculated for the Business Day of issuance and purchase by such BA Lender of the requested Bankers Acceptance(s), and not any rate quoted on and for the date of notice of such request. Hunter shall notify the applicable BA Lender by irrevocable written notice (each, a "Bankers' Acceptance Notice") (such notice being addressed to applicable BA Lender with a copy sent to the Agent) at least one (1) Business Day prior to the date of any borrowing by way of Bankers' Acceptances. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate undiscounted face amount of C$100,000 or an integral multiple thereof. The undiscounted face amount of each Bankers' Acceptance shall be C$100,000 or any integral multiple thereof. Each request for a Bankers' Acceptance shall constitute a representation and warranty by Russell-Stanley and by Hunter that the conditions set forth in
Section 13 and 14 have been satisfied on the date of the issuance of such Bankers' Acceptance. Each Bankers' Acceptance Notice shall be in the form of
Exhibit I. Any Bankers' Acceptances accepted and/or purchased hereunder shall be accepted and/or purchased, in the first instance, by the Hunter Fronting Bank (without reference to subsequent transfer). In no event shall the aggregate face amount of all outstanding Bankers' Acceptances exceed the Hunter Line minus the outstanding amount of all Hunter Revolver Loans.

Furthermore, in no event shall the sum of the outstanding amount of the Domestic Revolver Loans and Swing Line Loans (after giving effect to all amounts requested), plus the Dollar Equivalent of the sum of the outstanding amount of the Hunter Revolver Loans, plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, plus the Dollar Equivalent of the aggregate face amount of all outstanding Bankers' Acceptances at any time exceed the Total Revolving Credit Commitment.

               (a) Term. Each Bankers' Acceptance shall be issued and shall mature on a Business Day and shall be dated the borrowing date specified in the Bankers' Acceptance Notice with respect thereto. Each Bankers' Acceptance shall have a term of not less than 30 and not more than 180 days. Each Bankers' Acceptance shall mature no later than one (1) day prior to the Revolving Credit Loan Maturity Date, and shall be in form and substance reasonably satisfactory to the Hunter Fronting Bank.

               (b) Bankers' Acceptances in Blank. To facilitate the acceptance of Bankers' Acceptances under this Agreement, Hunter shall, on the Closing Date and from time to time as required, provide to each BA Lender bills of exchange, in the form of Exhibit J, duly executed and endorsed in blank by Hunter in quantities sufficient for each BA Lender to fulfill its obligations hereunder. Hunter agrees that the responsibility of each BA Lender with respect to the safekeeping of the executed blank draft forms of Bankers' Acceptances shall be limited to the same degree of care which such BA Lender gives to its own property, provided that such BA Lender shall not be deemed to be an insurer thereof. In addition, Hunter hereby irrevocably appoints each BA Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature, as and when deemed necessary by such BA Lender and in accordance with the Bankers' Acceptance Notices submitted from time to time in accordance with this
          Section 2B and signed by officers or employees of Hunter who are authorized by resolution of the directors of Hunter to so instruct such BA Lender, blank forms of Bankers' Acceptances. (Hunter shall provide each BA Lender with a certified copy of such resolution and such BA Lender may rely upon the same until its acknowledgment of the receipt from Hunter of a certified copy of a directors' resolution to the contrary.) Hunter recognizes and agrees that each Bankers' Acceptance signed and/or endorsed on its behalf by any BA Lender in accordance with the terms of the respective Bankers' Acceptance Notices provided to such BA Lender shall bind Hunter as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of Hunter. Each BA Lender is hereby authorized to issue on behalf of Hunter, such Bankers' Acceptances endorsed in blank in such face amounts as may be specified in the Bankers' Acceptance Notice provided to such BA Lender with respect thereto provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such BA Lender pursuant to clause (d) below. No BA Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of Hunter to provide duly executed and endorsed bills of exchange to such BA Lender on a timely basis nor shall any BA Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the negligence or willful misconduct of such BA Lender, its officers, employees, agents or representatives. Hunter agrees that no BA Lender shall incur any liability to Hunter in completing such draft forms of Bankers' Acceptances when acting reasonably in reliance on Bankers' Acceptance Notices provided to such BA Lender which such BA Lender believes in good faith to have been signed by authorized officers or employees of Hunter. Each BA Lender shall maintain a record with respect to Bankers' Acceptances (i) received by it from Hunter in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder, and (v) canceled at their respective maturities. Each BA Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such BA Lender.

               (c) Execution of Bankers' Acceptances. Bills of exchange of Hunter to be accepted as Bankers' Acceptances hereunder shall be duly executed by one or more duly authorized officers on behalf of Hunter as required by 2B.1(a) above. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for Hunter may no longer be an authorized signatory for Hunter at the date of issuance (unless, at such date of issuance, the issuing BA Lender has actual knowledge that such signatory is no longer an authorized signatory) or at the date of maturity of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance or continued until the date of maturity, as the case may be, and any such Bankers' Acceptance so signed shall be binding on Hunter.

               (d)  Issuance of Bankers' Acceptances.   Promptly following
          receipt of a Bankers' Acceptance Notice, the aggregate face amount of Bankers' Acceptances to be accepted by the applicable BA Lender as set forth on the relevant Bankers' Acceptance Notice pursuant to the terms of this Credit Agreement shall be issued, except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by such BA Lender, would not be C$100,000 or an integral multiple thereof, such face amount shall be reduced by such BA Lender in its sole and absolute discretion to the nearest integral multiple of C$100,000.

               (e) Acceptance of Bankers' Acceptances. Each Bankers' Acceptance to be issued pursuant to this 2B shall be accepted by the applicable BA Lender at such BA Lender's office shown on
          Schedule 1 hereof or as otherwise designated in writing by such BA Lender to Hunter and the Agent from time to time.

               (f) Purchase of Bankers' Acceptances. On the relevant date of borrowing, each BA Lender agrees to purchase from Hunter, at the face amount thereof discounted by the Applicable BA Discount Rate, any Bankers' Acceptance accepted by it and provide to Hunter the BA Discount Proceeds in respect thereof after deducting therefrom the amount of the Acceptance Fee payable by Hunter to such BA Lender under Section 2B.3 in respect of such Bankers' Acceptance. Such BA Lender shall notify Hunter and Russell-Stanley of the Applicable BA Discount Rate with respect to any borrowing by way of Bankers' Acceptances on the date of such borrowing.

               (g) Sale of Bankers' Acceptances. Each BA Lender may at any time and from time to time hold, sell, rediscount or otherwise transfer, in each case to a financial institution or bank resident in Canada without the consent of any Borrower, or to any other Person with the consent of Russell-Stanley (not to be unreasonably withheld) any or all Bankers' Acceptances accepted and purchased by it.

               (h) Waiver of Presentment and Other Conditions. Hunter waives presentment for payment, demand, protest and any other defense to payment of any amounts due to any BA Lender in respect of a Bankers' Acceptance accepted by such BA Lender pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such BA Lender or any permitted transferee of such Bankers' Acceptance in its own right. Hunter shall not claim or require any days of grace or require any BA Lender or any permitted transferee of any Bankers' Acceptance to claim any days of grace for the payment of any Bankers' Acceptance.

          2B.2. Refunding Bankers' Acceptances. With respect to each Bankers' Acceptance, Hunter, except during the occurrence and continuation of an Event of Default, may give irrevocable telephone or written notice (or such other method of notification as may be agreed upon between the applicable BA Lender and Hunter) to the applicable BA Lender on the Business Day prior to the maturity date of such Bankers' Acceptance of Hunter's intention to issue one or more Bankers' Acceptances on such maturity date (each a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that Hunter shall, on the date of maturity of the maturing Bankers' Acceptances, pay to the applicable BA Lender an amount equal to the face amount of the maturing Bankers' Acceptance (a) less the BA Discount Proceeds of the applicable Refunding

Bankers' Acceptances (b) plus the applicable Acceptance Fee with respect to such Refunding Bankers' Acceptances). Any funding on account of any maturing Bankers' Acceptance must be made at or before 12:00 noon (Toronto, Ontario time) on the maturity date of such Bankers' Acceptance. If Hunter fails to give such notice and fails to repay such Bankers' Acceptance on the maturity date thereof, then Hunter shall be irrevocably deemed to have requested and to have been advanced a Hunter Revolver Loan bearing interest at the Canadian Base Rate plus the Revolving Credit Loan Margin on the face amount of such maturing Bankers' Acceptance on the maturity date of such maturing Bankers' Acceptance from the Hunter Fronting Bank, which Loan shall thereafter bear interest as such in accordance with the provisions hereof and otherwise shall be subject to all provisions of this Agreement applicable to Hunter Revolver Loans until paid in full.

          2B.3. Acceptance Fee. An acceptance fee (the "Acceptance Fee") shall be payable by Hunter to each BA Lender, which shall deduct the amount of such Acceptance Fee from the BA Discount Proceeds (in the manner specified in Section 2B.1(f) in respect of each Bankers' Acceptance), said fee to be calculated at a rate per annum equal to the Applicable Acceptance Fee Rate calculated on the face amount of such Bankers' Acceptance and computed on the basis of the number of days in the term of such Bankers' Acceptance and a year of 365 days.

          2B.4. Circumstances Making Bankers' Acceptances Unavailable. If, by reason of circumstances affecting the money market in Canada generally, there is no market for Bankers' Acceptances (i) the right of Hunter to request a borrowing of Bankers' Acceptances shall be suspended until the circumstances causing a suspension no longer exist, and (ii) any Bankers' Acceptance Notice which is outstanding shall be canceled and the requested borrowing shall not be made.

          2B.5 Cash Payments with respect to Outstanding Bankers' Acceptances. In order to induce the BA Lenders to purchase Bankers' Acceptances and the Lenders to participate therein, Hunter agrees to pay to the applicable BA Lender, for the account of such BA Lender or (as the case may be) the Lenders, with respect to each Bankers' Acceptance accepted and/or purchased by such BA Lender hereunder,

               (a) upon the reduction (but not termination) of the Hunter Line to an amount less than the aggregate face amount of all outstanding Bankers' Acceptances, an amount equal to such difference, which amount shall be held by the Hunter Fronting Bank for the benefit of the Lenders and the Hunter Fronting Bank for all outstanding Bankers' Acceptances until such difference is not more than zero, whereupon any amounts remaining with the Hunter Fronting Bank shall be paid to Hunter so long as no Default or Event of Default has occurred and is continuing, and

               (b) upon the termination of the Hunter Line, or the acceleration of the Borrowers' obligations with respect to all Bankers' Acceptances in accordance with Section 15, on demand by the Hunter Fronting Bank, an amount with respect to each outstanding Bankers' Acceptance equal to the total of amounts which would be required to purchase in the Canadian money market, as of 10:00 a.m. (Eastern time) on the date of payment of such demand, Government of Canada treasury bills in an aggregate amount equal to the face amount of such Bankers' Acceptances and having in each case a term to maturity similar to the period from such demand to maturity of such Bankers' Acceptance.

          Upon payment by Hunter as required under clause (b) above, the applicable BA Lender shall be responsible for all payments to third parties, including the respective holders in due course of such Bankers' Acceptances, under Bankers' Acceptances held by such BA Lender and such BA Lender shall indemnify Hunter in respect of all amounts which Hunter may be required to pay under each such Bankers' Acceptances to any party. Each payment under clauses (a) and (b) above shall be made to the Hunter Fronting Bank at the Hunter Fronting Bank's office shown on Schedule 1 hereof (or as otherwise designated in writing from time to time by the Hunter Fronting Bank) in immediately available funds. Interest on any and all amounts remaining unpaid by Hunter under clauses (a) or (b) above at any time from the date such amounts become due and payable (whether as stated in this Section 2B.5, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Hunter Fronting Bank on demand at the rate specified in Section 7.11 for Hunter Revolver Loans that are Base Rate Loans.


                 3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.

          3.1  Maturity.

               (a) The Domestic Borrowers jointly and severally promise to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Domestic Revolver Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

               (b) Hunter promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Hunter Revolver Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

          3.2  Mandatory Repayments of Revolving Credit Loans.

               (a) If at any time the sum of the outstanding amount of the Domestic Revolver Loans, the Swing Line Loans and the Dollar Equivalent of the Hunter Revolver Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations and the Dollar Equivalent of the aggregate face amount of all outstanding Bankers' Acceptances exceeds the Total Revolving Credit Commitment, then the Domestic Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application: first, to the payment of any Swing Line Loans outstanding, second, to any Unpaid Reimbursement Obligations; third, to the Domestic Revolver Loans; and fourth, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 6.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Domestic Revolver Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

               (b) If at any time the outstanding amount of the Hunter Revolver Loans plus the aggregate face amount of all outstanding Bankers' Acceptances exceeds the Hunter Line, Hunter shall immediately pay the amount of such excess, together with all accrued and unpaid interest thereon, to the Hunter Fronting Bank for application to the Hunter Revolver Loans. To the extent that after such repayment in full of all outstanding Hunter Revolver Loans the Hunter Line is less than the aggregate face amount of all outstanding Bankers' Acceptances, Hunter shall pay to the Hunter Fronting Bank an amount equal to such difference as specified in 2B.5(a) hereof.

          3.3 Optional Repayments of Revolving Credit Loans. Subject to the terms and provisions of Section 7.10, the Borrowers shall have the right, at their election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium. Russell-Stanley, on behalf of the applicable Borrower(s) shall give the Agent, not later than 12:00 Noon (Boston time) on the day of any proposed repayment prior written notice of such proposed prepayment pursuant to this
Section 3.3, in each case specifying the proposed date of prepayment of such Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in a minimum amount of $25,000 and be an integral multiple of $5,000 (or the Canadian Dollar Equivalent thereof in the case of Hunter Revolver Loans) and shall be applied, in the absence of instruction by Russell-Stanley, on behalf of such Borrower(s), first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans, at the Agent's option. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Revolving Credit Loans, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

          3.4 Pro Rata Treatment of Revolving Credit Loans. After the occurrence and during the continuance of an Event of Default, the Hunter Fronting Bank and all Lenders having a Revolving Credit Commitment agree that all payments received by the Agent or the Hunter Fronting Bank in respect of the Hunter Revolver Loans, the Bankers' Acceptances and the Domestic Revolver Loans shall be applied pro rata to all outstanding obligations in respect of Revolving Credit Loans and Bankers' Acceptances (with amounts applied in respect of Bankers' Acceptances to be applied as specified in 2B.5(b) hereof). In the event that the Revolving Credit Commitments are terminated for any reason, each Lender which had a Revolving Credit Commitment agrees that it shall forthwith make such arrangements with the other Lenders which had Revolving Credit Commitments, whether by purchase of participations or otherwise, as will result in each Lender which had a Revolving Credit Commitment sharing pro rata based on their Revolving Credit Commitments in all outstanding Revolving Credit Loans and Bankers' Acceptances.

                                4.  TERM LOAN.

          4.1 Commitments to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each Term Loan Lender agrees to lend to the Domestic Borrowers on the Closing Date the amount of its Term Loan Percentage of the principal amount of $25,000,000.

          4.2 The Term Notes. The Term Loan shall be evidenced by separate promissory notes of the Domestic Borrowers in substantially the form of Exhibit F hereto (each a "Term Note"), dated and bearing interest from the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Term Loan Lender in a principal amount equal to such Lender's Term Loan Percentage of the Term Loan and representing the joint and several obligations of the Domestic Borrowers to pay to such Lender such principal amount or, if less, the outstanding amount of such Lender's Term Loan Percentage of the Term Loan, plus interest accrued thereon, as set forth below, and premium, if any, as hereinafter provided. Each Domestic Borrower irrevocably authorizes each Term Loan Lender to make or cause to be made a notation on such Lender's Term Note Record reflecting the original principal amount of such Lender's Term Loan Percentage of the Term Loan and, at or about the time of such Lender's receipt of any principal payment on such Lender's Term Note, an appropriate notation on such Lender's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Lender's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Term Note Record shall not affect the joint and several obligations of the Domestic Borrowers hereunder or under any Term Note to make payments of principal of, premium, if any, and interest on any Term Note when due.

          4.3 Schedule of Installment Payments of Principal of Term Loan. The Domestic Borrowers jointly and severally promise to pay to the Agent for the account of the Term Loan Lenders the principal amount of the Term Loan in two equal principal installments, payable on June 30, 2006 and on the Term Loan Maturity Date.

          4.4 Interest Rates. Except as otherwise provided in Section 7.11, the Term Loan shall bear interest at a fixed rate equal to the Term Loan Rate.

          The Domestic Borrowers jointly and severally promise to pay interest on the Term Loan in arrears on each Interest Payment Date.

              5.  ADDITIONAL PROVISIONS RELATING TO THE TERM LOAN

          5.1  Mandatory Repayments of the Term Loan.

               (a) Upon the sale or disposition of any of the assets of Holdings or any of its Subsidiaries (other than sales permitted under Section 11.5.2), the applicable Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of the net proceeds of such sale or disposition, such prepayments to be applied as set forth in clause (c) hereof. This Section 5.1(a) is not intended to constitute a consent to any such sales or dispositions.

               (b) Upon the closing of any public offering of Equity Securities of Holdings or any of its Subsidiaries, the applicable Borrower shall prepay the Loans in an amount equal to seventy-five percent (75%) of the net proceeds of the offering, such prepayments to be applied as set forth in clause (d) hereof.

               (c) Each prepayment of the Loans under Section 5.1(a) shall be applied on a pro rata basis to the outstanding principal amounts of the Term Loan except as provided in clause (e) below; provided that if the principal amounts of the Term Loan have been repaid in full, then the Total Revolving Credit Commitment shall be automatically reduced on the date on which such prepayment was to be made by an amount equal to such required prepayment and, to the extent that the sum of the aggregate principal amount of the Revolving Credit Loans and Swing Line Loans outstanding plus the Maximum Drawing Amount plus all Unpaid Reimbursements plus the Dollar Equivalent of the aggregate face amount of all outstanding Bankers' Acceptances exceeds the Total Revolving Credit Commitment as so reduced or if the sum of the aggregate principal amount of Hunter Revolver Loans plus the aggregate face amount of all outstanding Bankers' Acceptances exceeds the Hunter Line, the Borrowers shall repay the Revolving Credit Loans and cash collateralize the Bankers' Acceptances as required pursuant to

          Section 3.2. Any reduction of the Total Revolving Credit Commitment under this Section 5.1(c) shall result in a proportionate reduction in the Hunter Line.

               (d) Each prepayment of the Loans under Section 5.1(b) shall be applied on a pro rata basis to the outstanding principal amounts of the Term Loan except as provided in clause (e) below; provided that if the principal amounts of the Term Loan have been repaid in full, the Borrowers shall pay such amounts to the Agent for the respective accounts of the Lenders for application, first, to the payment of any Swing Line Loans outstanding; second, to any Unpaid Reimbursement Obligations; third, to the Revolving Credit Loans; and fourth, to cash collateralize the Bankers' Acceptances as contemplated by Section 2B.5(a). There shall not be any obligation under this clause (d) to reduce the Total Revolving Credit Commitment.

               (e) Notwithstanding the provisions of clause (c) or (d), any Lender having outstanding amounts under the Term Loan may, at its option, elect not to receive prepayments, and if so, the Total Revolving Credit Commitment shall be automatically reduced by such amount and/or the Borrowers shall repay the Revolving Credit Loans, reduce the Hunter Line and cash collateralize the Bankers' Acceptances as provided in clause (c) or (d) above, as applicable.

               (f) Each prepayment of the Loans under this Section 5.1 shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective outstanding amount of each Lender's applicable Loan, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Each prepayment of principal of the Term Loan under this Section 5.1 shall be applied against the scheduled installments of principal due on such Term Loan pro rata across the remaining installments thereof and shall include the premium referred to in
          Section 5.2(b). If the Borrowers are required to repay the Revolving Credit Loans and cash collateralize Bankers' Acceptances pursuant to this Section 5.1, such amounts shall be applied first to the principal of the Revolving Credit Loans that are Base Rate Loans, then to the principal of the Revolving Credit Loans that are Eurodollar Rate Loans, and then to the cash collateralization of the Banker's Acceptances. Each such payment of the Revolving Credit Loans under this Section 5.1 shall be without penalty or premium except any prepayment of a Eurodollar Rate Loan pursuant to this Section 5.1 made on a date other than the last day of the Interest Period relating thereto shall be subject to indemnity payments as provided in Section 7.10.

          5.2  Optional Prepayment of the Term Loan.

               (a) Subject to the provisions of Sections 5.2(b) and 7.10, the Borrowers shall have the right at any time or from time to time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon prior written notice by Russell-Stanley, on behalf of such Borrowers, to the Agent by not later than 12:00 noon on the day of the proposed prepayment, provided that (i) each partial prepayment shall be in the principal amount of $500,000 or an integral multiple thereof, and (ii) each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective outstanding amount of each Lender's applicable Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of any of the Term Loan shall include the premium referred to in Section 5.2(b) and all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on such Term Loan pro rata across the remaining installments thereof. No amount repaid with respect to any Term Loan may be reborrowed.

               (b) Notwithstanding anything herein to the contrary, (i) the Borrowers may not prepay the Term Notes prior to July 23, 2000 and
          (ii) the Borrowers shall pay a premium with respect to each prepayment of the Term Notes (whether such prepayment be optional or mandatory) in an amount determined in accordance with the percentages set forth in the following table opposite the period during which such prepayment is made provided that upon (x) a change of control of Holdings (as described in Section 15.1(l) herein), (y) any initial public offering by the Borrowers, or (z) a recapitalization of the Borrowers, such premium shall equal 1% of the amount prepaid:


Period                                        Prepayment Premium
-------                                       -------------------


July 23, 2000 through July 22, 2001           6.636% of amount prepaid


July 23, 2001 through July 22, 2002           5.688% of amount prepaid


July 23, 2002 through July 22, 2003           4.740% of amount prepaid


July 23, 2003 through July 22, 2004           3.792% of amount prepaid

July 23, 2004 through July 22, 2005           2.844% of amount prepaid


July 23, 2005 through July 22, 2006           1.896% of amount prepaid


July 23, 2006 through June 29, 2007           .948% of amount prepaid


Thereafter                                    -0-


                            6.  LETTERS OF CREDIT.

          6.1  Letter of Credit Commitments.

               6.1.1 Commitment to Issue Letters of Credit. Pursuant to the Original Credit Agreement, the First Restated Credit Agreement, the Second Restated Credit Agreement, the Third Restated Credit Agreement and the Fourth Restated Credit Agreement, the Agent issued certain letters of credit listed on Schedule 6.1.1 hereto (the "Existing Letters of Credit"). Subject to the terms and conditions set forth in this Credit Agreement, (1) on the Closing Date, the Existing Letters of Credit shall be converted to Letters of Credit hereunder, and (2) upon the execution and delivery by the Domestic Borrowers of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 6.1.4 and upon the representations and warranties of the Domestic Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Domestic Borrowers one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by Russell-Stanley and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $5,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans and Swing Line Loans outstanding, and (iv) the Dollar Equivalent of the aggregate face amount of all outstanding Bankers' Acceptances shall not exceed the Total Revolving Credit Commitment.

               6.1.2 Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

               6.1.3 Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen
(14) days prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices.

               6.1.4 Reimbursement Obligations of Lenders. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Domestic Borrowers pursuant to Section 6.2 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

               6.1.5 Participations of Lenders. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Domestic Borrowers' Reimbursement Obligations under
Section 6.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to Section 6.2.

          6.2 Reimbursement Obligation of Domestic Borrowers. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Domestic Borrowers hereby jointly and severally agree to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

               (a) on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent in connection with any payment made by the Agent under, or with respect to, such Letter of Credit,

               (b) upon the reduction (but not termination) of the Total Revolving Credit Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Lenders and the Agent as cash collateral for all Reimbursement Obligations until all Letters of Credit have been paid or have expired undrawn whereupon any amounts remaining with the Agent as cash collateral shall be paid to Russell-Stanley for distribution to the applicable Domestic Borrower so long as no Default or Event of Default has occurred and is continuing, and

               (c) upon the termination of the Total Revolving Credit Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with
          Section 15, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Lenders and the Agent as cash collateral for all Reimbursement Obligations until all Letters of Credit have been paid or have expired undrawn whereupon any amounts remaining with the Agent as cash collateral shall be paid to Russell-Stanley for distribution to the applicable Domestic Borrower so long as no Default or Event of Default has occurred and is continuing.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by any Domestic Borrower under this Section 6.2 at any time from the date such amounts become due and payable (whether as stated in this Section 6.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 7.11 for Domestic Revolver Loans that are Base Rate Loans.

          6.3 Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify Russell-Stanley on behalf of the Domestic Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Domestic Borrowers fail to reimburse the Agent as provided in Section 6.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Agent, at its Head Office, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is
360. The responsibility of the Agent to the Domestic Borrowers and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

          6.4 Obligations Absolute. The Domestic Borrowers' joint and several obligations under this Section 6 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which any of the Domestic Borrowers may have or have had against the Agent, any Lender or any beneficiary of a Letter of Credit. The Domestic Borrowers further agree with the Agent and the Lenders that, except for liability resulting from the Agent's or such Lender's gross negligence or willful misconduct, the Agent and the Lenders shall not be responsible for, and the Domestic Borrowers' Reimbursement Obligations under Section 6.2 shall not be affected by the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged (unless the Agent had actual knowledge of such invalidity, fraud or forgery), or any dispute between or among the Domestic Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Domestic Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, unless resulting from its gross negligence or willful misconduct. The Domestic Borrowers agree that any action taken or omitted by the Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and in conformity with the Uniform Customs, shall be binding upon the Domestic Borrowers and shall not result in any liability on the part of the Agent or any Lender to the Domestic Borrowers.

          6.5  Reliance by Issuer.  To the extent not inconsistent with
Section 6.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.
The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

          6.6 Letter of Credit Fee. The applicable Domestic Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Agent, pay a fee (in each case, a "Letter of Credit Fee") to the Agent (a) in respect of each standby Letter of Credit equal to the Revolving Credit Loan Margin for Eurodollar Rate Loans of the Maximum Drawing Amount of such standby Letter of Credit plus the Agent's customary issuance fee, and (b) in respect of each documentary Letter of Credit the Agent's customary fees in connection with issuance, advice, confirmation, negotiation, document examination, amendment and similar functions with respect thereto, such Letter of Credit Fee (but not such customary issuance, amendment, negotiation or related Letter of Credit fees) to be for the accounts of the Lenders in accordance with their respective Commitment Percentages. The applicable Domestic Borrower shall also pay to the Agent upon the issuance, extension or renewal of each Letter of Credit, a fronting fee equal to 0.125% per annum on the Maximum Drawing Amount of each standby and documentary Letter of Credit.

                        7.  CERTAIN GENERAL PROVISIONS.

          7.1 Closing Fee. The Domestic Borrowers jointly and severally agree to pay to the Agent a closing fee as set forth in the Fee Letter.

          7.2 Agent's Fee. The Domestic Borrowers shall pay to the Agent an Agent's fee as set forth in the Fee Letter.

          7.3  Funds for Payments.

               7.3.1 Payments to Agent. All payments of principal, interest, premium, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents (with the exception of (i) payments of principal and interest with respect to the Hunter Revolver Loans, (ii) the repayment of the Bankers' Acceptances on the maturity date thereof and (iii) any other payments in respect of the Hunter Revolver Loans and Bankers' Acceptances that are, in accordance with the terms hereof, to be paid to the Hunter Fronting Bank, all of which shall be paid to the Hunter Fronting Bank), shall be made to the Agent, for the respective accounts of the Lenders and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

               7.3.2 No Offset, etc. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim.

               7.3.3 Currency of Payments. Payments of principal, premium or interest with respect to any Loan and payments with respect to Bankers'

Acceptances shall be made in the currency in which such Loan was advanced or with which such Banker's Acceptance was purchased. Any and all Unpaid Reimbursement Obligations, payments of principal or interest with respect to any Swing Line Loan and fees payable hereunder, except as otherwise provided herein with respect to Bankers' Acceptances and Hunter Revolver Loans, shall be payable solely in Dollars.

               7.3.4  Foreign Lenders.

               (a) Each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia (a "Non-U.S. Lender") agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to Russell-Stanley on behalf of the Domestic Borrowers and the Agent two duly completed copies of (A) either United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten percent (10%) shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. lender certifying in each case that such Non-U.S. Lender is entitled to receive payments under this Credit Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9 entitling such Non-U.S. Lender to receive complete exemption from United States backup withholding tax. Each Non-U.S. Lender that so delivers a Form 1001 or 4224 or Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to each of Russell-Stanley and the Agent two further copies of Form 1001 or 4224 or Form W-8 or W-9 or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Russell-Stanley, and such extensions or renewals thereof as may reasonably be requested by Russell-Stanley, certifying in the case of a Form 1001 or 4224 or Form W-8 or Form W-9 that such Non-U.S. Lender is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender advises Russell-Stanley that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

               (b) None of the Borrowers shall be required to pay any additional amounts to any Non-U.S. Lender in respect of United States Federal withholding tax pursuant to Section 31 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Credit Agreement or, with respect to payments to a different lending office designated by the Non-U.S. Lender as its applicable lending office (a "New Lending Office"), the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any transferee or New Lending Office as a result of an assignment, transfer or designation made at the request of any of the Borrowers; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Lender through a New Lending Office, would be entitled to receive without regard to this clause
          (i) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such transferee, or Lender making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation; or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (c) above.

               (c) Notwithstanding the foregoing, each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change its lending office to avoid or to minimize any amounts otherwise payable under Section 31 in each case solely if such change can be made in a manner so that such Lender, in its sole determination, suffers no legal, economic or regulatory disadvantage.

          7.4 Computations. All computations of interest on Base Rate Loans shall be based on a 365-day (or 366-day, as the case may be) year and the actual number of days elapsed. All computations of interest on Eurodollar Rate Loans, Term Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records, the Swing Line Note Record and the Term Note Records from time to time shall be prima facie evidence of the outstanding amount of the Loans.

          7.5 Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Lenders that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders) to the Borrowers and the Lenders. In such event (a) any Domestic Revolver Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrowers and the Lenders.

          7.6 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrowers and the other Lenders and thereupon (a) the commitment of such Lender to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Domestic Borrowers jointly and severally with respect to any conversion of Eurodollar Rate Loans made to any of them, hereby agree promptly to pay the Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section 7.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

          7.7  Additional Costs, etc.

               (a) Without duplication of any other amounts payable hereunder, if any change after the Closing Date in any present law or the interpretation or application thereof or any future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law) (provided that, with respect to requests, directives, instructions and notices not having the force of law, the Lenders shall act in good faith and in a consistent manner with respect to compliance with any such request, directive, instruction or notice) (any of the foregoing, a "Change in Law"), shall:

                    (i) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender's Revolving Credit Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent), or

                    (ii) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Agent under this Credit Agreement or any of the other Loan Documents, or

                    (iii) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or Bankers' Acceptances accepted and/or purchased by, or commitments of an office of any Lender, or

                    (iv) impose on any Lender or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Revolving Credit Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Revolving Credit Commitment forms a part, and the result of any of the foregoing is

                          (A) to increase the cost to any Lender of making, funding, issuing, renewing, extending, purchasing, accepting or maintaining any of the Loans or such Lender's Revolving Credit Commitment or any Letter of Credit or any Bankers' Acceptances, or

                          (B) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Lender or the Agent hereunder on account of such Lender's Revolving Credit Commitment, any Letter of Credit or any Bankers' Acceptances or any of the Loans, or

                          (C) to require such Lender or the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrowers hereunder, and, in any such case, the amount is material, then, and in each such case, in the case of a Change in Law affecting the Domestic Borrowers, the Domestic Borrowers will, and in the case of a Change in Law affecting Hunter, Hunter will, in any such case upon demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

               (b) Without limiting the generality of the preceding paragraph (a), for each day that a Eurodollar Rate Loan is outstanding, the applicable Borrower agrees to pay an amount (the "Eurocurrency Reserve Charge") equal to the product of (i) the outstanding principal amount of the Eurodollar Rate Loan, times
          (ii) the remainder of (A) a fraction, the numerator of which is the Eurodollar Rate (expressed as a decimal) and the denominator of which is one minus the Eurocurrency Reserve Rate, minus (B) the Eurodollar Rate (expressed as a decimal), times (iii) the fraction, the numerator of which is one and the denominator of which is three hundred sixty (360). Eurocurrency Reserve Charges for each Interest Period shall be paid on the applicable Interest Payment Date to the Agent for the account of each Lender, in accordance with certificates delivered by the Agent to the applicable Borrower pursuant to Section 7.9 hereof, which certificates shall, absent manifest error, be conclusive.

          7.8 Capital Adequacy. If after the date hereof any Lender or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) (provided that, with respect to requests, directives, instructions and notices not having the force of law, the Lenders shall act in good faith and in a consistent manner with respect to compliance with any such request, directive, instruction or notice) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Lender or the Agent or any corporation controlling such Lender or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) (provided that, with respect to requests, directives, instructions and notices not having the force of law, the Lenders shall act in good faith and in a consistent manner with respect to compliance with any such request, directive, instruction or notice) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Agent's commitment with respect to any Loans or Bankers' Acceptances to a level below that which such Lender or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Agent to be material, then such Lender or the Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, Russell-Stanley, on behalf of the Borrowers and such Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Lender in light of these circumstances. If Russell-Stanley and such Lender are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender's reasonable determination, provide adequate compensation. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

          7.9 Certificate. A certificate setting forth in reasonable detail any additional amounts payable pursuant to Sections 7.7 or 7.8 and a brief explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing. The Borrowers shall have no obligation to make payment of any amount under Sections 7.7 or 7.8 which accrued, or relates to a period of time, more than ninety (90) days prior to the date of receipt of such certificate or if earlier, the date any notice is given as provided in
Section 7.8.

          7.10 Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of Eurodollar Rate Loans or conversion of Eurodollar Rate Loans after Russell-Stanley, on behalf of such Borrower, has given (or is deemed to have given) a Domestic Revolver Loan Request with respect thereto, or notice or a Conversion Request relating thereto in accordance with Section 2.6 or

Section 2.7 or (b) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans or (c) any Borrower's prepayment of any Bankers' Acceptance or Hunter's failure to issue any Bankers' Acceptance after request therefor has been made by means of a Bankers' Acceptance Notice and in accordance with 2B hereof.

          7.11  Interest After Default.

                7.11.1 Interest After Default. During the continuance of a Default or an Event of Default, all overdue amounts outstanding under the Loan Documents, including all overdue principal (and with respect to the Term Loan, premium, if any) and (to the extent permitted by applicable law) interest and all other overdue amounts, shall, until such Default or Event of Default has been cured, remedied or waived by the Majority Lenders pursuant to 28, bear interest at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Loans or other amounts outstanding hereunder.

               7.11.2  Interest Limitation.

               (a) Notwithstanding any other term of this Credit Agreement, any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under the Notes by any Lender shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected by such Lender under applicable laws (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended, and the Criminal Code (Canada)).

               (b) With respect to Hunter Revolver Loans, whenever interest is payable hereunder on the basis of a year of 360 days, for the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable hereunder multiplied by the actual number of days in the year and divided by 360. All interest will be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

          7.12  Currency Fluctuations.

               (a) Not later than 1:00 p.m. (Boston time) on the last Business Day of each calendar month (the "Calculation Date"), the Agent shall determine the Exchange Rate as of such date. The

          Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

               (b) Not later than 4:00 p.m. (Boston time) on each Reset Date, the Agent shall determine the Dollar Equivalent (using the Exchange Rate then effective pursuant to 7.12(a) above) of the outstanding Hunter Revolver Loans and Bankers' Acceptances.

               (c) If, on any Reset Date the aggregate outstanding amount (expressed in Dollars) of the Hunter Revolver Loans plus the aggregate face amount of all outstanding Bankers' Acceptances exceeds the Hunter Line then (i) the Agent shall give notice thereof to Hunter, Russell-Stanley and the Lenders and (ii) within two (2) Business Days thereafter, Hunter shall repay or prepay such Loans in accordance with this Credit Agreement in an aggregate principal amount such that, after giving effect thereto, the aggregate outstanding amount (expressed in Dollars) of all such Loans plus the aggregate face amount of all outstanding Bankers' Acceptances does not exceed the Hunter Line. To the extent that after such repayment in full of all outstanding Hunter Revolver Loans the Hunter Line is less than the aggregate face amount of all outstanding Bankers' Acceptances, Hunter shall pay to the Hunter Fronting Bank an amount equal to such difference as specified in 2B.5(a) hereof.

          7.13 Change in Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 7.3.2, 7.7,
7.8 or 31 with respect to such Lender, it will, if requested by Russell-Stanley, on behalf of a Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Bankers' Acceptances affected by such event, provided that such designation is made on terms that such Lender and its lending office, determined in their reasonable discretion, suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

          7.14 Replacement of Lenders. (x) Upon the occurrence of any event giving rise to the operation of Sections 7.3.2, 7.7, 7.8 or 31 with respect to any Lender which results in such Lender charging to any Borrower increased costs, (y) if any Lender becomes a Delinquent Lender, or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Credit Agreement which has been approved by the Majority Lenders, the Borrowers shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Assignees, none of whom shall constitute a Delinquent Lender at the time of such replacement (collectively, the "Replacement Lender"), reasonably acceptable to the Agent, provided that (a) at the time of any replacement pursuant to this Section 7.14, the Replacement Lender shall enter into an Assignment and Acceptance pursuant to Section 21 and (b) all obligations of the Borrowers owing to the Replaced Lender (other than those in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the Assignment and Acceptance, the payment of amounts referred to therein and in clause (b) above and, delivery to the Replacement Lender of the appropriate Notes executed by the applicable Borrower(s), the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. Notwithstanding anything herein to the contrary, a Term Loan Lender may be replaced hereunder only in compliance with Section 5.2(b) hereof.

                    8.  COLLATERAL SECURITY AND GUARANTIES.

          8.1 Security of Borrowers. The Obligations of the Domestic Borrowers under the Loan Documents shall be secured by a perfected first priority security interest (subject only to prior Permitted Liens) in substantially all of the assets of the Domestic Borrowers, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Domestic Borrowers are parties. The Obligations in respect of the Hunter Revolver Loans and Bankers' Acceptances shall be secured by a perfected first priority security interest (subject only to prior Permitted Liens) in substantially all of the assets of Hunter and its material Subsidiaries, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which Hunter and/or its material Subsidiary is a party.

          8.2 Guaranties and Security of Domestic Borrowers. The Obligations of Hunter under the Loan Documents shall also be guaranteed by the Domestic Borrowers and each material Subsidiary of Hunter, and the Obligations of each Domestic Borrower under the Loan Documents shall also be guaranteed by each direct and indirect Domestic Subsidiary of each Domestic Borrower (other than those Domestic Subsidiaries that are Borrowers) pursuant to the terms of Section 29. The obligations of such Persons under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to prior Permitted Liens) in all of the assets of each such Person, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Person is a party.

          8.3 Collateral Notes. In addition to the Term Notes and the Revolving Credit Notes the Borrowers agree that with respect to any or all of the real estate interests to be mortgaged by them hereunder, they will execute and deliver or cause to be executed and delivered to the Agent such collateral notes (herein called "Collateral Notes") as the Agent and the Borrowers may agree upon, it being understood, however, that (a) the aggregate of all payments or recoveries on such Collateral Notes shall not exceed the amount of the Obligations (exclusive of the Collateral Notes), and

(b) any payments or recoveries on such Collateral Notes shall be credited to the unpaid amount of the Obligations and in such order of application as the Agent may determine. For the avoidance of doubt, the aggregate payments or recoveries on the Collateral Notes, Term Notes, Revolving Credit Notes, Bankers' Acceptances, Hunter Revolver Loans and the Collateral shall not exceed the amount of the Obligations. The Agent agrees that upon payment in full of all the Obligations, the Agent shall mark all such Collateral Notes cancelled and promptly return such Collateral Notes to Russell- Stanley.

                      9.  REPRESENTATIONS AND WARRANTIES.

          Each Borrower and each Guarantor represents and warrants to the Lenders and the Agent, solely with respect to itself and its Subsidiaries, as follows:

          9.1  Corporate Authority.

               9.1.1 Incorporation; Good Standing. Such Borrower or Guarantor and its Subsidiaries (a) is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of its state or province of incorporation or organization, except where such failure to be in good standing could not reasonably be expected to have a materially adverse effect on the business, assets, liabilities or financial condition of Holdings, and its Subsidiaries, taken as a whole, (b) has all requisite corporate or partnership power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation or limited partnership and is duly authorized to do business in each jurisdiction where such qualification is necessary, except where a failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a materially adverse effect on the business, assets or financial condition of Holdings and its Subsidiaries, taken as a whole.

               9.1.2 Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which such Borrower or Guarantor or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate or partnership authority of such Person,
          (b) have been duly authorized by all necessary corporate or partnership proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or Guarantor or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or Guarantor or any of its Subsidiaries, except where such violation or contravention could not reasonably be expected to have a materially adverse effect on Holdings and its Subsidiaries, taken as a whole, and could not reasonably be expected to have any adverse effect on the enforceability of the Loan Documents, (d) do not conflict with any provision of the corporate charter or bylaws or other organizational documents of such Borrower or Guarantor or any of its Subsidiaries, and (e) do not conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest, or other encumbrance upon any of its property under, any agreement, trust deed, indenture, mortgage, or other instrument (including, without limitation, the Senior Subordinated Debt Documents) to which it is a party or by which it or any of its property is bound or affected, the consequences of which could reasonably be expected to have a materially adverse effect on Holdings and its Subsidiaries, taken as a whole.

               9.1.3 Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which such Borrower or such Guarantor or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in equity or at law) and an implied covenant of good faith and fair dealing, and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          9.2 Governmental Approvals. The execution, delivery and performance by such Borrower or such Guarantor and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which such Borrower or such Guarantor or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained or where failure to do so could not reasonably be expected to result in a materially adverse effect on Holdings and its Subsidiaries, taken as a whole, and could not reasonably be expected to have any adverse effect on the enforceability of the Loan Documents.

          9.3  Title to Properties; Leases.  Except as indicated on Schedule
9.3 hereto, such Borrower and its Subsidiaries own all material property reflected in the consolidated balance sheet of Holdings and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of as permitted under Section 11.5.2 hereof), free and clear of all liens or other encumbrances except Permitted Liens.

          9.4  Financial Statements; Projections.

               9.4.1 Financial Statements. There has been furnished to each of the Lenders consolidated balance sheets of Holdings and its Subsidiaries, as at the Balance Sheet Date, and consolidated statements of income and cash flows of Holdings and its Subsidiaries, for the fiscal year then ended, certified by Deloitte & Touche LLP. In addition, there have been furnished to each of the Lenders consolidated balance sheets of Holdings and its Subsidiaries dated the Interim Balance Sheet Date and the related consolidated statements of income and cash flows for the month ending on the Interim Balance Sheet Date. All audited balance sheets and statements of income and cash flows have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial position of Holdings and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended.

               9.4.2 Projections. Holdings and its Subsidiaries have furnished to the Lenders, prior to the Closing Date, projections of the annual operating budgets, balance sheets and cash flow statements of Holdings and its Subsidiaries on a consolidated basis, for the 1999 to 2003 Fiscal Years, and such projections disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections.

          9.5 No Material Changes, etc. Since the Interim Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of Holdings and its Subsidiaries, taken as a whole, as shown on or reflected in the respective consolidated balance sheet of Holdings and its Subsidiaries as at the Interim Balance Sheet Date, or the respective consolidated statement of income for the fiscal period then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of Holdings and its Subsidiaries, taken as a whole. Since the Interim Balance Sheet Date, the Borrowers have not made any Distribution.

          9.6 Franchises, Patents, Copyrights, etc. Such Borrower and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others except, with respect to any matter specified in this Section 9.6, as could not reasonably be expected to result in a materially adverse effect on Holdings and its Subsidiaries, taken as a whole, or with respect to matters relating to CMS, as to which Russell-Stanley has been indemnified by the sellers of CMS.

          9.7 Litigation. Except as set forth in Schedule 9.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best knowledge of such Borrower, threatened against such Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, could be reasonably be expected to, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of Holdings and its Subsidiaries taken as a whole.

          9.8 Tax Status. Holdings and its Subsidiaries (a) have made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all material taxes and other material governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books reserves (segregated to the extent required by Generally Accepted Accounting Principles and practices) reasonably deemed by it to be adequate with respect thereto.

          9.9 No Event of Default. No Default or Event of Default has occurred and is continuing.

          9.10 Holding Company and Investment Company Acts. Neither Holdings nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

          9.11 Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of Holdings or any of its Subsidiaries or any rights relating thereto.

          9.12 Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral.

          9.13  Employee Benefit Plans.

               9.13.1 In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. As of the Closing Date, such Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

               9.13.2 Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) that could reasonably be expected to have a material adverse effect on the business or financial condition of Holdings and its Subsidiaries taken as a whole has been incurred by such Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC where such termination could reasonably be expected to have a material adverse effect on the business or financial condition of Holdings and its Subsidiaries taken as a whole. As of the Closing Date, based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of
          Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $1,000,000.

               9.13.3 Multiemployer Plans. Neither such Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) that could reasonably be expected to have a material adverse effect on the business or financial condition of Holdings and its Subsidiaries taken as a whole to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither such Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA where such termination could reasonably be expected to have a material adverse effect on the business or financial condition of Holdings and its Subsidiaries taken as a whole.

          9.14 Regulations U and X. No portion of any Loan and no proceeds from the sale of any Bankers' Acceptance are to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

          9.15 Environmental Compliance. To the best knowledge of each Borrower and its Subsidiaries:

               (a) neither such Borrower nor its Subsidiaries is in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, the New Jersey Industrial Site Rehabilitation Act ("ISRA"), or any state or local statute, regulation, ordinance, order or decree relating to health or safety (in each case as relating to the environment) or the environment (hereinafter "Environmental Laws"), which violation could reasonably be expected to result in a materially adverse effect on the business, assets or financial condition of Holdings or any of its Subsidiaries taken as a whole;

               (b) neither such Borrower nor its Subsidiaries has received written notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any

          Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances which notification or identification could, in each case, reasonably be expected to result in a materially adverse effect on the business, assets or financial condition of each of Holdings and its Subsidiaries, taken as a whole;

               (c) except as set forth on Schedule 9.15 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except for such use in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate except for tanks and storage receptacles maintained in accordance in all material respects with applicable law and except in each case, for such use or such maintenance which could not reasonably be expected to result in a materially adverse effect on the business, assets or financial condition of each of Holdings and its Subsidiaries, taken as a whole; (ii) in the course of any activities conducted by any Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance in all material respects with applicable Environmental Laws or where the violation of such law could not reasonably be expected to have a materially adverse effect on the business, assets or financial condition of each of Holdings and its Subsidiaries, taken as a whole; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) of Hazardous Substances by such Borrower or any of its Subsidiaries on, upon, into the properties of such Borrower or its Subsidiaries, which releases could reasonably be expected to have a materially adverse effect on the business, assets or financial condition of such Holdings and its Subsidiaries taken as a whole; (iv) to the best of such Borrower's knowledge, there have been no releases on, upon or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on the Real Estate, and which could reasonably be expected to have a materially adverse effect on the business, assets or financial condition of Holdings and its Subsidiaries taken as a whole; and (v) in addition, to the extent required under Environmental Laws any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of such Borrower's knowledge, operating in compliance in all material respects with such permits and applicable Environmental Laws or where the violation thereof could not reasonably be expected to have a materially adverse effect on the business, assets or financial condition of each of Holdings and its Subsidiaries, taken as a whole; and

               (d) neither such Borrower nor its Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

          9.16 Subsidiaries, etc. Such Borrower has no Subsidiaries other than as set forth on Schedule 9.16. Except as set forth on Schedule 9.16 hereto, neither such Borrower nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person. All domestic Subsidiaries of Holdings other than Hunter Industrial Group, Inc. ("HIGI"), a Delaware corporation, and Hunter Drums, Inc. ("HDI"), an Illinois corporation, are Guarantors hereunder. HIGI and HDI collectively have no material assets or liabilities and are not material Subsidiaries.

          9.17 Chief Executive Offices. The chief executive offices of such Borrower or such Guarantor, as the case may be, and the offices where all of the records and books of such Borrower or such Guarantor, as the case may be, are kept, are located at the locations specified on Schedule 9.17.

          9.18 Disclosure. No representation or warranty made by such Borrower or such Guarantor, as the case may be, in any of the Loan Documents or any officer's certificates delivered by such Borrower or such Guarantor pursuant to any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, taken as a whole, not misleading in light of the circumstances in which they are made.

          9.19 Fiscal Year. Such Borrower and such Guarantor has a fiscal year which is the twelve months ending December 31 of each year (a "Fiscal Year").

          9.20 Fair Labor Standards Act. To the best of its knowledge, such Borrower and its Subsidiaries has at all times operated its business in material compliance with all applicable provisions of the Fair Labor

Standards Act of 1938, as amended. None of the inventory of such Borrower and its Subsidiaries has been produced by employees who are or were employed in violation of the minimum wage or maximum hour provisions of the Fair Labor Standards Act (29 U.S.C. Section 206 and 207) or any regulations thereunder, in each case, as in effect from time to time.

          9.21 Status of Loans as Senior Debt. This Credit Agreement is the "Senior Credit Facility" under the terms of the Senior Subordinated Indenture, and Indebtedness of each of the Borrowers and their Subsidiaries to the Lenders and the Agent in respect of the Obligations constitute "Senior Debt" and "Designated Senior Debt" (or the analogous term used therein) under the terms of the Senior Subordinated Debt Documents or of any other instrument evidencing or pursuant to which there is issued Indebtedness which purports to be Senior Subordinated Debt of any Borrower or any Subsidiary.

          9.22 No Other Senior Debt. Holdings (a) has not designated any Indebtedness of the Company or any of its Subsidiaries as, and has no, "Designated Senior Debt" for purposes of (and as defined in) the Senior Subordinated Indenture, other than the Obligations, and (b) has no "Senior Debt" as such term is defined in the Senior Subordinated Indenture other than the Obligations and Indebtedness permitted under Section 11.1.

          9.23 Delivery of Certain Documents. Holdings has delivered to the Agent true and complete copies of all of the Senior Subordinated Debt Documents (including any amendments thereto).

          9.24 Year 2000 Problem. The Borrowers and their Subsidiaries (i) have reviewed the areas within their businesses and operations which could be adversely affected by failure to become "Year 2000 Compliant" (i.e. that computer applications, embedded microchips and other systems used by the Borrowers or any of their Subsidiaries, will be able properly to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) have used internal and external resources to make required modifications to and replacement of internal systems and test Year 2000 Compliance, (iii) are currently on schedule to complete the remediation and testing processes for their computer applications, embedded microchips and other systems by September 1999, (iv) have contacted the manufacturers of all of their significant hardware with embedded applications and believe that their significant hardware is Year 2000 Compliant and (v) have sent questionnaires to their significant vendors to confirm that they are Year 2000 Compliant. Based upon such review, the Borrowers reasonably believe that the Borrowers and their Subsidiaries will become "Year 2000 Compliant" in a timely manner except to the extent that failure to do so will not have any materially adverse effect on the business, assets or financial condition of the Borrowers and their Subsidiaries taken as a whole.

          9.25 Solvency. Both before and after giving effect to this Credit Agreement and the other Loan Documents and the Senior Subordinated Debt,

Holdings on a consolidated basis is Solvent. As used herein, "Solvent" shall mean that Holdings, on a consolidated basis, (i) has assets having a fair value in excess of its liabilities, (ii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iii) has, and expects to continue to have, access to adequate capital for the conduct of their business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

                          10.  AFFIRMATIVE COVENANTS.

          Each Borrower and Guarantor covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, Bankers' Acceptance or Note is outstanding or any Lender has any obligation to make any Loans or accept and/or purchase any Bankers' Acceptances or the Agent has any obligation to issue, extend or renew any Letters of Credit:

          10.1 Punctual Payment. Such Borrower will duly and punctually pay or cause to be paid the principal, interest and premium (if any) on the Loans, all Reimbursement Obligations, the Bankers' Acceptances, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which such Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

          10.2 Maintenance of Office. If a Domestic Borrower, such Borrower and each Guarantor will maintain its chief executive offices in Bridgewater, New Jersey, or at such other place in the United States of America as such Borrower or Guarantor shall designate upon written notice to the Agent, where notices, presentations and demands to or upon such Borrower or Guarantor in respect of the Loan Documents may be given or made. Hunter will maintain its chief executive offices in Burlington, Ontario, Canada, or at such other place in Canada as Russell-Stanley, on behalf Hunter, shall designate upon written notice to the Agent, where notices, presentations and demands to or upon Hunter in respect of the Loan Documents may be given or made.

          10.3 Records and Accounts. Each Borrower and Guarantor will keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles.

          10.4 Financial Statements, Certificates and Information. Russell-Stanley will deliver to each of the Lenders:

               (a) as soon as practicable, but in any event not later than one hundred five (105) days after the end of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and as to the consolidated statements certified without qualification by Deloitte & Touche LLP or by other independent certified public accountants satisfactory to the Agent;

               (b)  as soon as practicable, but in any event within thirty
          (30) days after the end of each month in each fiscal year of Holdings, unaudited monthly consolidated financial statements of Holdings and its Subsidiaries for such month, each prepared in accordance with Generally Accepted Accounting Principles, and each including a comparison of the current figures with the figures contained in the Borrowers' business plan for such period, together with a certification by the principal financial or accounting officer of Holdings that the information contained in such financial statements fairly presents the financial condition of Holdings and its Subsidiaries on the date thereof (subject to year-end adjustments), provided that for the months of March, June, September and December, the above described financial statements shall be delivered within 45 days of the end of such month;

               (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) (with respect to the end of each calendar quarter) above, a statement certified by the principal financial or accounting officer of Holdings in substantially the form of Exhibit G hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 12 and (if applicable) reconciliations to reflect changes in Generally Accepted Accounting Principles since the Balance Sheet Date;

               (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of Holdings; and

               (e) from time to time such other financial data and information (including accountants' management letters of substance) as the Agent or any Lender may reasonably request.

          10.5  Notices.

               10.5.1 Defaults. Each Borrower will promptly notify the Agent in writing within five (5) days of the occurrence of any Default or Event of Default.

               10.5.2 Environmental Events. Each Borrower will give notice to the Agent within ten (10) days (a) of any violation of any Environmental Law that such Borrower or any of its Subsidiaries reports in writing (or for which any written report supplemental to any oral report is made) to any federal, state, provincial or local environmental agency and that, in each case, could reasonably be expected to have a materially adverse effect on the business, assets or financial condition of Holdings and its Subsidiaries taken as a whole, and (b) upon becoming aware thereof, of any proceeding, investigation or other action made pursuant to Environmental Laws, including a notice from any agency of potential environmental liability, of any federal, state, provincial or local environmental agency or board, that could reasonably be expected to materially affect the assets, liabilities, financial condition or operations of any Borrower or any of their Subsidiaries, or the Agent's mortgages, deeds of trust or security interests pursuant to the Security Documents, or to have a materially adverse effect on the business, assets or financial condition of Holdings and its Subsidiaries taken as a whole.

               10.5.3 Notification of Claim against Collateral. Each Borrower will, within ten (10) days upon becoming aware thereof, notify the Agent and each of the Lenders in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject and which exceed singly or in the aggregate $1,000,000.

               10.5.4 Notice of Litigation and Judgments. Each Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting such Borrower or any of its Subsidiaries or to which such Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against such Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on such Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. Each Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against such Borrower or any of its Subsidiaries in an amount in excess of $1,000,000.

          10.6 Corporate Existence. Each Borrower and Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or partnership existence, rights and franchises and those of its Subsidiaries (other than HIGI and HDI) and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. It will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 10.6 shall prevent any Borrower or Guarantor from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Borrower or Guarantor, desirable in the conduct of its or their business and does not, in the aggregate, materially adversely affect the business of Holdings and its Subsidiaries on a consolidated basis.

          10.7 Insurance. Each Borrower and Guarantor will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to their properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements. Each Borrower and Guarantor will, and will cause each of its Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages.

          10.8 Taxes. Each Borrower and Guarantor will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all material taxes, assessments and other material governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom; provided that any such tax, assessment, charge, need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower, Guarantor or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles.

          10.9  Inspection of Properties and Books, etc.

               10.9.1 General. Each Borrower and each Guarantor shall permit the Lenders, through the Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of such Borrower, such Guarantor or any of its respective Subsidiaries, to examine the books of account of such Borrower, such Guarantor and its respective Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Borrower, such Guarantor and its respective Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request and upon reasonable notice, provided that nothing in this Credit Agreement shall require any Borrower, any Guarantor or any of its respective Subsidiaries to disclose proprietary confidential information in violation of any confidentiality agreement to which it is a party. The Lenders agree that they will treat in confidence all financial information, customer lists and trade secrets and other proprietary information with respect to each of the Borrowers and Guarantors and all information obtained during such inspection which is designated by such Person as confidential and will not, without the consent of such Person, disclose such information to any third party and, if any representative or agent of any Lender shall not be an employee of such Lender or any affiliate of such Lender, such designee shall be reputable and of recognized standing and shall agree in writing to treat in confidence the information obtained during any such inspection and, without the prior written consent of such Person, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, each of the Borrowers and Guarantors hereby authorizes the Lenders to disclose information obtained pursuant to this Credit Agreement (w) to other banks or financial institutions who are participants or potential participants in or assignees of the Loans made or to be made or Banker Acceptances accepted and/or purchased and/or to be accepted and/or to be purchased hereunder, (x) where required or requested by any government or regulatory authorities, (y) to effect compliance with any law, rule, regulation or order or in response to any subpoena or other legal process, or (z) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires information about a Lender's investment portfolio; provided that such banks and financial institutions agree to comply with the foregoing confidentiality provisions. For purposes of this
          Section 10.9.1, the term "confidential information" does not include information that (a) was publicly known or otherwise known by such Person prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Person or any Person acting on its behalf, (c) otherwise becomes known to such Person other than through disclosure by such Borrower or any of its Subsidiaries or through disclosure by a Person known to such Person to be breaching an obligation of confidentiality to such Borrower or Subsidiary, or (d) constitutes financial statements delivered to such Person pursuant to this Credit Agreement that are otherwise publicly available.

               10.9.2 Appraisals. If an Event of Default shall have occurred and be continuing, upon the request of the Agent, the requested Borrower or Guarantor will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers reasonably satisfactory to the Agent, stating (a) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by such

          Borrower, such Guarantor and its Subsidiaries and (b) the then current business value of each of such Borrower, such Guarantor and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrowers.

               10.9.3 Environmental Assessments. The Agent may, upon an Event of Default in the case of any Mortgaged Property and regardless of the occurrence or non-occurrence of an Event of Default in the case of the property formerly operated by NEC along the Woonasquatucket River in North Providence, Rhode Island (the "Woonasquatucket Property"), if the Agent reasonably determines that obtaining an environmental assessment would be prudent having determined that a set of circumstances exists which could have a material adverse effect on Holdings and its Subsidiaries, obtain one or more environmental assessments or audits of a reasonable scope of a Mortgaged Property or related to the Woonasquatucket Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (a) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property or Woonasquatucket Property, (b) whether the use and operation of such Mortgaged Property complies with all Environmental Laws or (c) the existence of any potential environmental liabilities relating to the Woonasquatucket Property. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property, including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent reasonably deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrowers.

               10.9.4 Communications with Accountants. With the consent of Russell-Stanley (which shall not be unreasonably withheld), the Agent may communicate directly with any Borrower's or Guarantor's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter of substance with respect to the business, financial condition and other affairs of such Borrower or Guarantor or any of its Subsidiaries.

          10.10 Compliance with Laws, Licenses, and Permits. Each Borrower and Guarantor will, and will cause each of its Subsidiaries to, comply with the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, noncompliance with which could be reasonably likely to have a material adverse effect on the business, operations or financial condition of such Borrower or such Guarantor, as the case may be, and its Subsidiaries, taken as a whole; provided that it shall not be a breach of this Section 10.10 if any such Person fails to comply with such laws, rules and regulations during any period in which it is in good faith diligently contesting the validity thereof by appropriate proceedings reasonably satisfactory to the Agent. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that such Borrower or Guarantor or any of its Subsidiaries may fulfill in all material respects any of its obligations hereunder or any of the other Loan Documents to which such Borrower, Guarantor or such Subsidiary is a party, such Borrower or Guarantor will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower, Guarantor or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof.

          10.11  Employee Benefit Plans.  Each Borrower and Guarantor will
(a) upon the request of the Agent promptly upon filing the same with the Department of Labor or Internal Revenue Service furnish to the Agent a copy of the most recent actuarial statement required to be submitted under
Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043 (except as to events for which the thirty (30) day notice requirement has been waived pursuant to the regulations), 4063, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

          10.12 Use of Proceeds. The Borrowers will use the proceeds of the Loans and the Bankers' Acceptances and the Letters of Credit (a) to convert the Indebtedness under the Fourth Restated Credit Agreement and pay accrued interest payable thereunder and (b) for working capital and general corporate purposes (including, without limitation, Permitted Acquisitions and the payment of nonrecurring charges incurred in connection with the Acquisitions or any attempted acquisition that did not actually close).

          10.13 Additional Mortgaged Property. If, after the Closing Date, any Borrower or Guarantor or any of its Subsidiaries acquires real estate used as manufacturing or warehouse facilities with an aggregate value in excess of $750,000, such Borrower or Guarantor shall, or shall cause such Subsidiary to, forthwith deliver to the Agent at the Agent's reasonable request a fully executed mortgage or deed of trust over such real estate, in form and substance reasonably satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurances with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as was required for Real Estate of the Borrowers or such Subsidiaries as of the Closing Date. Each Borrower and Guarantor further agrees that, following the taking of such actions with respect to such real estate, the Agent shall have for the benefit of the

Lenders and the Agent a valid and enforceable first mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.

          10.14 Reserves. Each of the Borrowers will maintain appropriate reserves for depreciation, taxes and other contingent expenses or liabilities in accordance with Generally Accepted Accounting Principles.

          10.15 Certain Transactions. Except for (a) transactions entered into in connection with the CMS Acquisition, the Hunter Acquisition, the Smurfit Acquisition and the NEC Acquisition pursuant to the applicable acquisition documents including, without limitation, payment of the Stay and Performance Payments and directors' fees to Mark Daniels and Michael Hunter in the amounts set forth in the applicable acquisition documents, payments under the Vestar Management Agreement and investment banking fees payable to Vestar Capital Partners in connection with the recapitalization effected on the closing date of the Fourth Restated Credit Agreement and the Acquisitions pursuant to agreements delivered to the Agent prior to the date of the respective payment, (b) sales by the Borrowers (other than CMS) of drums to CMS, (c) corporate services provided by one Borrower to another and reasonably allocated charges in connection therewith, and (d) transactions pursuant to which Holdings or any of its Subsidiaries makes or receives payments in the ordinary course of business either (i) only among Holdings, the Borrowers and the Guarantors, or (ii) otherwise upon terms no less favorable than Holdings or such Subsidiary could obtain from third parties, Holdings and its Subsidiaries will not enter into transactions involving payments to or from the officers, directors, and employees of Holdings or any of Holdings' Subsidiaries or any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee.

          10.16 Further Assurances. Each Borrower and Guarantor will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Agent and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                       11.  CERTAIN NEGATIVE COVENANTS.

          Each Borrower and Guarantor covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, Bankers' Acceptance or Note is outstanding or any Lender has any obligation to make any Loans or to accept and/or purchase any Bankers' Acceptances or the Agent has any obligations to issue, extend or renew any Letters of Credit:

          11.1 Restrictions on Indebtedness. The Borrowers and Guarantors will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (a) Indebtedness to the Lenders and the Agent arising under any of the Loan Documents;

               (b) current liabilities of the Borrowers or any Subsidiary of the Borrowers incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

               (c) Indebtedness in respect of taxes, assessments, governmental charges or levies, liabilities under employee benefit plans, including pension plans and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of
          Section 10.8;

               (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the applicable Borrower or Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

               (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

               (f) obligations under Capitalized Leases not exceeding $10,000,000 in aggregate amount at any time outstanding;

               (g) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by any Borrower or any of its respective Subsidiaries, provided that the aggregate principal amount of such Indebtedness shall not exceed the aggregate amount of $3,500,000 at any time outstanding and in no case shall the principal amount of such Indebtedness exceed 100% of the cost to such Person of the real or personal property so acquired;

               (h) other Indebtedness existing on the date hereof or incurred pursuant to credit facilities existing on the date hereof and listed and described on Schedule 11.1 hereto;

               (i) Indebtedness of (i) any Domestic Subsidiary of a Borrower to such Borrower, (ii) a Borrower to any Domestic Subsidiary of such Borrower and (iii) any Domestic Subsidiary of a Borrower to another Domestic Subsidiary of such Borrower;

               (j) Indebtedness incurred in connection with the refunding or refinancing of the Indebtedness described on Schedule 11.1 hereto, to the extent that the aggregate principal amount thereof is not thereby increased;

               (k) Indebtedness consisting of notes subordinated to the payment of the Obligations on terms and conditions satisfactory to the Lenders issued to employees of Russell-Stanley or Holdings or members of the Board of Directors of Holdings in partial payment of the purchase price of shares of Russell-Stanley's or Holdings' common stock repurchased from such employees or directors as permitted under Section 11.4 hereof in aggregate amount not to exceed $2,500,000 at any time outstanding;

               (l) Indebtedness in respect of the payments under clause (b) of the definition of Stay and Performance Payments;

               (m) additional Indebtedness not in excess of $5,000,000 at any time outstanding;

               (n) Indebtedness of Hunter to Holdings not to exceed $15,000,000 at any time outstanding, provided that the same is either evidenced only by open accounts or, if evidenced by a note, such note is pledged to the Agent as collateral for the Obligations;

               (o) Indebtedness not to exceed the principal amount of $400,000 at any time outstanding consisting of deferred purchase price payments described in Section 2(b)(ii) of the Asset Purchase Agreement, dated as of October 21, 1996, between NEC and Gordon D. Garratt Co., Inc. (the "Garratt Purchase Price Payments");

               (p) Senior Subordinated Debt (including Indebtedness of a Domestic Borrower pursuant to the Senior Subordinated Guaranty provided for in the Senior Subordinated Indenture) in aggregate principal amount not to exceed $150,000,000 at any time outstanding, provided that Senior Subordinated Debt may be increased to an aggregate amount of $225,000,000 if (i) such additional Senior Subordinated Debt is governed by the same terms as governs the Senior Subordinated Debt incurred on the Closing

          Date, (ii) such additional Senior Subordinated Debt meets the debt incurrence test contained in the Senior Subordinated Indenture,
          (iii) Russell-Stanley has delivered to the Agent Compliance Certificates demonstrating, both immediately prior to and immediately after the incurrence of such additional Senior Subordinated Debt, compliance with the covenants set forth in
          Section 12 of this Credit Agreement, (iv) no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto; and (v) if, after the incurrence of any Senior Subordinated Debt in excess of $150,000,000, the ratio of Funded Debt of the Borrower and its Subsidiaries to Adjusted EBITDA, calculated on a Pro Forma Basis for the period of four consecutive fiscal quarters most recently ended, of the Borrower and its Subsidiaries exceeds 5.00:1.00, the Agent consents to such Senior Subordinated Debt, such consent not to be unreasonably withheld; and

               (q)  Indebtedness consisting of Stay and Performance Payments.

          11.2 Restrictions on Liens. The Borrowers and Guarantors will not, and will not permit any of their Subsidiaries to, create or incur or suffer to be created or incurred or to exist any mortgage, pledge, security interest or other lien or encumbrance on any of their property; provided that the Borrowers and any Subsidiary of the Borrowers may create or incur or suffer to be created or incurred or to exist:

               (a) (i) liens arising from attachments or similar proceedings, pending litigation, or liens to secure taxes, assessments and other government charges, in any such event whose validity or amount is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with Generally Accepted Accounting Principles, or in the case of taxes, assessments or governmental charges, which are not overdue, or (ii) liens on properties to secure claims for labor, material or supplies;

               (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment or other insurance, old age pensions or other social security obligations and good faith deposits in connection with tenders, contracts or leases to which it is a party or deposits to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds, letters of credit and other similar public or statutory obligations;

               (c) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by
          Section 11.1(d);

               (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens;

               (e) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any Borrower or a Subsidiary of a Borrower is a party, and other minor liens or encumbrances none of which in the opinion of any Borrower interferes materially with the use of the affected property in the ordinary conduct of the business of such Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of Holdings and its Subsidiaries on a consolidated basis;

               (f) other liens existing on the date hereof and listed on Schedule11.2 hereto;

               (g) purchase money security interests in or purchase money mortgages on real or personal property of any Borrower, Guarantor or Subsidiary acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by
          Section 11.1(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

               (h) liens and encumbrances on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto;

               (i) liens in favor of the Agent for the benefit of the Lenders and the Agent under the Loan Documents;

               (j)  landlord's liens under leases or applicable law;

               (k)  liens in respect of Capitalized Leases permitted under
          Section 11.1(f); and

               (l) other liens covering assets having a fair market value of, or securing Indebtedness having a principal amount of, not more than $500,000 in the aggregate at any time outstanding.

          11.3 Restrictions on Investments. The Borrowers and Guarantors will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

               (a) direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by a Borrower or Guarantor;

               (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000 or of foreign subsidiaries of such banks and demand or time deposits in such banks and in the case of any such foreign Subsidiaries, in banks organized under the laws of any other jurisdiction;

               (c) commercial paper or finance company paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group or their successors;

               (d) repurchase agreements secured by any one or more of the foregoing;

               (e) Other investments existing on the date hereof and listed on Schedule11.3 hereto;

               (f)  Investments with respect to Indebtedness permitted by
          Section 11.1(i) or 11.1(n) so long as such entities remain Subsidiaries of a Borrower;

               (g) Investments consisting of the Guaranty or Investments by a Borrower in Subsidiaries of the Borrowers;

               (h) trade or customer accounts or notes receivable for inventory sold or services rendered in the ordinary course of business;

               (i) acceptance and endorsements of checks or other negotiable instruments for deposit or collection in the ordinary course of business;

               (k) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 11.5.2;

               (l) Investments consisting of loans and advances to employees not to exceed $500,000 in the aggregate at any time outstanding and not to exceed $200,000 to any individual employee outstanding at any time;

               (m)  Investments in respect of Permitted Acquisitions;

               (n)  Investments consisting of Indebtedness permitted under
          Section 11.1(k);

               (o) Investments in respect of Distributions permitted under 11.4; and

               (p) additional Investments not in excess of $2,500,000 at any time outstanding.

          11.4 Distributions. The Borrowers and Guarantors may not make any Distributions except that Subsidiaries of Holdings may make Distributions to Holdings and its Subsidiaries without limitation and, so long as no Default or Event of Default then exists or would result from such payment, (A) Holdings may repurchase shares of its common stock from employees of any of Holdings and its Subsidiaries or members of the Board of Directors of Holdings upon termination of their employment or service as directors, provided, that the aggregate amount expended by Holdings for all such repurchases (net of the amount, if any, received by Holdings in cash upon the reissuance of shares that were previously repurchased) shall not exceed $2,500,000 (plus any net proceeds received by any of Holdings and its Subsidiaries of key-man life insurance policies held by any of Holdings and its Subsidiaries on the lives of any such employees or directors) in the aggregate during the term of this Credit Agreement and (B) Holdings may make payments required under the escrow arrangements referred to in clause (b) of
15.18 of the Third Restated Credit Agreement. It is understood that the issuance by Holdings of shares of common stock in exchange for (i) shares of Hunter stock in accordance with the terms of the Hunter Acquisition Documents previously provided to the Agent and (ii) shares of NEC stock in accordance with terms of the NEC Acquisition Documents shall not constitute a "Distribution."

          11.5 Merger, Consolidation and Disposition of Assets.

               11.5.1  Mergers and Acquisitions.

               (a) The Borrowers and Guarantors will not, and will not permit any of their Subsidiaries to, become a party to any merger or consolidation, except the merger or consolidation of one or more of the Subsidiaries of a Borrower with and into such Borrower, or the merger or consolidation of two or more Subsidiaries of the Borrowers.

               (b) The Borrowers and Guarantors will not, and will not permit any of their Subsidiaries to, become a party to any acquisition (other than acquisitions of assets in the ordinary course of business) other than the acquisition (a "Permitted Acquisition") (whether of stock or of substantially all of the assets of a business or business division as a going concern or by means of a merger or consolidation) of a majority interest in any other Person (the "Target") provided that (i) the Target is in a substantially similar or complementary business as the Borrowers,
          (ii) no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, (iii) if such Borrower, such Guarantor, or such acquiring Subsidiary merges with the Target, such Borrower, such Guarantor or such Subsidiary, as the case may be, is the surviving party, (iv) if the Target becomes a Subsidiary of a Borrower, a Guarantor or any of their Subsidiaries, it shall deliver a guaranty as provided in Section 29 hereof and, in connection therewith, shall pledge to the Agent for the benefit of the Lenders a security interest in substantially all of its assets, (v) Russell-Stanley has delivered to the Agent Compliance Certificates demonstrating, both immediately prior to and immediately after such acquisition, compliance on a Pro Forma Basis with the covenants set forth in Section 12 of this Credit Agreement, (viii) the board (and shareholders, if required by law) of the Target shall have approved the acquisition, (ix) the Borrowers shall notify the Agent and the Lenders of the proposed acquisition at least 30 days in advance thereof, such notice to include an information package sufficient for the Lenders to evaluate such acquisition, (x) the Target and its Subsidiaries shall have positive Adjusted EBITDA on a Pro Forma Basis for the period of four consecutive fiscal quarters most recently ended,
          (xi) the aggregate amount borrowed in the form of Revolving Credit Loans at any time (without giving effect to any repayments of such borrowings) for Permitted Acquisitions shall not exceed $15,000,000 in the aggregate prior to the Revolving Credit Loan Maturity Date, provided that such limitation may be increased to $20,000,000 (A) with the consent of the Agent or (B) if the total borrowing for the proposed acquisition does not exceed 5.5 times the pro forma Adjusted EBITDA of the Target, (xii) after the proposed acquisition becomes effective the Borrowers shall own a majority of equity interests in the Target, shall control a majority of the Voting Stock in the Target, and shall otherwise control the governance of the Target, (xiii) the terms of any seller paper or subordinated debt issued or incurred in connection with the proposed acquisition shall (A) be in compliance with the limits set forth Section 11.1
          (B) contain no financial covenants more restrictive than those contained in the Senior Subordinated Debt Documents, (C) be unsecured and (D) be subordinated on terms no more disadvantageous to the Lenders than the Senior Subordinated Debt; and (xiv) the Agent shall be satisfied with the environmental due diligence conducted in connection with the proposed acquisition and shall be satisfied with the results thereof.

               11.5.2 Disposition of Assets. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the disposition of assets in the ordinary course of business, consistent with past practices, (b) the disposition of assets that are uneconomic, obsolete, worn out or no longer useful in their respective businesses, (c) the disposition of assets from one Borrower or Guarantor to another Borrower or Guarantor (d) in addition to dispositions of assets under clauses (a), (b) and (c), the Borrowers, the Guarantors and their Subsidiaries may dispose of assets in sales to third parties on arm's length terms having an aggregate sale price not to exceed $1,000,000 during the term of this Credit Agreement, and (e) in addition to dispositions of assets under clauses (a) through (d), the Borrowers, the Guarantors and their Subsidiaries may dispose of assets in sales to third parties on arm's length terms having an aggregate sale price not to exceed $10,000,000 during the term of this Credit Agreement, provided that in connection with such sales, (i) the applicable Borrower or Guarantor delivers to the Agent a certificate satisfactory to the Agent describing its reinvestment plan for the proceeds of such disposition prior to such disposition and (ii) actually reinvests all net proceeds in accordance with such plan within 365 days of such sale.

          11.6 Sale and Leaseback. The Borrowers and Guarantors will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrowers, any Guarantor or any Subsidiary of the Borrowers shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrowers, any Guarantor or any Subsidiary of the Borrowers intends to use for substantially the same purpose as the property being sold or transferred unless such sale leasebacks are for fair market value and the net present value of the lease payments under all such lease (discounted at a rate per annum of 10%) would be permitted under Section 11.1 hereof if the same was considered to be Indebtedness.

          11.7 Compliance with Environmental Laws. The Borrowers will not, and will use reasonable best efforts to not permit any of their Subsidiaries to, conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate into violation of any Environmental Law that would have a materially adverse effect on the business, assets or financial condition on Holdings and its Subsidiaries, taken as a whole.

          11.8 Employee Benefit Plans. Neither the Borrowers nor any ERISA Affiliate will, if such action could reasonably be expected to have a materially adverse effect on the business, assets or financial condition of Holdings and its Subsidiaries taken as a whole:

               (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for any Borrower or any of their Subsidiaries; or

               (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in
          Section 302 of ERISA, whether or not such deficiency is or may be waived; or

               (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower or any of their Subsidiaries pursuant to
          Section 302(f) or Section 4068 of ERISA; or

               (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in
          Section 9.13.2.

          11.9 Change of Location. None of the Borrowers or Guarantors will at any time (a) change the location of its chief executive offices, or (b) change the locations where its records, books of account, or inventory are kept without, in the case of changes of chief executive office, or locations where records and books of account are kept, giving at least thirty (30) days', and in the case of locations where inventory is kept, ten (10) days' prior written notice to the Agent specifying the new location of such office or location.

          11.10 Change of Fiscal Year. None of the Borrowers or Guarantors will change its Fiscal Year without the prior written consent of the Agent.

          11.11 Payments to Shareholders. Except for (w) payments made in connection with the Buonanno Agreement to Vincent J. Buonanno not to exceed $1,000,000 in the aggregate, plus reasonable expense reimbursement, (x) payments made in connection with the CMS Acquisition, the Hunter Acquisition, the Smurfit Acquisition or the recapitalization on the closing date of the Fourth Restated Credit Agreement pursuant to the acquisition documents related to such Acquisitions including, without limitation, the Stay and Performance Payments and payments of directors' fees to Mark Daniels and Michael Hunter in the amounts set forth in the applicable acquisition documents related to the CMS Acquisition and the Hunter Acquisition, (y) all other payments permitted under Section 10.15, and (z) the annual management fees ("Fees") and expenses ("Expenses") payable to Vestar Capital Partners, Inc. pursuant to the Vestar Management Agreement, provided that such Fees shall not exceed, in an aggregate amount for any fiscal year, the greater of
(a) $225,000 or (b) 0.25% of the consolidated net sales of Holdings and its Subsidiaries for such fiscal year, commencing on the date hereof provided further that such Expenses shall be reasonable, and provided, further, if an Event of Default referred to in paragraph (a) or (b) of Section 15.1 hereof has occurred and is continuing or would result after giving effect to the making of such payment, then the payment of all sums (including all Fees and Expenses) in excess of $300,000 under the Vestar Management Agreement in any fiscal year shall be subordinated in right of payment to the prior payment in full of the Obligations hereunder, none of the Borrowers or Guarantors will pay any fees, wages, salary, bonus, commission, contributions to deferred benefit plans or any other compensation for services to or for any Person who, or any of whose affiliates, has a beneficial interest in any capital stock of any of the Borrowers, in excess of the reasonable value of such services (it being understood and agreed that the prevailing market price of services rendered by any such person shall be relevant in determining the value of such services).

          11.12 Change of Corporate Name. Each of the Borrowers and Guarantors shall notify the Agent ten (10) days prior to any change in its corporate name and will duly execute and deliver appropriate financing statements and other documents necessary to enable the Agent to maintain continuously perfected the security interests (including, without limitation, mortgages) granted under the Security Documents.

          11.13 Change in Terms of Capital Stock. None of the Borrowers or Guarantors shall designate, establish or create any new or additional series of its capital stock, or issue or permit to be outstanding any shares of preferred stock, or effect or permit any change in or amendment to its charter or any other document or instrument pertaining to the terms of its capital stock, provided that Holdings may amend its Certificate of Incorporation in order to permit the public or private offering by Holdings of its common stock. None of the Borrowers or Guarantors will enter into, incur or permit to exist any obligations to redeem, retire, or repurchase any of its capital stock.

          11.14 Limitation on Issuance of Shares of Subsidiaries; Disposition of Shares and Indebtedness of Subsidiaries.

               (a) None of the Borrowers will permit any of its Subsidiaries to issue, sell or otherwise dispose of any shares of such Subsidiary or any securities convertible into or exchangeable for or carrying rights to subscribe for shares of such Subsidiary, except (i) to Russell-Stanley or Holdings, or (ii) for the purpose of qualifying directors. None of the Borrowers will, in any event, permit any Subsidiary to have outstanding any preferred shares, other than preferred shares owned by Russell-Stanley or Holdings and other than preferred stock of Hunter held by Michael Hunter which is exchangeable into common stock of Holdings.

               (b) None of the Borrowers will sell, transfer or otherwise dispose of any shares (except for the purpose of qualifying directors) or any Indebtedness of any of its Subsidiaries, or permit any Subsidiary to sell, transfer or otherwise dispose of (except to Russell-Stanley or Holdings or for the purpose of qualifying directors) any shares or any Indebtedness of any other Subsidiary.

          11.15 Senior Subordinated Debt. The Borrowers will not, and will not permit any of their Subsidiaries to, amend, supplement or otherwise modify the terms of any of the Senior Subordinated Debt Documents in a manner adverse to the Agent or the Lenders or prepay, redeem or repurchase (or offer to prepay, redeem or repurchase) any of the Senior Subordinated Debt or make any payment in respect of the Senior Subordinated Debt other than regular scheduled interest payments not prohibited by the subordination terms of the Senior Subordinated Indenture.

          11.16 Senior Debt. The Borrowers and their Subsidiaries will not (a) in any manner designate or permit to exist any other Indebtedness of the Company or any of its Subsidiaries as "Designated Senior Debt" or "Senior Debt" for purposes (and as defined in) of the Senior Subordinated Indenture, other than the Indebtedness arising under this Credit Agreement.

                  12.  FINANCIAL COVENANTS OF THE BORROWERS.

          For purposes of any relevant calculation under Section 12, please refer to the following table with respect to the fiscal quarters ending on the dates specified below:


                                    3/31/98             6/30/98
                                    -------             -------


Adjusted EBITDA for NEC             $625,000            $625,000

Interest payments of NEC            $300,000            $300,000

Cash tax payments of NEC              -0-                 -0-



          Each Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit, Bankers' Acceptance or
Note is outstanding or any Lender has any obligation to make any Loans or accept and/or purchase any Bankers' Acceptances or the Agent has any obligation to issue, extend or renew any Letters of Credit:

          12.1 Minimum Interest Coverage. As of March 31, 1999 and thereafter, Holdings will not permit, at the end of any of its fiscal quarters occurring during the periods set forth below, the ratio of Adjusted EBITDA for the four consecutive fiscal quarters then ended to Interest Charges for such period to be less than the ratio set forth opposite such period:

                  Period                                Ratio
                 --------                              -------

   Closing Date through March 30, 2000                1.75:1.00

      March 31, 2000 and thereafter                   2.00:1.00


          12.2 Maximum Senior Leverage Ratio.   As of March 31, 1999 and
thereafter, Holdings will not permit, at the end of any of its fiscal quarters ending during the periods set forth in the table below, the ratio of
(a) Senior Funded Debt as of the last day of such fiscal quarter to (b) Adjusted EBITDA for the four consecutive fiscal quarters then ended, to exceed the ratio set forth opposite such period in such table:


                  Period                                Ratio
                 --------                              -------

    Closing through December 31, 2000                 2.25:1.00

January 1, 2001 through December 31, 2001             2.00:1.00

     January 1, 2002  and thereafter                  1.75:1.00


          12.3 Maximum Capital Expenditures. Holdings will not permit the aggregate Capital Expenditures (including Capitalized Leases) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, to exceed, during each of the periods set forth in the table below, the amount set forth opposite such period in such table; provided, however, that if, during fiscal year 1999 and each fiscal year thereafter, the amount of Capital Expenditures permitted for such fiscal year is not so utilized, such unutilized amount in an amount not to exceed $7,500,000 may be may be carried over and utilized in the next succeeding fiscal year (after the amount set forth in the table below for such succeeding years has been used) but not in any subsequent fiscal year.


                   Period                           Amount
                  --------                         --------

              Fiscal year 1999                    $35,000,000

              Fiscal year 2000                    $34,000,000

              Fiscal year 2001                    $34,000,000

              Fiscal year 2002                    $35,000,000

              Fiscal year 2003                    $37,500,000
               and thereafter



                           13.  CLOSING CONDITIONS.

          The obligations of the Lenders to convert the Loans and Letters of Credit under the Fourth Restated Credit Agreement and to make the initial Loans to the Borrowers, the Swing Line Bank to make the initial Swing Line Loans to the Domestic Borrowers, the Agent to issue any initial Letters of Credit to the Domestic Borrowers and the BA Lenders to accept and/or purchase any Bankers' Acceptances from Hunter shall be subject to the satisfaction of the following conditions precedent:

          13.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Agent, the Lenders and the Arrangers. Each Arranger and the Agent shall have received a fully executed copy of each such document.

          13.2 Senior Subordinated Debt Documents. Each of the Senior Subordinated Debt Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to each of the Agent, the Lenders and the Arrangers. The Agent and the Lenders shall have received a fully executed copy of each such document

          13.3 Certified Copies of Charter Documents. The Agent, the Arrangers and the Lenders shall have received from each Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other organizational documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

          13.4 Corporate Action. All corporate or partnership action necessary for the valid execution, delivery and performance by each Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent, the Lenders and the Arrangers shall have been provided to each of the Agent, the Lenders and the Arrangers.

          13.5 Incumbency Certificate. Each of the Agent, the Lenders and the Arrangers shall have received from each Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is to become a party; (b) in the case of Russell Stanley, to make Domestic Revolver Loan Requests and Conversion Requests, and to apply for Letters of Credit and Bankers' Acceptances; and (c) to give notices and to take other action on its behalf under the Loan Documents.

          13.6 Validity of Liens. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for prior Permitted Liens) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Agent.

          13.7 Perfection Certificates and UCC Search Results. The Agent shall have received from each of the Borrowers and each of their Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance reasonably satisfactory to the Agent.

          13.8 Title Insurance. The Agent shall have received endorsements in connection with the Title Policies covering each Mortgaged Property from the Title Insurance Company satisfactory to the Agent.

          13.9 Certificates of Insurance. The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements.

          13.10 Solvency Opinion. The Agent shall have received an opinion of Murray, Devine & Co. dated as of the Closing Date as to the solvency of Holdings and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance reasonably satisfactory to the Agent.

          13.11 Opinions of Counsel. Each of the Lenders and the Agent shall have received favorable legal opinions addressed to the Lenders and the Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Lenders and the Agent, from (a) Greenbaum, Rowe, Smith, Ravin, & Davis, (b) Simpson Thacher & Bartlett, (c) Amster, Rothstein & Ebenstein and (d) Bingham Dana LLP. Each of the Lenders and the Agent shall also have received local counsel opinions, in form and substance reasonably satisfactory to the Lenders and the Agent, required pursuant to the Senior Subordinated Indenture

          13.12 Payment of Fees. The Borrowers shall have paid to the Agent all fees and expenses due and payable hereunder.

          13.13 Disbursement Instructions. The Agent shall have received a Loan Request and disbursement instructions from the Borrowers, indicating, in detail, the flow of funds to consummate the transactions referred to herein.

          13.14 Financial Position. The Agent, the Lenders and the Arrangers shall be reasonably satisfied that the financial statements referred to in Section 9.4 hereof fairly present the business and financial position of the Persons covered thereby, as of the respective dates of such statements. The Agent, the Lenders and the Arrangers shall have received a reasonably satisfactory pro forma closing balance sheet, adjusted to give effect to the Senior Subordinated Debt and the other transactions contemplated hereby. The Agent, the Lenders and the Arrangers shall have received projections satisfactory to them with respect to the Borrowers and their Subsidiaries for the fiscal years 1999 through 2003.

          13.15 Leverage Ratio; Availability. After giving effect to the Term Loan, all Domestic Revolver Loan Requests, Hunter Revolver Loan Requests, Bankers' Acceptance Notices, the conversion of Existing Letters of Credit to Letters of Credit and all Letter of Credit Applications and the Senior Subordinated Debt Documents, (a) the ratio of (i) Funded Debt as of the Closing Date to (ii) Adjusted EBITDA on a pro forma basis for the Borrowers and their Subsidiaries, for the period of twelve (12) months ended November 30, 1998, shall not exceed 4.50:1.00, and (b) the Unused Commitment shall not be less than $55,000,000.

          13.16 No Adverse Changes. No material adverse change, in the judgment of the Agent, the Lenders and the Arrangers, shall have occurred in the business, assets or financial condition of the Borrowers and their Subsidiaries, taken as a whole, since the most recent financial statements provided to the Agent pursuant to Section 9.4.

          13.17 No Litigation. As of the Closing Date except as set forth on Schedule 9.7, there shall be no actions, orders, injunctions, suits, proceedings or investigations of any kind pending or threatened against Holdings or any of its Subsidiaries before any court, tribunal or administrative agency or board in which there is a reasonable possibility of an adverse determination which could, either in any case or in the aggregate, materially adversely affect the ability of Holdings or any of its Subsidiaries to perform under the Loan Documents, the Agent's or the Lenders' rights in respect thereof or their ability to exercise such rights.

          13.18 Senior Subordinated Debt. The Agent, the Lenders and the Arrangers shall have received evidence reasonably satisfactory to the Agent, the Lenders and the Arrangers that Holdings shall have received the gross proceeds from the Senior Subordinated Notes in an aggregate amount of not less than $148,872,000.

          13.19 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the to the Agent, the Lenders and the Arrangers and the Agent's and Arrangers' Special Counsel, and the Lenders, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

          13.20 Financial Markets. There shall be no material adverse change or material disruption in the financial, banking or capital markets, which in the reasonable judgment of the Agent, the Lenders and the Arrangers would have a material adverse effect on the syndication of the Loans.

                      14.  CONDITIONS TO ALL BORROWINGS.

          The obligations (i) of the Lenders to make any Loan, including the Revolving Credit Loans and the Term Loan, or to accept and/or purchase any Bankers' Acceptances, (ii) of the Swing Line Bank to make any Swing Line Loan and (iii) of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

          14.1 Representations True; No Event of Default. Each of the representations and warranties of any of the Borrowers and their respective Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, or the purchase and/or acceptance of such Bankers' Acceptance, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

                  15.  EVENTS OF DEFAULT; ACCELERATION; ETC.

          15.1 Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

               (a) the applicable Borrower shall fail to pay any principal or premium, if any, of the Loans or any Bankers' Acceptances or any Reimbursement Obligations when such principal, premium, Bankers' Acceptances or Reimbursement Obligations shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (b) the applicable Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, the Acceptance Fee, the commitment fee, any Letter of Credit Fee, the Agent's fee or other sums due hereunder or under any of the other Loan Documents, within three (3) days after notice that the same is due and payable;

               (c) any Borrower or Guarantor shall fail to comply with any of its covenants contained in Sections 10.5, 11.1 through 11.6, 11.7, 11.11, 11.15, 11.16 or 12;

               (d) any Borrower, Guarantor or any of their Subsidiaries shall fail to perform in any material respect any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 15.1) for thirty (30) days after written notice of such failure has been given to the Borrowers by the Agent;

               (e) any representation or warranty of the Borrowers, the Guarantors or any of their Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

               (f) any Borrower, Guarantor or any of their Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money, credit received or Capitalized Leases, in each case in excess of $1,000,000 in the aggregate, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money, credit received or Capitalized Leases in each case in an amount in excess of $1,000,000 in the aggregate for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

               (g) any Borrower, Guarantor or any of their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower, Guarantor or any of their Subsidiaries or of any substantial part of the assets of such Borrower, Guarantor or any of their Subsidiaries or shall commence any case or other proceeding relating to such Borrower, Guarantor or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Borrower, Guarantor or any of their Subsidiaries and such Borrower, Guarantor or any of their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

               (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower, Guarantor or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower, Guarantor or any of their Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted which remains undischarged or unstayed for more than thirty (30) days;

               (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than forty-five (45) days, any final judgment against any Borrower, Guarantor or any of their Subsidiaries from which no further appeal may be taken and the uninsured portion of which, together with the uninsured portion of other outstanding final judgments, undischarged, against the Borrowers or any of their Subsidiaries exceeds in the aggregate $1,000,000;

               (j) if any of the Security Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Security Documents shall be commenced by or on behalf of any Borrower, Guarantor or any of their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Security Documents is illegal, invalid or unenforceable;

               (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any Borrower or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

               (l) if the Investor Group shall at any time own, in the aggregate, less than 51% of the outstanding capital stock of Holdings on a fully diluted basis (giving effect to the exercise of any outstanding warrants, options, or other similar rights to subscribe for or purchase capital stock of Holdings, and the conversion of any securities convertible into such capital stock);

               (m) if officers, principals or employees of Vestar Capital Partners, Inc. shall not at all times constitute a majority of or control the general partners of Vestar/R-S Investment Limited Partnership and Vestar Capital Partners III, L.P.; or

               (n) the holders of all or any part of the Senior Subordinated Debt shall accelerate the maturity of all or any part of the Senior Subordinated Debt or the Senior Subordinated Debt shall be (or shall be required at such time to be) prepaid, redeemed or repurchased in whole or in part; or any Borrower or any of their Subsidiaries shall be or become required under the Senior Subordinated Indenture to prepay, redeem or repurchase (or shall be or become required thereunder to offer to prepay, redeem or repurchase) all or any part of the Senior Subordinated Debt whether as a result of a "Change of Control" or otherwise;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable (together with any premium pursuant to Section 15.5) without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any Event of Default specified in Sections 15.1(g) or 15.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Lender.

          15.2 Termination of Commitments. If any one or more of the Events of Default specified in Section 15.1(g) or Section 15.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to or to accept and/or purchase Bankers' Acceptances from the Borrowers and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Lenders, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and to accept and/or purchase Bankers' Acceptances and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrowers or any of their Subsidiaries of any of the Obligations.

          15.3 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, the Agent may and each Lender, with the concurrence of the Majority Lenders, but not otherwise, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding. No remedy herein conferred upon any Lender or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation or Bankers' Acceptance is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

          15.4 Distribution of Collateral Proceeds. In the event that the Agent receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

               (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

               (b) Second, to all other Obligations on a pro rata basis, provided, however, that distributions in respect of such obligations shall be made (i) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 7.2 and all other Obligations and (ii) pari passu among Obligations owing to the Lenders and the Hunter Fronting Bank with respect to each type of Obligation such as interest, principal, premium, fees and expenses, shall be made among the Lenders and the Hunter Fronting Bank pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

               (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

               (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

          15.5 Term Loan Premium. As of the date on which all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations become immediately due and payable pursuant to Section 15.1, the Borrowers shall pay a premium with respect to the Term Notes in an amount determined in accordance with the percentages set forth in the table in Section 5.2(b) opposite the period during which such payment is made or, if paid on or prior to July 23, 1999, 8.532%, and if paid after July 23, 1999 and prior to July 23, 2000, 7.584%.

                                 16.  SETOFF.

          Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lenders to the Borrowers and any securities or other property of the Borrowers in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Lender. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Lender, other than Indebtedness evidenced by the Notes or Bankers' Acceptances held by such Lender (including the Swing Line Note), or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes or Bankers' Acceptances held by such Lender (including the Swing Line Note) or constituting Reimbursement Obligations owed to such Lender, and (b) if such Lender shall receive from any Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes or Bankers' Acceptances held by, or constituting Reimbursement Obligations owed to, such Lender (including the Swing Line Note) by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Notes or Bankers' Acceptances held by, or Reimbursement Obligations owed to, such Lender (including the Swing Line
Note) any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to Notes or Bankers' Acceptances held by, and Reimbursement Obligations owed to, all of the Lenders (including the Swing Line Note), such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes or Bankers' Acceptances held by it (including the Swing Line Note) or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                17.  THE AGENT.

          17.1 Authorization.

               (a) The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

               (b) The relationship between the Agent and each of the Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Lenders.

               (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agent.

          17.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine.

          17.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

          17.4 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Bankers' Acceptances, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes or the Bankers' Acceptances, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes and the Bankers' Acceptances, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes, the Bankers' Acceptances or to inspect any of the properties, books or records of the Borrowers or any of their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes, or any of the Bankers' Acceptances shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrowers or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

          17.5 Payments.

               17.5.1 Payments to Agent. A payment by any Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

               17.5.2 Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes, the Bankers' Acceptances or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

               17.5.3 Delinquent Lenders. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of
          Section 16 and Section 33 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders or (c) to purchase a risk participation in Bankers' Acceptances, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Bankers' Acceptances, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans, Bankers' Acceptances and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans, Bankers' Acceptances and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding

          Loans, Bankers' Acceptances and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans, Bankers' Acceptances and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

          17.6 Holders of Notes. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation or Bankers' Acceptances as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

          17.7 Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by Section 18), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

          17.8 Agent as Lender. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations or participating interests in Bankers' Acceptances, as it would have were it not also the Agent.

          17.9 Resignation.  The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Lenders and the Borrowers.
Such resignation shall not be effective until a successor Agent shall have been appointed. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          17.10 Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 17.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

          17.11 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                                18.  EXPENSES.

          Each Borrower agrees to pay (a) the reasonable costs of the Agent of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) the reasonable fees, expenses and disbursements (including reasonable legal fees and expenses related to due diligence) of the Agent and the Arrangers, including any such fees and expenses incurred by the Agent's and Arrangers' Special Counsel or any local counsel to the Agent and Arrangers incurred in connection with the preparation, negotiation and execution of the Loan Documents and other instruments mentioned herein, each closing hereunder, the syndication hereof, and amendments, modifications, approvals, consents, or waivers hereto or hereunder, provided that prior to the occurrence of a Default or an Event of Default the Borrowers shall not be required to pay the fees, expenses and disbursements of local counsel to the Agent with respect to matters as to which local counsel has been retained by the Borrowers unless the Agent reasonably determines that the retention of such additional local counsel is necessary to protect the rights of the Agent and the Lenders under this Agreement and the other Loan Documents, (c) all engineering and appraisal charges and charges of other experts reasonably retained by the Agent in connection with the transactions contemplated hereby, (d) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Agent, incurred by any Lender or the Agent in connection with (i) the enforcement of any of the Loan Documents against the Borrowers or any of their Subsidiaries after the occurrence of a Default or Event of Default and
(ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Agent's relationship with the Borrowers or any of their Subsidiaries except any of the foregoing which result from the gross negligence or willful misconduct of such Lender or the Agent and (e) all reasonable disbursements of the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings required hereunder. The covenants of this Section 18 shall survive payment or satisfaction of all other Obligations.

                             19.  INDEMNIFICATION.

          Each of the Borrowers agrees to jointly and severally indemnify and hold harmless the Agent, Arrangers, Lenders and the Hunter Fronting Bank as well as the Agent's, Arrangers', Lenders' and Hunter Fronting Banks' shareholders, directors, agents, officers, subsidiaries, partners and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, and reasonable costs and expenses incurred (including settlement costs), suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, including, without limitation, (a) any actual or proposed use by such Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit or Bankers' Acceptances,
(b) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from lock box, bank agency or concentration accounts or in connection with the provisional honoring of checks or other items or with any other automated cash management agreements between the Agent and any Borrower or Guarantor, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of such Borrower or any of its Subsidiaries comprised in the Collateral, (d) with respect to such Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law by the Borrowers or any of their Subsidiaries, or the presence, release or threatened release of any Hazardous Substances except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party or its agents or conduct by the indemnified party or its agents inconsistent with the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996, provided that any Person whose costs are caused by that Person's own bad faith, gross negligence or willful misconduct shall not be indemnified with respect to such costs under this Section 19. In any investigation, proceeding or litigation, or the preparation therefor, the Hunter Fronting Bank or such Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, each of the Borrowers agrees to pay promptly the reasonable fees and expenses of such counsel. The covenants contained in this Section 19 shall survive payment or satisfaction in full of all other Obligations.

                       20.  SURVIVAL OF COVENANTS, ETC.

          All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit and the acceptance and/or purchase of any Bankers' Acceptances, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement, the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or purchase or accept any Bankers' Acceptances or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement.

                      21.  ASSIGNMENT AND PARTICIPATION.

          21.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may, in compliance with applicable law, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage, Term Loan Percentage, and Revolving Credit Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit or Bankers' Acceptance); provided that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, Russell-Stanley shall have given its prior written consent to such assignment, each of which consents will not be unreasonably withheld, (b) each assignment shall be in an amount of not less than $5,000,000 if to a Lender not party to the Credit Agreement, or, if less, the entire amount of any Lender's Revolving Credit Commitment and Loans outstanding, provided that no assignment under this Section 21 shall result in the selling Lender's Revolving Credit Commitment plus the sum of the outstanding principal amounts under such Lender's Term Notes, less any portion of such Lender's Revolving Credit Commitment or Term Note that has been sold as a participation, being greater than $0 and less than $5,000,000; provided further that nothing in this clause (b) shall prevent a Lender from assigning or selling a participation in the entire amount of such Lender's Revolving Credit Commitment and Loans outstanding (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit H hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 21.3, be released from its obligations under this Credit Agreement.

          21.2 Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

               (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

               (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

               (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 9.4 and Section 10.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

               (e) such assignee represents and warrants that it is an Eligible Assignee;

               (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

               (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender;

               (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

               (i) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

          21.3 Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500, provided that such registration fee shall be limited to $500 in the case of assignments to any Person who is a Lender or an affiliate of any Lender prior to the effectiveness of such assignment.

          21.4 New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this
Section 21.4 and at the request of the Agent, the Borrowers shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be cancelled and returned to the applicable Borrower.

          21.5 Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000 if to a Lender not party to the Credit Agreement, or, if less, the entire amount of any Lender's Revolving Credit Commitment and Loans outstanding, provided that no sale of a participation under this Section 21 shall result in the selling Lender's Revolving Credit Commitment plus the sum of the outstanding principal amounts under such Lender's Term Notes, less any portion of such Lender's Revolving Credit Commitment or Term Note that has been sold as a participation, being greater than $0 and less than $5,000,000; provided further that nothing in this clause (a) shall prevent a Lender from assigning or selling a participation in the entire amount of such Lender's Revolving Credit Commitment and Loans outstanding, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers, (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, reduce the amount payable with respect to any Bankers' Acceptance on the maturity date thereof, extend the term or increase the amount of the Revolving Credit Commitment of such Lender as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest and (d) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 7.3.2, 7.7, 7.8 and 32 of this Agreement but only to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold.

          21.6 Disclosure. Each Borrower agrees that in addition to disclosures made in accordance with standard and customary banking and insurance company practices any Lender may disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree

(a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

          21.7 Assignee or Participant Affiliated with the Borrowers. If any assignee Lender is an Affiliate of the Borrowers, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to
Section 15.1 or Section 15.2, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations or Bankers' Acceptances to a participant, and such participant is a Borrower or an Affiliate of the Borrowers, then such transferor Lender shall promptly notify the Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 15.1 or Section 15.2 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of the Borrowers, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Bankers' Acceptances to the extent of such participation.

          21.8 Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 18 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 21 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

          21.9 Assignment by Borrowers. No Borrower shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

                              22.  NOTICES, ETC.

          Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement, the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

               (a) if to the Borrowers, at 685 Route 202/206, Bridgewater 08807, Attention: Daniel Miller, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

               (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Mark Forti, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice;

               (c) if to the Hunter Fronting Bank, at such address for notice as such Lender shall have last furnished in writing to the Person giving the notice with a copy to the Agent; and

               (d)  if to any Lender, at such Lender's address set forth on
          Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

          Any such notice or demand shall be deemed to have been duly given or made and to have become effective (x) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (y) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                              23.  GOVERNING LAW.

          THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS

SPECIFIED IN Section 22. EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                24.  HEADINGS.

          The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                              25.  COUNTERPARTS.

          This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                          26.  ENTIRE AGREEMENT, ETC.

          The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 28.

                          27.  WAIVER OF JURY TRIAL.

          No Borrower, Guarantor or any Subsidiary of the Borrowers and the Guarantors, nor any successor, assign or personal representative of such Person shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon or arising out of the Notes, this Credit Agreement, the Security Documents, the other Loan Documents, or any related instrument or agreement, any collateral for the payment hereof or the dealings or the relationship between or among such persons or entities, or any of them. None of the Borrowers and Guarantors nor any such person or entity will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot or has not been waived. The provisions of this Section 27 have been fully discussed by each of the Borrowers, the Guarantors and the Lenders, and the provisions hereof shall be subject to no exceptions. No party has in any way agreed with or represented to any other party that the provisions of this Section 27 will not be fully enforced in all instances.

                   28.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

          Any consent or approval required or permitted by this Credit Agreement to be given by all of the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers or any of their Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Lenders. Notwithstanding the foregoing,
(a) (i) the rate of interest on the Notes (other than interest accruing pursuant to Section 7.11 following the effective date of any waiver by the Majority Lenders of the Default or Event of Default relating thereto) may not be decreased, (ii) the term of the Notes and the scheduled dates of payment with respect thereto may not be extended (except for extension as a result of amendment to the provisions relating to the timing of mandatory prepayments),
(iii) the amount of the Revolving Credit Commitments, and Term Loan Percentages of the Lenders may not be increased, and (iv) the amount of commitment fee or Letter of Credit Fees or any premium hereunder, in any case may not be decreased without the written consent of the Borrowers and the written consent of each Lender affected thereby; (b)(i) the definition of Majority Lender and this Section 28 may not be amended, (ii) in any fiscal year of Holdings collateral having a value of in excess of $3,000,000 may not be released (except to the extent otherwise provided for in Section 11.5.2), and (iii) no Guarantor may be released from its Guaranty, in any case without the written consent of all of the Lenders; (c) the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and Section 17 may not be amended without the written consent of the Agent; and (d) the pari passu nature of the Obligations in respect of Revolving Credit Loans and Term Loans may not be changed without the consent of each Lender adversely affected thereby. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances. Notwithstanding the foregoing, in any fiscal year of Holdings the Agent may, in its sole discretion, release collateral having an aggregate value of up to $3,000,000. If the Agent has notified in writing any Lender of any Borrower's request for any consent, approval, waiver or amendment hereunder and such Lender has not responded within ten (10) Business Days after such notification, such Lender shall have been deemed to have consented to such request for consent, approval, waiver or amendment.

                                29.  GUARANTY.

          29.1 Guaranty. The Obligations of each Domestic Borrower to the Lenders hereunder shall be guaranteed by each Domestic Subsidiary of each Domestic Borrower pursuant to this Section 29 and the Obligations of Hunter to the Lenders hereunder shall be guaranteed by each Domestic Borrower pursuant to this Section 29 (in both cases, the "Guaranty"); provided that no Domestic Subsidiary of any Borrower shall be required to guarantee the

Obligations of any Domestic Borrower if such Domestic Subsidiary is also a Domestic Borrower.

          29.2 Guaranteed Obligations. Each of the Guarantors acknowledges that such Guarantor and the Borrowers are members of a group of related companies and that they expect to derive substantial direct and indirect benefits from the extensions of credit by the Agent and the Lenders to the Borrowers pursuant hereto. For value received and hereby acknowledged and as an inducement to the Lenders to make the Loans available to and to accept and/or purchase Bankers' Acceptances from the Borrowers and for BKB to issue the Letters of Credit for the account of Russell-Stanley, each of the Guarantors hereby unconditionally and irrevocably, jointly and severally guarantee the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrowers covered by its guaranty under Section 29.1 now or hereafter existing hereunder and under the Notes or the other Loan Documents, whether for principal, premium, interest, fees, expenses, or otherwise (such obligations collectively being the "Guaranteed Obligations").

          29.3 Guaranty Absolute.   The Guarantors guarantee that the
Guaranteed Obligations will be paid strictly in accordance with the terms hereof and of the Notes, and the Bankers' Acceptances regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto to the extent permitted by law. The guaranty provided by each Guarantor hereunder is a guaranty of payment and not merely of collection. Each Guarantor's Guaranteed Obligations are independent of, and separate from, the Obligations of the Borrowers and the Guaranteed Obligations of the other Guarantors, and shall not be released by, but shall survive as if the same have not been made, any and all payments by any obligor of the Obligations or Guaranteed Obligations or the application of any proceeds from or collateral security for the Obligations or Guaranteed Obligations until all of such obligations are fully paid and finally discharged. The liability of each Guarantor under this Guaranty with regard to the Guaranteed Obligations of the Borrowers shall, to the extent permitted by law, be absolute and unconditional irrespective of:

               (a) any lack of validity or enforceability of this Credit Agreement with respect to the Borrowers (with regard to such Guaranteed Obligations), the Notes of the Borrowers, or any other agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or in any other term, of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from any of the terms of the Loan Documents;

               (c) any exchange, release or nonperfection of a lien on any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations of the Borrowers;

               (d)  any change in ownership of the Borrowers;

               (e) any acceptance of any partial payment(s) from the Borrowers; or

               (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrowers in respect of the Guaranteed Obligations.

          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lenders upon the insolvency, bankruptcy or reorganization of the Borrowers or otherwise, all as though such payment had not been made.

          29.4 Authorized Actions. Each Guarantor authorizes the Agent and the Lenders in their discretion, without notice to such Guarantor, irrespective of any change in the financial condition of the Borrowers, such Guarantor or any other Guarantor since the date hereof, and without affecting or impairing in any way the liability of such Guarantor hereunder, from time to time to (a) create new Guaranteed Obligations and, either before or after receipt of notice of revocation, renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of the Guaranteed Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment or performance of the Guaranteed Obligations and exchange, enforce, waive or release any such security; (c) apply such security and direct the order or manner of sale thereof; (d) purchase such security at public or private sale; (e) otherwise exercise any right or remedy it may have against the Borrowers, such Guarantor, any other Guarantor or any security, including, without limitation, the right to foreclose upon any such security by judicial or non-judicial sale; (f) settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Guaranteed Obligations; and (g) subject to Section 21, assign the Guaranteed Obligations, the provisions of this Section 29, or any of the Loan Documents in whole or in part.

          29.5 Effectiveness; Enforcement. The Guaranty herein of the Guarantors shall be effective and shall be deemed to be made with respect to each Loan made to the Borrowers as of the time it is made and with respect to each Letter of Credit issued as of the time of issuance and with respect to each Banker's Acceptance at the time of acceptance and/or purchase thereof. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of the Borrowers, and no defect in or insufficiency or want of powers of the

Borrowers or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against this Guaranty. This Guaranty is a continuing guaranty and shall (a) survive any termination of this Agreement and (b) remain in full force and effect until payment in full of, and performance of all Guaranteed Obligations and all other amounts payable under these guaranties. This Guaranty is made for the benefit of the Agent and the Lenders and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise.

          29.6 Waiver. Each Guarantor to the extent permitted by law hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this guaranty and any requirement that the Lenders protect, secure, perfect or otherwise take action to ensure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrowers or any other Person or any collateral. Each Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect. Further, each Guarantor expressly waives the right to require the Agent or any Lender first to (a) pursue the Borrowers or any other Guarantor or any other Person, (b) proceed against or exhaust any collateral, or any other security or guaranty that may be held for the Obligations or the Guaranteed Obligations, or to apply any such security or guaranty to the Obligations or Guaranteed Obligations or (c) pursue any other remedy in the Agent's or any Lender's power whatsoever, before seeking from such Guarantor payment in full of its Guaranteed Obligations or proceeding against such Guarantor for same.

          29.7 Subordination; Subrogation Rights. Until the payment and performance in full of all Obligations, (a) no Guarantor shall exercise any rights against the Borrowers arising as a result of payment by such Guarantor hereunder, and no Guarantor will prove any claim in competition with the Lenders or any affiliate of any Lenders in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; (b) no Guarantor will claim any set-off or counterclaim against the Borrowers in respect of any liability of such Guarantor to the Borrowers; and (c) each Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Lenders or any affiliate of any Lenders. The payment of any amounts due with respect to any Indebtedness of the Borrowers now or hereafter held by any Guarantor is hereby subordinated to the prior payment in full of the Obligations. Each Guarantor agrees that after the occurrence of any default Event of Default, such Guarantor will not demand, sue for, or otherwise attempt to collect any such Indebtedness of the Borrowers to such Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect or receive any amounts in respect of such Indebtedness, such amounts shall be collected and received by such Guarantor as trustee for the Agent for the benefit of the Lenders and be paid over to the Agent for the benefit of the Agent and the Lenders on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions of its Guaranty. Notwithstanding any other provision of this Section 29, each Guarantor hereby waives all rights of subrogation against the Borrowers until such time as the Guaranteed Obligations have been fully paid and performed. Each Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the "Subrogation Waiver") is given as an inducement to the Agent and the Lenders to consummate the transactions contemplated by this Credit Agreement, the other Loan Documents and any other agreement referred to herein and, in consideration of the willingness of the Agent and the Lenders to consummate said transactions, each Guarantor agrees that it shall not in any way amend or modify the Subrogation Waiver without the prior written consent of all of the Lenders. The Subrogation Waiver and the provisions of this section shall survive the expiration or termination of the Credit Agreement and the other Loan Documents.

          29.8 Concerning Joint and Several Liability of the Guarantors.

               (a) Each of the Guarantors is accepting joint and several liability hereunder and under the other Loan Documents to the extent set for in Section 29.1 in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Guarantors and in consideration of the undertakings of each other Guarantor to accept joint and several liability for the Guaranteed Obligations.

               (b) Each of the Guarantors, jointly and severally, hereby irrevocably and unconditionally accepts not merely as a surety but also as a co-debtor, joint and several liability with the Borrowers and the other Guarantors to the extent set forth in Section 29.1, with respect to the payment and performance of all of the Guaranteed Obligations (including, without limitation, any Guaranteed Obligations arising under this Section 29), it being the intention of the parties hereto that all the Guaranteed Obligations shall be the joint and several obligations of each of the Borrowers and the Guarantors without preferences or distinction among them.

               (c) If and to the extent that the Borrowers or any Guarantor shall fail to make any payment with respect to any of the Guaranteed Obligations as and when due or to perform any of the Guaranteed Obligations in accordance with the terms thereof, then in each such event the other Guarantors will make such payment with respect to, or perform, such Guaranteed Obligation.

               (d) The Guaranteed Obligations of each of the Guarantors under the provisions of this Section 29 constitute full recourse obligations of each of the Guarantors enforceable against each

          Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

               (e) Except as otherwise expressly provided in this Credit Agreement, each of the Guarantors hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Letters of Credit issued or Banker's Acceptances accepted and/or purchased under this Credit Agreement, notice of any action at any time taken or omitted by the Agent or the Lenders under or in respect of any of the Guaranteed Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each of the Guarantors hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Guaranteed Obligations, the acceptance of any payment of any of the Guaranteed Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or the Lenders at any time or times in respect of any default by any of the Borrowers or the Guarantors in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Agent or the Lenders in respect of any of the Guaranteed Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Guaranteed Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers or the Guarantors. Without limiting the generality of the foregoing, each of the Guarantors assents to any other action or delay in acting or failure to act on the part of the Lenders or the Agent with respect to the failure by any of the Borrowers or the Guarantors to comply with any of its respective Guaranteed Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 29, afford grounds for terminating, discharging or relieving any of the Borrowers or the Guarantors, in whole or in part, from any of its Guaranteed Obligations hereunder, it being the intention of each of the Guarantors that, so long as any of the Obligations hereunder remain unsatisfied, the Guaranteed Obligations of such Guarantors under this Section 29 shall not be discharged except by performance and then only to the extent of such performance. The Guaranteed Obligations of each of the Guarantors under this Section 29 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers or the Guarantors or the Lenders or the Agent. The joint and several liability of the Guarantors hereunder shall continue in full force and effect notwithstanding any absorption, merger, consolidation, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrowers or any of the Guarantors or any of the Lenders or the Agent.

               (f) Each Guarantor shall be liable under this Credit Agreement only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this Credit Agreement, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance and fraudulent transfer, and not for any greater amount. Accordingly, if any provisions of this Credit Agreement creating any obligation of any Guarantor in favor of any Lender or the Agent shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantors, the Agent, and the Lenders that any balance of the obligation created by such provision and all other obligations of the Guarantors to the Lenders or the Agent created by other provisions of this Credit Agreement shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Lenders and the Agent from the Guarantors.

               (g) The provisions of this Section 29 are made for the benefit of the Agent and the Lenders and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Guarantors as often as occasion therefor may arise and without requirement on the part of the Agent or the Lenders first to marshal any of their claims or to exercise any of their rights against the Borrowers or any other Guarantors or to exhaust any remedies available to them against the Borrowers or any other Guarantors or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this Section 29 shall remain in effect until all of the Guaranteed Obligations shall have been paid in full or otherwise fully satisfied and the Revolving Credit Commitments have expired. If at any time, any payment, or any part thereof, made in respect of any of the Guaranteed Obligations, is rescinded or must otherwise be restored or returned by the Lenders, or the Agent upon the insolvency, bankruptcy or reorganization of the Borrowers or any of the Guarantors, or otherwise, the provisions of this Section 29 will forthwith be reinstated in effect, as though such payment had not been made.

          29.9 New Guarantors. In the event that, after the Closing Date, any of the Borrowers or any Guarantor acquires or initiates the incorporation or organization of a new Domestic Subsidiary of the Borrowers, such Domestic Subsidiary shall concurrently with such event or as soon as practicable thereafter execute and deliver to the Agent an instrument of joinder and accession, in form and substance satisfactory to the Agent and the Lenders, pursuant to which such newlycreated or acquired Domestic Subsidiary shall join this Credit Agreement, and shall accede to all of the rights and obligations of a Guarantor hereunder and thereunder, and, pursuant thereto shall, among other things, guaranty the complete payment and performance of the Guaranteed Obligations and make the waivers set forth herein (including, without limitation, those set forth in Section 29.6 hereof), provided that no consent to such guarantee by the shareholders of such Domestic Subsidiary other than any Borrower or Guarantor (such consent referred to herein as "Minority Shareholder Consent") that has not been obtained is required and, provided further, such Minority Shareholder Consent has not been obtained by the Borrowers after reasonable efforts. Further, such Domestic Subsidiary shall grant to the Agent for the benefit of the Lenders a security interest in substantially all of its assets to secure its obligations under this Guaranty (including, without limitation, the granting of mortgages on such Guarantor's Real Estate to the extent required under Section 10.13), and shall execute and/or deliver to the Agent such other documentation as the Agent may reasonably request in furtherance of the intent of this
Section 29.9, including, without limitation, documentation of the type required to be supplied by the initial Guarantors as a condition precedent to the initial Loans made hereunder pursuant to Section 13 hereof.

                              30.  SEVERABILITY.

          The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                            31.  WITHHOLDING TAXES.

          The Borrowers hereby agree that:

          (a) Any and all payments made by any of the Borrowers hereunder shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, fees, duties, imposts, deductions, charges or withholdings of any nature whatsoever, excluding, in the case of the Agents or the Lenders or any holder of the Notes or the Bankers' Acceptances, (i) taxes imposed on, or measured by, its net income or profits, (ii) franchise taxes imposed on it, (iii) taxes imposed by any jurisdiction as a direct consequence of it, or any of its affiliates, having a present or former connection with such jurisdiction, including, without limitation, being organized, existing or qualified to do business, doing business or maintaining a permanent establishment or office in such jurisdiction, and (iv) taxes imposed by reason of its failure to comply with any applicable certification, identification, information, documentation or other reporting requirement (all such non-excluded taxes being hereinafter referred to as "Indemnifiable Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Indemnifiable Taxes pursuant to any applicable law, or governmental rule or regulation, then the Borrowers will (1) pay to the relevant taxing authority the full amount required to be so withheld or deducted,
     (2) forward to the Agent for delivery to the applicable Lender an official receipt or other documentation satisfactory to the Agent and the applicable Lender evidencing such payment to such taxing authority, and (3) pay to the Agent for the account of the relevant Lenders or to the Hunter Fronting Bank, as applicable, such additional amount or amounts as is necessary to ensure that the net amount actually received by each relevant Lender will equal the full amount such Lender would have received had no such withholding or deduction (including any Indemnifiable Taxes on such additional amounts) been required; provided that the Borrowers shall not be required to pay the additional amounts described in clause (3) above to the Agent or any Lender if the Agent and/or such Lender has not complied with the requirements set forth in
     Section 7.3.4 of this Credit Agreement. Moreover, if any Indemnifiable Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender by reason of the Borrowers' failure to properly deduct and withhold such Indemnifiable Taxes from such payment, the Agent or such Lender may pay such Indemnifiable Taxes and the Borrowers will promptly pay all such additional amounts (including any penalties, interest or reasonable expenses) as is necessary in order that the net amount received by such Person after the payment of such Indemnifiable Taxes (including any Indemnifiable Taxes on such additional amount) shall equal the amount such Person would have received had not such Indemnifiable Taxes been asserted. Any such payment shall be made promptly after the receipt by the Borrowers from the Agent or such Lender, as the case may be, of a written statement setting forth in reasonable detail the amount of the Indemnifiable Taxes and the basis of the claim.

          (b) The Borrowers shall pay any present or future stamp or documentary taxes or any other excise or any other similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

          (c) The Borrowers hereby indemnify and hold harmless the Agent and each Lender for the full amount of Indemnifiable Taxes or Other Taxes (including, without limitation, any Indemnifiable Taxes or Other Taxes imposed on amounts payable under this Section 31) paid by the Agent or such Lender, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, by reason of the Borrowers' failure to properly deduct and withhold Indemnifiable Taxes pursuant to paragraph (a) above or to properly pay Other Taxes pursuant to paragraph (b) above; provided that the Borrowers shall not be required to indemnify and hold harmless the

     Agent or any Lender for any Indemnifiable Taxes to the extent such Indemnifiable Taxes are imposed on the Agent or any Lender as a result of the Agent's and/or such Lender's failure to comply with the requirements set forth in Section 7.3.4 of this Credit Agreement. Any indemnification payment from the Borrowers under the preceding sentence shall be made promptly after receipt by the Borrowers from the Agent or Lender of a written statement setting forth in reasonable detail the amount of such Indemnifiable Taxes or such Other Taxes, as the case may be, and the basis of the claim, together with copies of official receipts of other documentation evidencing the payment of such Indemnification Taxes, as the case may be.

          (d) If the Borrowers pay any amount under this Section 31 to the Agent or any Lender and such payee knowingly receives a refund of any taxes with respect to which such amount was paid, the Agent or such Lender, as the case may be, shall pay to the Borrowers the amount of such refund promptly following the receipt thereof by such payee.

          (e) In the event any taxing authority notifies any of the Borrowers that any of them has improperly failed to deduct or withhold any taxes (other than Indemnifiable Taxes) from a payment made hereunder to the Agent or any Lender, the Borrowers shall timely and fully pay such taxes to such taxing authority.

          (f) The Agent or the Lenders shall, upon the request of the Borrowers, take reasonable measures to avoid or mitigate the amount of Indemnifiable Taxes required to be deducted or withheld from any payment made hereunder if such measures reasonably can be taken without such Person in its reasonable judgment suffering any legal, regulatory or economic disadvantage.

          (g) Without prejudice to the survival of any other agreement of the parties hereunder, the agreements and obligations of the Borrowers contained in this Section 31 shall survive the payment in full of the Obligations.

          32.  JOINT AND SEVERAL LIABILITY; LIMITATION OF LIABILITY.

          (a) Notwithstanding anything herein to the contrary, each of the Domestic Borrowers covenants and agrees that all Obligations with respect to all Loans, Reimbursement Obligations and any other Obligations payable to the Agent or any of the Lenders shall constitute the joint and several obligation of such Borrower. Each of the Domestic Borrowers, to the fullest extent permitted by applicable law, is accepting joint and several liability for the Obligations of the Borrowers hereunder and under the other Loan Documents in consideration of the financial accommodation to be provided by the Agent and the Lenders under this Credit Agreement, for the mutual benefit, directly or indirectly, of each of the Domestic Borrowers and in consideration of the undertakings of each other Domestic Borrower to accept the joint and several liability for the Obligations of the Borrowers, and hereby accepts such joint and several liability on the same terms, mutatis mutandis, as provided in Section 29.8.

          (b) Notwithstanding anything herein to the contrary, Hunter shall have no liability for any Obligations other than obligations with respect to the Hunter Revolver Loans and Bankers' Acceptances.

                          33.  PARI PASSU TREATMENT.

          (a) Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Lenders, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Lender (including its Letter of Credit Participations and any Reimbursement Obligations owing to it and including any Bankers' Acceptances) divided by the aggregate outstanding principal amount of all Obligations (including any Obligations not then due and payable).

          (b) Following the occurrence and during the continuance of any Event of Default, each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim (pursuant to Section 15 or otherwise), including a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, Bankers' Acceptances and other Obligations held by it as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes and Obligations held by such other Lender, so that the aggregate unpaid principal amount of the Notes, Obligations and participations in Notes and Obligations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Obligations then outstanding as the principal amount of the Notes and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
     Section 33 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.

          (c) Following the occurrence and during the continuance of any Event of Default, each Lender agrees that it shall be deemed to have, automatically upon the occurrence of such Event of Default, purchased from each other Lender a participation in the risk associated with the Notes and Obligations held by such other Lender, so that the aggregate principal amount of the Notes and Obligations held by each Lender divided by the aggregate principal amount of all of the Notes and Obligations then outstanding shall be equal to such Lender's Overall Percentage as at the date of such Event of Default. Upon demand by the Agent, made at the request of the Majority Lenders, each Lender that has purchased such participation shall pay the amount of such participation to one or more Lender(s) whose outstanding Loans and Letter of Credit Participations exceed their respective Overall Percentages as at such date.

          (d) The Domestic Borrowers expressly consent to the foregoing arrangements and agree that any Person holding such a participation in the Notes and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by any Domestic Borrower to such Person as fully as if such Person had made a Loan directly to such Domestic Borrower in the amount of such participation.

                    Section 34.  TRANSITIONAL ARRANGEMENTS.

           Section 34.1 Fourth Restated Credit Agreement Superseded. This Credit Agreement shall supersede the Fourth Restated Credit Agreement in its entirety, except as provided in this Section 34. On the Closing Date, the rights and obligations of the parties under the Fourth Restated Credit Agreement and the "Notes" and "Swing Line Note" as defined therein shall be subsumed within and be governed by this Credit Agreement and the Notes; provided, however, that each of the "Revolving Credit Loans" (as defined in the Fourth Restated Credit Agreement) outstanding under the Fourth Restated Credit Agreement on the Closing Date shall, for purposes of this Credit Agreement, be included as Revolving Credit Loans (as defined herein) and each of the "Letters of Credit" (as defined in the Fourth Restated Credit Agreement) outstanding under the Fourth Restated Credit Agreement on the Closing Date shall be Letters of Credit (as defined herein). The rights and obligations of each Lender under the Fourth Restated Credit Agreement in respect of its "Commitment Percentage" and "Domestic Revolver Commitment" under the Fourth Restated Credit Agreement (as such "Commitment Percentage" and "Domestic Revolver Commitment" are set forth on Schedule 1 thereto) shall be replaced with such Lender's rights and obligations in respect of its Commitment Percentage and Revolving Credit Commitment hereunder (as such Commitment Percentages and Revolving Credit Commitments are set forth on
Schedule 1 hereto), and the Lenders with Revolving Credit Commitments hereunder shall make any appropriate adjustments among themselves to effect such reallocations.

          Section 34.2 Return and Cancellation of Notes. Upon its receipt of the Notes to be delivered hereunder on the Closing Date, each Bank will promptly return to the Borrowers, marked "Exchanged" or "Cancelled", as applicable, the Notes and Swing Line Note of the Borrowers held by such Bank pursuant to the Fourth Restated Credit Agreement, if any.

          Section 34.3 Interest and Fees Under Superseded Agreement. All interest and all commitment and other fees and expenses owing or accruing under or in respect of the Fourth Restated Credit Agreement shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date.

          IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.


                                        RUSSELL-STANLEY HOLDINGS, INC.

                                        By: /s/ Daniel W. Miller
                                           --------------------------------
                                                Name:  Daniel W. Miller
                                                Title: Executive Vice
                                                       President and Chief
                                                       Financial Officer


                                        RUSSELL-STANLEY CORP. (successor by
                                        merger to Vestar/R-S Holdings
                                        Corporation)

                                        By: /s/ Daniel W. Miller
                                           --------------------------------
                                                Name:  Daniel W. Miller
                                                Title: Executive Vice
                                                       President and Chief
                                                       Financial Officer


                                        RUSSELL-STANLEY, INC. (f/k/a
                                        Russell-Stanley Midwest, Inc.,
                                        successor by merger to
                                        Russell-Stanley West, Inc.,
                                        Russell-Stanley Southwest, Inc. and
                                        R-S Southwest Realty, Inc.)

                                        By: /s/ Daniel W. Miller
                                           --------------------------------
                                                Name:  Daniel W. Miller
                                                Title: Executive Vice
                                                       President and Chief
                                                       Financial Officer

                                        RSLPCO, INC.

                                        By: /s/ Daniel W. Miller
                                           --------------------------------
                                                Name:  Daniel W. Miller
                                                Title:  Executive Vice
                                                       President and Chief
                                                       Financial Officer


                                        RUSSELL-STANLEY, L.P.

                                        By:   Russell-Stanley, Inc., its
                                              General Partner

                                              By: /s/ Daniel W. Miller
                                           --------------------------------
                                                Name:  Daniel W. Miller
                                                Title: Executive Vice
                                                       President and Chief
                                                       Financial Officer


                                        CONTAINER MANAGEMENT SERVICES, INC.
                                        (successor by merger to CMS
                                        Acquisition, Inc.)

                                        By: /s/ Daniel W. Miller
                                           --------------------------------
                                                Name:  Daniel W. Miller
                                                Title: Executive Vice
                                                       President and Chief
                                                       Financial Officer


                                        HUNTER DRUMS LIMITED (successor by
                                        amalgamation of HDL Acquisition,
                                        Inc.)

                                        By: /s/ Daniel W. Miller
                                           --------------------------------
                                                Name:  Daniel W. Miller
                                                Title: Executive Vice
                                                       President and Chief
                                                       Financial Officer

                                        NEW ENGLAND CONTAINER CO., INC.

                                        By: /s/ Daniel W. Miller
                                           --------------------------------
                                                Name:  Daniel W. Miller
                                                Title: Executive Vice
                                                       President and Chief
                                                       Financial Officer


                                        BANKBOSTON, N.A. (f/k/a The First
                                        National Bank of Boston),
                                        individually and as Agent


                                        By: /s/ Mark J. Forti
                                           --------------------------------
                                                Name:  Mark J. Forti
                                                Title: Vice President


                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                        individually and as Syndication Agent

                                        By: /s/ Stephen B. King
                                           --------------------------------
                                                Name:  Stephen B. King
                                                Title: Authorized Signatory


                                        NEW YORK LIFE INSURANCE COMPANY

                                        By: /s/ Steven M. Benevento
                                           --------------------------------
                                                Name:  Steven M. Benevento
                                                Title: Director


                                        NEW YORK LIFE INSURANCE AND ANNUITY
                                        CORPORATION

                                        By:   NEW YORK LIFE INSURANCE
                                             COMPANY

                                        By:  /s/ Steven M. Benevento
                                           --------------------------------
                                                Name:  Steven M. Benevento
                                                Title: Director

                                        ALLSTATE LIFE INSURANCE COMPANY

                                        By: /s/ Patricia W. Wilson
                                           --------------------------------
                                                Name:  Patricia W. Wilson
                                                Title: Authorized Signatory


                                        By: /s/ Daniel C. Leimbach
                                           --------------------------------
                                                Name:  Daniel C. Leimbach
                                                Title: Authorized Signatory


                                        COMERICA BANK

                                        By: /s/ Kimberly S. Kersten
                                           --------------------------------
                                                Name:  Kimberly S. Kersten
                                                Title: Vice President


                                        SUMMIT BANK

                                        By: /s/ Seiji P. Nakamura
                                           --------------------------------
                                                Name:  Seiji P. Nakamura
                                                Title: Assistant Vice
                                                       President Summit Bank


                                        THE BANK OF NOVA SCOTIA

                                        By: /s/ Stephen Lockhart
                                           --------------------------------
                                                Name:  Stephen Lockhart
                                                Title: Vice President


                                        BHF-BANK AKTIENGESELLSCHAFT

                                        By: /s/ Hans J. Scholz
                                           --------------------------------
                                                Name:  Hans J. Scholz
                                                Title: Assistant Vice
                                                       President

                                        By: /s/ Anthony Heyman
                                           --------------------------------
                                                Name:  Anthony Heyman
                                                Title: Assistant Vice
                                                       President

                                        THE FIRST NATIONAL BANK OF MARYLAND,
                                        a division of FNB Bank

                                        By: /s/ John C. Acker
                                           --------------------------------
                                                Name:  John C. Acker
                                                Title:  Vice President